Exhibit 10.3

EXECUTION COPY

PURCHASE AGREEMENT AND

AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 21, 2006

BY AND

AMONG

CORPORATE OFFICE PROPERTIES TRUST,

CORPORATE OFFICE PROPERTIES, L.P.,

W&M BUSINESS TRUST,

AND

NOTTINGHAM VILLAGE, INC.

7.07.	Escrow and Indemnification	50
7.08.	Intentionally Deleted	55
7.09.	Transfer Taxes	55
7.10.	Additional Acknowledgement #2	55
7.11.	Lender’s Approval	55
7.12.	Termination of Management Agreements	56
7.13.	Short Term Loan	56
7.14.	Tenant Improvements	56
7.15.	Sewer System Escrow	57

ARTICLE VIII. ADDITIONAL AGREEMENTS		57

8.01.	Inspection of the Target Properties	57
8.02.	Prepayment of Indebtedness	58
8.03.	Acquisition of Joint Venture Interests; Disposal of Properties	58
8.04.	Prorations and Adjustments	58
8.05.	Articles Supplementary	61
8.06.	Intellectual Property	61
8.07.	COBRA Agreements	61
8.08.	Certain Agreements	61
8.09.	Reciprocal Release	62
8.10.	Lockbox	62
8.11.	Final Tax Returns	62
8.12.	Insurance Proceeds	62
8.13.	Satisfaction of Dollenberg Retirement Obligations	62

ARTICLE IX. CONDITIONS TO CONSUMMATION OF THE TRANSACTION AND CLOSING DELIVERIES		62

9.01.	Conditions to the Obligations of Each Party	62
9.02.	Conditions to the Obligations of Acquiror, Acquiror OP and Merger Subsidiary	63
9.03.	Conditions to the Obligations of Target	64
9.04.	Deliveries by Target	65
9.05.	Deliveries by Acquiror	67

ARTICLE X. TERMINATION		67

10.01.	Termination	67
10.02.	Effect of Termination	69
10.03.	Fees and Expenses	69

ARTICLE XI. GENERAL PROVISIONS		70

11.01.	Survival of Representations and Warranties	70
11.02.	Notices	70
11.03.	Severability	71
11.04.	Amendment	72

11.05.	Entire Agreement; Assignment	72
11.06.	Parties in Interest	72
11.07.	Specific Performance	72
11.08.	Governing Law	73
11.09.	Waiver of Jury Trial	73
11.10.	Headings	73
11.11.	Counterparts	73
11.12.	Mutual Drafting	73
11.13.	Time is of the Essence	73

SCHEDULES AND EXHIBITS

Schedule 1.	Purchase Properties	S-1-1

Schedule 2.	Merger Properties	S-2-1

Schedule 3.	Retail Properties	S-3-1

Schedule 4.	NPI Exchange Properties	S-4-1

Schedule 5.	Assumed Loans	S-5-1

Exhibit A.	Articles Supplementary	A-1

Exhibit B.	Registration Rights Agreement	B-1

Exhibit C.	Articles of Merger	C-1

Exhibit D.	Wachovia Release	D-1

Exhibit E.	License Agreement	E-1

Exhibit F.	Notice to Tenants	F-1

Exhibit G.	FIRPTA Affidavit	G-1

Exhibit H.	Legal Opinions of Gordon Feinblatt	H-1
H-2

Exhibit I.	Affidavits for Anchor Title Company	I-1
I-2
I-3
I-4

Exhibit J.	Tenant Estoppel Certificate	J-1

Exhibit K.	Reciprocal Release	K-1

Exhibit L.	First Amendment to Retirement Agreement	L-1

Exhibit M.	Legal Opinion of DLA Piper US LLP	M-1

Exhibit N.	Acknowledgement of P. Douglas Dollenberg	N-1

Exhibit O.	Additional Acknowledgement #1 of P. Douglas Dollenberg	O-1

Exhibit P.	Additional Acknowledgement #2 of P. Douglas Dollenberg	P-1

TARGET DISCLOSURE LETTER

Section 5.01(b)	Acquisitions
Section 6.02(a)(ii)	Target Subsidiaries
Section 6.02(a)(iv)	Target Voting Securities
Section 6.02(a)(vi)	Additional Target Subsidiary Information
Section 6.02(b)(i)	Target Stockholders
Section 6.02(b)(ii)	Debt Instruments
Section 6.02(b)(iv)	Voting Agreements
Section 6.02(d)(i)	Conflicts
Section 6.02(d)(ii)	Consents and Filings
Section 6.02(e)	Permits
Section 6.02(f)	Litigation
Section 6.02(g)(iii)	Tenant Improvements and Properties under Construction and Acquisition
Section 6.02(g)(iv)	Violations of Law
Section 6.02(g)(v)	Purchase Options
Section 6.02(g)(vi)	Restrictions on Transfer
Section 6.02(g)(viii)	Condemnation Proceedings
Section 6.02(g)(x)	Rent Roll; Delinquency Report; Violations
Section 6.02(g)(xii)	Invalid Leases; Intention to Vacate
Section 6.02(g)(xiii)	Tenant Claims against Rent
Section 6.02(g)(xiv)	Defaults
Section 6.02(g)(xv)	Tenant Insolvency
Section 6.02(g)(xvii)	Commitments; Commissions
Section 6.02(g)(xix)	Letters of Credit
Section 6.02(g)(xx)	Additional Notices
Section 6.02(i)(ii)	Tax Assessments; Audited Tax Returns
Section 6.02(i)(iv)	“S corporation” Election
Section 6.02(i)(vi)	Built-in Gains
Section 6.02(i)(viii)	Excluded Tax Assets
Section 6.02(i)(xvi)	Tax Basis of Acquired Assets
Section 6.02(i)(xviii)	Tax Basis of Certain NPI Properties
Section 6.02(j)	Environmental Matters
Section 6.02(k)	Scheduled Contracts
Section 6.02(l)	Insurance Policies; Cancellation of Policies; Claims
Section 6.02(l)(i)	Insurance Loss Runs
Section 6.02(m)	Related Party Transactions
Section 6.02(o)(ii)	Employee Benefit Plans; Deferred Compensation Plans and Obligations
Section 6.02(q)	Personal Property
Section 7.09(a)	Acquiror Transfer Taxes
Section 7.09(b)	Joint Transfer Taxes
Section 7.09(c)	Target Transfer Taxes
Section 7.11	Office Assumed Loan Documents

Section 7.12	Property Management Agreements
Section 8.02	Existing Indebtedness; Properties Securing Existing Indebtedness
Section 8.04(iii)	Letters of Credit Posted as Security Deposits
Section 9.02(f)	Tenant Estoppels
Section 9.02(h)	Corporate Dissolutions
Section 9.02(j)	Officers Life Insurance Loans
Section 9.04(n)	Estoppels from Community Associations

PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER, dated as of December 21, 2006 (this “Agreement”), among Corporate Office Properties Trust, a Maryland real estate investment trust (“Acquiror”), Corporate Office Properties, L.P., a Delaware limited partnership (“Acquiror OP”), W&M Business Trust, a Maryland business trust (“Merger Subsidiary”), and Nottingham Village, Inc. (“Target”), a Maryland corporation.

RECITALS

WHEREAS, Nottingham Properties, Inc., a Maryland corporation (“NPI”) owns, through one or more subsidiaries, the commercial office properties and the appurtenances thereto and the partnership and membership interests listed on Schedule 1 hereto (the “Purchase Properties”) and Target will own, immediately prior to the Closing Date, the commercial office properties and tracts of land listed on Schedule 2 hereto and the appurtenances thereto through one or more subsidiaries (the “Merger Properties,”);

WHEREAS, Acquiror OP desires to purchase and NPI desires to sell the percentage of ownership interests in the entities owning the Purchase Properties as more particularly set forth on Schedule 1 hereto;

WHEREAS, prior to the Merger, Target intends to dispose of certain residential and other non-office properties, related entities assets and contracts to the Liquidating Trust or to third parties;

WHEREAS, one (1) day following the Merger, the Surviving Entity shall dispose of the ownership interests in the entities (the “Retail Entities”) owning the retail properties listed on Schedule 3 hereto (the “Retail Properties”) by consummating an exchange under Section 1031 of the Code (the “Exchange”) with NPI whereby the Surviving Entity will exchange the ownership interests in the Retail Entities for the ownership interests in the entities (the “NPI Exchange Entities”) owning those properties listed on Schedule 4 hereto (the “NPI Exchange Properties”);

WHEREAS, the Board of Trustees of Acquiror and the Board of Directors of Target have each adopted a resolution declaring that the merger of Target with and into Merger Subsidiary (the “Merger”), with Merger Subsidiary continuing as the surviving entity in the Merger in accordance with the MGCL, is advisable and have approved this Agreement;

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute, and is hereby adopted as, a plan of reorganization;

WHEREAS, Acquiror, Acquiror OP, Merger Subsidiary and Target desire to make certain representations, warranties and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.
CERTAIN DEFINITIONS

1.01.       Certain Definitions.

The following terms are used in this Agreement with the meanings set forth below:

“Acquiror” has the meaning set forth in the preamble to this Agreement.

“Acquiror Bylaws” means the bylaws of Acquiror.

“Acquiror Common Shares” means common shares of beneficial interest, $.01 par value per share, of Acquiror.

“Acquiror Convertible Preferred Shares” means the 5.6% convertible Acquiror Preferred Shares, $50.00 liquidation preference per share, of Acquiror, with such terms as are set forth in the Articles Supplementary.

“Acquiror Declaration of Trust” means the declaration of trust of Acquiror.

“Acquiror Material Adverse Effect” means any event, circumstance, change or effect that adversely affects the financial condition or results of operations of Acquiror in an amount in excess of $100,000,000, that was not reasonably foreseeable at the date of this Agreement; provided, however, that none of the following shall be deemed to constitute or shall be taken into account in determining whether there has been an “Acquiror Material Adverse Effect”:  (i) any event, circumstance, change or effect arising out of or attributable to (A) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (B) the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (C) any changes in general economic, legal, regulatory or political conditions in the geographic regions in which Acquiror operates, (D) earthquakes, hurricanes or other natural disasters, and (E) changes in Law or GAAP or (ii) any existing event, circumstance, change or effect with respect to which Target has knowledge as of the date hereof.

“Acquiror OP” has the meaning set forth in the preamble to this Agreement.

“Acquiror Preferred Shares” means preferred shares of beneficial interest, $.01 par value per share, of Acquiror.

“Acquiror SEC Documents” has the meaning set forth in Section 6.04(b).

“Acquiror Shares” means the Acquiror Common Shares and Acquiror Preferred Shares, collectively.

“Acquiror Subsidiary” or “Acquiror Subsidiaries” means a Subsidiary or Subsidiaries of Acquiror.

“Acquisition Agreement” means the Acquisition Agreement dated August 17, 2005 by and between Honeygo Run Reclamation Center, Inc. and Target.

“Acquisition Proposal” has the meaning set forth in Section 7.04(a).

“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation as to which written notice has been provided to the applicable party.

“Additional Escrow Shares” has the meaning set forth in Section 4.05(b).

“Additional Share Escrow Agreement” means the escrow agreement among the Share Escrow Agent, Acquiror, Acquiror OP, Merger Subsidiary and Stockholders’ Agent with respect to the Additional Escrow Shares.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Closing Adjustments” has the meaning set forth in Section 4.01(a).

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 11.04.

“Applicable Date” has the meaning set forth in Section 6.04(b).

“Applicable Permits” has the meaning set forth in Section 6.02(e).

“Articles of Merger” has the meaning set forth in Section 3.02(b).

“Articles Supplementary” means the Articles Supplementary to the Acquiror Declaration of Trust setting forth the terms of the Acquiror Convertible Preferred Shares, in the form attached hereto as Exhibit A.

“Assumed Loans” means the loans listed in Schedule 5 hereto.

“Assumption Fees” has the meaning set forth in Section 7.11(b).

“Blue Sky Laws” means the state securities laws of the several States.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maryland are authorized or obligated to close.

“Calculation Price” means the average closing price on the NYSE of the Acquiror Common Shares over a period of twenty (20) trading days, ending on the tenth (10th) trading day prior to the Closing Date; provided, however, that such price shall equal a minimum of $43.00 per share and a maximum of $49.00 per share.

“Cash Escrow Agent” means Anchor Title Company.

“Cash Escrow Agreement” means the escrow agreement among the Cash Escrow Agent, Acquiror, Acquiror OP, Merger Subsidiary and Target with respect to investment and payment of the Deposit.

“Certificate” or “Certificates” has the meaning set forth in Section 4.02(a).

“Change in Recommendation” has the meaning set forth in Section 7.04(f).

“Claims Notice” has the meaning set forth in Section 7.07(d).

“Closing” and “Closing Date” have the meanings set forth in Section 3.02(a).

“Closing Adjustments” has the meaning set forth in Section 8.04.

“Closing Adjustment Amount” has the meaning set forth in Section 8.04.

“Closing Adjustment Time” has the meaning set forth in Section 8.04.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share Consideration” means the Common Share Consideration Amount divided by the Calculation Price (i.e., the amount of Acquiror Common Shares issued at Closing).

“Common Share Consideration Amount” means the Merger Consideration Amount minus the Preferred Share Consideration Amount.

“Confidentiality Agreement” has the meaning set forth in Section 7.03(b).

“Damages” has the meaning set forth in Section 7.07(b)(i).

“Debt Balance” means the balance due under all indebtedness of Target, Target Subsidiaries and Retail Entities at the Effective Time, including but not limited to accrued but unpaid interest, and incurred but unpaid prepayment premiums.  The Debt

Balance does not include the Exchange Properties Indebtedness, as this shall be an obligation of NPI at the Effective Time.

“Deposit” has the meaning set forth in Section 4.04.

“Dollenberg Retirement Obligations” means any outstanding obligations to make payments to P. Douglas Dollenberg pursuant to Sections 3(iii), 4 and 8(i) of the Retirement Agreement dated January 1, 2005 by and among P. Douglas Dollenberg, Target and NPI, as amended.

“Effective Date” means the day of the Effective Time.

“Effective Time” has the meaning set forth in Section 3.02(b).

“Environment” has the meaning set forth in Section 6.04(f).

“Environmental Laws” means any United Stated federal, state or local Laws in existence on the date hereof relating to the presence or release of Hazardous Substances or protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person who, together with Target or the Surviving Entity, as appropriate in the context, is or has been treated as a single employer under Section 414 of the Code, and the regulations thereunder.

“Escrow Fund” has the meaning set forth in Section 7.07(a).

“Escrow Period” has the meaning set forth in Section 7.07(c).

“Escrow Shares” has the meaning set forth in Section 4.05(a).

“Exchange” has the meaning set forth in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” means the exchange agreement to be entered into by and between NPI and Surviving Entity on the day after the Closing pursuant to which the ownership interests in the Retail Entities will be exchanged for the ownership interests in the NPI Exchange Entities.

“Exchange Properties Indebtedness” has the meaning set forth in the Exchange Agreement.

“Existing Indebtedness” means the Existing Office Indebtedness and the Existing Retail Indebtedness.

“Existing Office Indebtedness” means the loans incurred by the entities set forth in Section 8.02 of the Target Disclosure Letter, secured by deeds of trust on the properties owned by such entities, having an aggregate balance as of December 1, 2006 of approximately Fifty-Seven Million Five Hundred Sixty-Four Thousand One Hundred Thirty-One Dollars ($57,564,131).  Target shall use a portion of the proceeds of the Short Term Loan to prepay the Existing Office Indebtedness prior to Closing.

“Existing Retail Indebtedness” means the loans secured by deeds of trust on the properties owned by White Marsh Plaza Business Trust and The Avenue at White Marsh Business Trust, having an aggregate balance as of December 1, 2006 of approximately Twenty-Nine Million One Hundred Forty-Six Thousand Three Hundred Ninety-Eight Dollars ($29,146,398).  Acquiror shall not be directly or indirectly liable for the Existing Retail Indebtedness upon or after the closing of the Exchange, except to the extent set forth in Section 6.02(k) of the Target Disclosure Letter.

“Former Superior Proposal” has the meaning set forth in Section 7.04(e).

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or agency.

“Gross Value” means the sum of $303,422,124 (which is equal to $362,500,000 less the gross purchase price of $59,077,876 payable for the ownership interests in the NPI Entities).

“Hazardous Materials” means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder:  the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, friable asbestos and radon; and (iv) any chemicals, materials, substances or wastes which are defined as or included in the definition of “hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any applicable Environmental Law; and (v) any substance, material, or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Indemnified Person” or “Indemnified Persons” have the meaning set forth in Section 7.07(b)(i).

“Indemnity Threshold” has the meaning set forth in Section 7.07(b)(iii).

“Inspection Period” has the meaning set forth in Section 8.01(b).

“Intellectual Property” means all intellectual property owned or used by Target and the Target Subsidiaries, including patents (including any continuations, divisionals, continuations-in-part, renewals and reissues), trademarks, trade names, service marks, logos, domain names and other indicators of source or origin, database rights, copyrights, mask works, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and all other intellectual property or proprietary rights, together with all goodwill symbolized by any of the foregoing, registrations and applications for the foregoing, and rights to sue for past infringement thereof.

“IRS” means the Internal Revenue Service.

“knowledge of Acquiror” or “to Acquiror’s knowledge” means the actual knowledge of Randall M. Griffin or Roger A. Waesche, Jr.

“knowledge of Target” or “to Target’s knowledge” means the actual knowledge of J. Joseph Credit, Steven Endres or Peter Teeling.

“Law” has the meaning set forth in Section 6.02(d)(i).

“Leasing Commissions” means any commissions due and payable on the Target Properties Leases to third parties and not to Affiliates of Target.

“Lender’s Approval” has the meaning set forth in Section 7.11(b).

“License Agreement” has the meaning set forth in Section 8.06.

“Liens” means any charge, mortgage, pledge, security interest, restriction, Claim, lien or encumbrance.

“Liquidating Trust” means NVI Liquidating Trust, a Maryland business trust.

“Liquidation Preference” means $50.00 per Acquiror Convertible Preferred Share.

“Loan Escrows” has the meaning set forth in Section 4.01(a).

“Loan Documents” has the meaning set forth in Section 7.11(a).

“Loans” means any loan, loan agreement, note, borrowing arrangement or extension of credit, including, without limitation, letters of credit, leases, credit enhancements, guarantees and similar interest-bearing assets, as well as commitments to extend any of the same.

“Merger” has the meaning set forth in Section 3.01(a).

“Merger Closing Properties” means the Merger Properties and the Retail Properties.

“Merger Closing Properties Leases” means the leases applicable to the Merger Closing Properties.

“Merger Consideration” has the meaning set forth in Section 4.01(a).

“Merger Consideration Amount” has the meaning set forth in Section 4.01(a).

“Merger Properties” has the meaning set forth in the preamble to this Agreement.

“Merger Properties Leases” means the leases in effect as of the date hereof with tenants of the Merger Properties and all written amendments, modifications and supplements thereto.

“Merger Subsidiary” has the meaning set forth in the preamble to this Agreement.

“Merger Subsidiary Common Shares” means the common shares of beneficial interest, $0.01 par value per share, of Merger Subsidiary.

“MGCL” means the Maryland General Corporation Law.

“Non-Target Properties Letters of Credit” has the meaning set forth in Section 6.02(g)(xix).

“NPI” has the meaning set forth in the preamble to this Agreement.

“NPI Entities” means, collectively, one hundred percent (100%) of the ownership interests in 37 Allegheny Business Trust, Philadelphia Road Operating Company, LLC, 9020 Mendenhall, LLC, Woods Investors, LLC, Rivers Center III Investors LLC and White Marsh Hi-Tech 2 Business Trust, fifty percent (50%) of the ownership interests in Campbell Corporate Center I Limited Partnership, forty-three and seven-tenths percent (43.7%) in Nottingham Associates Limited Partnership and sixty percent (60%) in Sandpiper Limited Partnership.

“NPI Exchange Entities” has the meaning set forth in the preamble to this Agreement.

“NPI Exchange Properties” has the meaning set forth in the preamble to this Agreement.

“NPI Exchange Properties Leases” means all leases in effect as of the date hereof with tenants of the NPI Exchange Properties and all written amendments, modifications and supplements thereto.

“NYSE” means the New York Stock Exchange, Inc.

“Office Assumed Loan Documents” means the documents evidencing and relating to the Office Assumed Loans.

“Office Assumed Loans” means the Assumed Loans, the loans to be assumed by Acquiror OP under the PSA (Woods and Rivers Center III) and the loan made to Tyler Ridge I.

“Outside Date” has the meaning set forth in Section 10.01(b)(ii).

“Payment Fund” has the meaning set forth in Section 4.02(a).

“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith; (ii) inchoate mechanics’ and materialmen’s Liens for construction in progress; (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Target or any of the Target Subsidiaries; (iv) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon; (v) with respect to real property, any title exception disclosed in title insurance policy with respect to any Target Property (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Target Disclosure Letter) and any other Lien that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (vi) reciprocal easement agreements; (vii) matters that would be disclosed on current title reports or surveys and/or (viii) Liens or restrictions arising pursuant to the Target Properties Leases.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Potential Acquiror” has the meaning set forth in Section 7.04(d).

“Preferred Share Consideration” means the number of Acquiror Convertible Preferred Shares designated by Target to Acquiror at least five (5) Business Days prior to the Closing; provided, however, the number of Acquiror Convertible Preferred Shares shall not exceed the sum of (i) 2,830,000 plus (ii) seventy percent (70%) of the Aggregate Closing Adjustments divided by the Liquidation Preference.

“Preferred Share Consideration Amount” means the Preferred Share Consideration multiplied by the Liquidation Preference.

“Pre-LOI Leases” the Target Properties Leases signed on or prior to September 6, 2006.

“Pre-LOI Leasing Commissions” means any commissions due and payable on Pre-LOI Leases but excluding commissions due with respect to future renewals or extensions of Pre-LOI Leases.

“Pre-LOI TI Work” has the meaning set forth in Section 7.14.

“Proxy Statement” means the proxy statement to be provided to the Target Stockholders in connection with the Target Stockholders Meeting.

“Purchase and Sale” has the meaning set forth in Section 2.01.

“Purchase Price” has the meaning set forth in Section 2.02.

“Purchase Properties” has the meaning set forth in the preamble to this Agreement.

“Purchase Properties Leases” means all leases in effect as of the date hereof with tenants of the Purchase Properties and all written amendments, modifications and supplements thereto.

“Rating Agencies” has the meaning set forth in Section 7.11(b).

“Reciprocal Release” has the meaning set forth in Section 9.04(k).

“REIT” means a real estate investment trust within the meaning of Section 856- 860 of the Code.

“Registration Rights Agreement” means the registration rights agreement between Acquiror and the Target Stockholders relating to the filing of the Registration Statement, in substantially the form attached hereto as Exhibit B.

“Registration Statement” means the Acquiror Registration Statement on Form S-3 or other available form registering the resale of the Common Share Consideration and the Acquiror Common Shares issuable upon conversion of the Acquiror Convertible Preferred Shares and any amendments or supplements thereto.

“Release” has the meaning set forth in Section 6.04(f).

“Representative” has the meaning set forth in Section 7.04(b).

“Retail Entities” has the meaning set forth in the preamble to this Agreement.

“Retail Loan Guarantees” has the meaning set forth in Section 7.07(b).

“Retail Properties” has the meaning set forth in the preamble to this Agreement.

“Retail Transaction” means the acquisition of NPI by, or the merger of NPI with, an entity that engages or proposes to engage in retail property acquisitions or ownership.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its stock or other ownership interests.

“Scheduled Contracts” means those service and other contracts which have been entered into by Target or Target Subsidiaries or that will be assigned to Target or Target Subsidiaries prior to Closing, all as set forth in Section 6.02(k) of the Target Disclosure Letter.

“SDAT” has the meaning set forth in Section 3.02(b).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share Escrow Agent” means U.S. Bank National Association.

“Share Escrow Agreement” means the escrow agreement among the Share Escrow Agent, Acquiror, Acquiror OP, Merger Subsidiary and Stockholders’ Agent with respect to the Escrow Shares.

“Shares” means shares of Target Common Stock.

“Short Term Loan” means the loan to be made to Target by Wachovia Bank, N.A. with an outstanding balance not to exceed $83,018,978 as of the Closing, which may be fully prepaid at any time by Acquiror after Closing without any prepayment penalty thereto.  The documents evidencing or securing the Short Term Loan are referred to herein as the “Short Term Loan Documents.”  Of the total proceeds of the Short Term Loan, up to $57,564,131 shall be applied by Target to prepay Existing Office Indebtedness prior to Closing.

“Stockholder Approval” has the meaning set forth in Section 6.02(c)(ii).

“Stockholders’ Agent” shall mean the Liquidating Trust.

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to those terms in Rule l-02 of Regulation S-X promulgated by the SEC.

“Superior Proposal” means a bona fide written proposal (and its most recently amended or modified terms, if amended or modified) made by a Person other than Target or its Affiliates: (A) to consummate an Acquisition Proposal; (B) on terms which the Target Board in good faith concludes (following advice of its financial advisors that such proposal is more favorable to the Target Stockholders, from a financial point of view, and advice of outside counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the identity and nature of the Person making the proposal, would, if consummated, result in a transaction that is more favorable to Target or to the Target Stockholders (in their capacities as stockholders), as the case may be, from a financial point of view, than the transactions contemplated by this Agreement (as the same may be proposed to be amended by Acquiror pursuant to

Section 7.04(e)); and (C) that does not contain any contingency to obtain financing or other funding.

“Superior Proposal Notice” has the meaning set forth in Section 7.04(d).

“Surviving Entity” has the meaning set forth in Section 3.01(a).

“Target” has the meaning set forth in the preamble to this Agreement.

“Target Board” means the Board of Directors of Target.

“Target Bylaws” means the Amended and Restated Bylaws of Target as in effect on the date hereof.

“Target Charter” means the Articles of Incorporation of Target as in effect on the date hereof.

“Target Class A Common Stock” means the Class A Common Stock, $10.00 par value per share, of Target.

“Target Class B Common Stock” means the Class B Common Stock, $1.00 par value per share, of Target.

“Target Common Stock” means the Target Class A Common Stock together with the Target Class B Common Stock.

“Target Disclosure Letter” has the meaning set forth in Section 6.01.

“Target Group” means, collectively, Target, Target Subsidiaries, NPI and the NPI Entities.

“Target Joint Ventures” meanings the Target Properties in which Target or a Target Subsidiary owns less than a 100% equity interest.

“Target Material Adverse Effect” means any event, circumstance, change or effect that adversely affects the financial condition or results of operations of Target and the Target Subsidiaries in an amount in excess of $18,000,000, taken as a whole, that was not reasonably foreseeable at the date hereof; provided, however, that none of the following shall be deemed to constitute or shall be taken into account in determining whether there has been an “Target Material Adverse Effect”:  (i) any event, circumstance, change or effect arising out of or attributable to (A) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (B) the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (C) any changes in general economic, legal, regulatory or political conditions in the geographic regions in which Target and the Target Subsidiaries operate, (D) earthquakes, hurricanes or other natural disasters and (E) changes in Law or GAAP or (ii) any existing event, circumstance, change or effect with respect to which Acquiror has knowledge as of the date hereof.

“Target Material Contracts” means the Target Properties Leases, the Office Assumed Loan Documents, the Short Term Loan Documents, the Scheduled Contracts and the documents evidencing or securing the Existing Indebtedness (it being recognized that the documents evidencing or securing the Existing Office Indebtedness shall be terminated in conjunction with the repayment thereof with the proceeds of the Short Term Loan).

“Target Property” or “Target Properties” means, collectively, the Merger Properties, NPI Exchange Properties and Purchase Properties.

“Target Properties Escrow LCs” has the meaning set forth in Section 6.02(g)(xix).

“Target Properties Leases” means the Purchase Properties Leases collectively with the Merger Properties Leases and the NPI Exchange Properties Leases.

“Target Properties LCs” has the meaning set forth in Section 6.02(g)(xix).

“Target Stockholders” means the holders of the Target Common Stock.

“Target Stockholders Meeting” means a special meeting of the Target Stockholders to consider and vote upon the approval of the Merger, this Agreement and any other matter required to be approved by Target’s stockholders for consummation of the Transaction (including any adjournment or postponement).

“Target Subsidiary” or “Target Subsidiaries” has the meaning set forth in Section 6.02(a)(ii).

“Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Returns” means any return, declaration, report, claim for refund, transfer pricing report or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 10.01.

“Termination Fee” has the meaning set forth in Section 10.03(b).

“Transaction” shall mean the Merger and the Purchase and Sale, collectively, along with any other transaction contemplated by this Agreement.

“Transfer Taxes” shall mean any real property transfer, sales, use, recordation, recording costs, registration and other fees and any similar Taxes together with any related interest, penalties or additions to Tax.

ARTICLE II.
PURCHASE AND SALE OF OWNERSHIP INTERESTS IN NPI ENTITIES

2.01.       Purchase and Sale of the Ownership Interests.

On the Closing Date, Acquiror OP shall purchase from NPI the percentage of ownership interests in the NPI Entities as more particularly set forth on Schedule 1 hereto pursuant to the terms and conditions set forth herein (the “Purchase and Sale”) and pursuant to a purchase and sale agreement by and between NPI and Acquiror OP (the “PSA”).

2.02.       Purchase Price.

The purchase price for the ownership interests in the NPI Entities which Acquiror OP agrees to deliver to NPI, subject to the terms and conditions set forth herein and in the PSA, shall be cash in an amount equal to (a) $59,077,876 (subject to adjustment) reduced by (b) the reductions and adjustments set forth in the PSA (the difference between (a) and (b) being herein referred to as the “Purchase Price”).

ARTICLE III.
THE MERGER

3.01.       The Merger.

(a)           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Target will merge into Merger Subsidiary (the “Merger”), the separate corporate existence of Target shall cease and Merger Subsidiary shall survive and continue to exist as a Maryland business trust and as a wholly owned subsidiary of Acquiror (Merger Subsidiary, as the surviving entity in the Merger, is sometimes referred to herein as the “Surviving Entity”) with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger.

(b)           Name.  The name of the Surviving Entity shall be “W&M Business Trust”.

(c)           Certificate of Trust and Declaration of Trust.  The certificate of trust and declaration of trust of the Merger Subsidiary in effect immediately prior to the Effective Time shall be the certificate of trust and declaration of trust of the Surviving Entity, unless and until duly amended in accordance with applicable Law.

(d)           Trustees and Officers of the Surviving Entity.  The parties hereto shall take all actions necessary so that the trustees of the Surviving Entity immediately after the Merger shall be the trustees of the Merger Subsidiary immediately prior to the Merger.  The parties hereto shall take all actions necessary so that the officers of the Surviving Entity immediately after the Merger shall be the officers of the Merger Subsidiary immediately prior to the Merger.

(e)           Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the MGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Entity, and the Assumed Loans directly or indirectly shall become the debts of the Surviving Entity.

(f)            Additional Actions.  If, at any time after the Effective Time, the Surviving Entity shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of Target acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Target, and its proper officers and directors, shall be deemed to have granted to the Surviving Entity an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Entity and otherwise to carry out the purposes of this Agreement, and the proper officers and trustees of the Surviving Entity are fully authorized in the name of the Surviving Entity or otherwise to take any and all such action.

3.02.       Effective Date and Effective Time; Closing.

(a)           The closing of the Transaction (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the offices of DLA Piper US LLP at 6225 Smith Avenue, Baltimore, Maryland 21209, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”).  At the Closing, there shall be delivered to Acquiror and Target the certificates and other documents required to be delivered under Article IX hereof.  It is the parties’ goal that the Closing Date shall occur no later than December 31, 2006.

(b)           As soon as practicable upon satisfaction or waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), at the closing, the parties shall cause Articles of Merger in the form of Exhibit C hereto (the “Articles of Merger”) to be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) pursuant to the MGCL.  The Merger provided for herein shall become effective at such time as the Articles of Merger have been accepted for record by the SDAT, or such later time (not to exceed 30 days from the date of filing) designated by the parties in the Articles of Merger in accordance with the MGCL; provided, however, that such time shall not be on a date later than the Outside Date (the “Effective Time”).

ARTICLE IV.
MERGER CONSIDERATION; EXCHANGE PROCEDURES

4.01.       Conversion of Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Target Common Stock:

(a)           The aggregate merger consideration payable to holders of Target Common Stock issued and outstanding immediately prior to the Effective Time (expressed as a number of shares) is referred to as the “Merger Consideration”.  The Merger Consideration shall be comprised of the Preferred Share Consideration and the Common Share Consideration.  For example, assume that the Debt Balance were $129,648,266 (comprised of the Existing Retail Indebtedness of $29,146,398, the Short Term Loan of $83,018,978 and the Assumed Loans of $17,482,890), the Closing Adjustment Amount due by Target to Acquiror were $2,000,000 and the Loan Escrows were $1,000,000.  The Merger Consideration Amount would be as follows:

		$303,422,124
Debt Balance		$–129,648,266
Closing Adjustment Amount		$–2,000,000
Loan Escrows	$	+1,000,000
Merger Consideration Amount		$172,773,858

Further, assume that the Preferred Share Consideration were designated by Target to be 2,830,000 Acquiror Convertible Preferred Shares.  The Preferred Share Consideration Amount would therefore be 2,830,000 x $50 = $141,500,000.  The Common Share Consideration Amount would therefore be:

Merger Consideration Amount	$172,773,858
Preferred Share Consideration Amount	$–141,500,000
Common Share Consideration Amount	$31,273,858

If the Calculation Price were $45 per share, the Common Share Consideration would be $31,273,858 ÷ $45 = 694,974.62 Acquiror Common Shares.

“Merger Consideration Amount” means (i) the excess of the Gross Value over the Debt Balance, (ii) increased by any Closing Adjustment Amount owed by Acquiror to Target pursuant to Section 8.04, if applicable, or decreased by any Closing Adjustment Amount owed by Target to Acquiror pursuant to Section 8.04, if applicable, as the case may be, plus (iii) the amount of any loan escrows held by Target’s lenders in connection with the Assumed Loans at the Effective Time, to the extent not taken into account in computing the Debt Balance (the “Loan Escrows”).  The sum of (ii) and (iii) is referred to as the “Aggregate Closing Adjustments”.

(b)           At the Effective Time, except as set forth in subsections (c) and (d) below, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive a pro rata share of the Merger Consideration.

(c)           Each share of Merger Subsidiary Common Shares issued and outstanding immediately prior to the Effective Time that is owned by Acquiror or by any Subsidiary of Acquiror, shall be converted into and become one share of common stock of the Surviving Entity.

(d)           Each share of Target Common Stock that is owned by Target or any of the Target Subsidiaries, or by Acquiror, Merger Subsidiary or any other direct or indirect Subsidiary of Acquiror or Merger Subsidiary, shall be cancelled and retired and shall cease to exist and no cash, stock or any other consideration shall be delivered by Acquiror or Merger Subsidiary in exchange therefor.

4.02.       Exchange Procedures.

(a)           Custody of Certificates and Payment Fund.  At or prior to the Effective Time, (i) Target shall acquire and hold for the Target Stockholders pursuant to a Power of Attorney between the Liquidating Trust and the Target Stockholders the certificate or certificates or affidavits of loss in accordance with Section 4.02(e) hereof (collectively, the “Certificates”), which immediately prior to the Effective Time represented shares of Target Common Stock and (ii) Acquiror shall deposit or cause to be deposited with the Liquidating Trust, for the benefit of the Target Stockholders for exchange in accordance with this Article IV, full certificates representing Acquiror Common Shares and Acquiror Convertible Preferred Shares in an amount sufficient to satisfy the aggregate Merger Consideration (such aggregate certificates being deposited hereinafter referred to as the “Payment Fund”).  The Liquidating Trust shall, pursuant to irrevocable instructions, make payments out of the Payment Fund as provided for in this Article IV, and the Payment Fund shall not be used for any other purpose.

(b)           Exchange Procedures for Target Common Stock.  After surrender to the Liquidating Trust of a Certificate for cancellation, together with such Power of Attorney duly executed, and such other customary documents as may reasonably be required by the Liquidating Trust, upon the Effective Time, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange therefor for each share of Target Common Stock formerly represented by such Certificate.  Such payment of the Merger Consideration shall be sent to such holder by the Liquidating Trust promptly after receipt by the Liquidating Trust of the Payment Fund, and the Power of Attorney duly executed, and such other customary documents as may reasonably be required by the Liquidating Trust, and the shares of Target Common Stock formerly represented by such

Certificate so surrendered shall forthwith be canceled.  No interest will be paid or will accrue on any cash payable upon the surrender of a Certificate.

(c)           No Further Ownership Rights in Stock.  Until surrendered as contemplated by this Article IV, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the shares of Target Common Stock formerly represented by such Certificate as contemplated by this Section 4.02.  All shares paid upon the surrender for exchange of Certificates in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target Common Stock represented by such Certificates.  After the Effective Time, there shall be no further registration of transfers of shares of Target Common Stock outstanding immediately prior to the Effective Time on the records of Target, and if Certificates are presented to the Surviving Entity, they shall be canceled and exchanged as provided for, and in accordance with the procedures set forth, in this Article IV.

(d)           Unregistered Transfer of Stock.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and any other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Entity that such Tax either has been paid or is not applicable.

(e)           Lost Certificates.  In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, an indemnity against any claim that may be made against it with respect to such Certificate, the Liquidating Trust will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable pursuant to this Article IV.

(f)            Termination of Payment Fund.  Any portion of the Payment Fund remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Liquidating Trust free and clear of all claims or interest of any Persons previously entitled thereto.

(g)           No Liability.  None of Acquiror, Merger Subsidiary, Target or the Liquidating Trust, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.03.       Adjustments.

Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Target Common

Stock shall be changed into a different number, class or series of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, stock split, combination or exchange of shares, then the Merger Consideration payable with respect thereto and any other amounts payable pursuant to this Agreement shall be appropriately adjusted in order to provide holders of Target Common Stock the same economic effect as contemplated by this Agreement.

4.04.       Deposit.

Within one (1) Business Day after the execution of this Agreement, Acquiror shall deposit with the Cash Escrow Agent in cash Two Million Dollars ($2,000,000) which sum, together with any interest earned thereon prior to the Closing Date, is referred to as the “Deposit”, pursuant to the Cash Escrow Agreement for the benefit of the Target Stockholders.  The Deposit shall be held in an interest bearing escrow account, pending disposition of the Deposit in accordance with Section 8.01(b).  At Closing of the Merger, the Cash Escrow Agent shall remit the Deposit to Acquiror.

4.05.       Deposit of Escrow Shares and Additional Escrow Shares.

(a)           As soon as practicable after the Effective Time, and subject to, and in accordance with, the provisions of Section 7.07, Acquiror shall cause to be deposited with the Share Escrow Agent a certificate or certificates representing a number of Acquiror Common Shares (the “Escrow Shares”) equal to Three Million Five Hundred Thousand Dollars ($3,500,000) of the Merger Consideration Amount, which shall be registered in the name of the Share Escrow Agent as nominee for the holders of Certificates cancelled pursuant to Section 4.02(b).  The Escrow Shares shall be beneficially owned by such holders so that such holders shall be entitled to any dividends or distributions (other than securities) and have the right to vote the shares and shall be available to compensate Acquiror for certain damages as provided in Section 7.07.  The Escrow Shares shall be released in accordance with and subject to the provisions of Section 7.07 and the Share Escrow Agreement.  At the Effective Time, the Escrow Shares will not have been registered under the Securities Act.  In accordance with the Registration Rights Agreement, Acquiror will register the Escrow Shares with the SEC after Closing pursuant to the Registration Statement.

(b)           As soon as practicable after the Effective Time, and subject to, and in accordance with, the Additional Share Escrow Agreement, Acquiror shall cause to be deposited with the Share Escrow Agent a certificate or certificates representing a number of shares of Acquiror Common Shares (the “Additional Escrow Shares”) equal to Four Million Five Hundred Thousand ($4,500,000) of the Merger Consideration Amount, which shall be registered in the name of the Share Escrow Agent as nominee for the holders of Certificates cancelled pursuant to Section 4.02(b).  The Additional Escrow Shares shall be beneficially owned by such holders so that such holders shall be entitled to any dividends or distributions (other than securities) and have the right to vote the shares and shall be available to Acquiror as provided in the Additional Share Escrow Agreement.  The Additional Escrow Shares shall be released in accordance with and subject to the provisions of the Additional Share Escrow Agreement.  At the Effective Time, the Additional Escrow Shares will not have been registered under the Securities Act.  In accordance with the Registration Rights Agreement, Acquiror will register the Additional Escrow Shares with the SEC after Closing pursuant to the Registration Statement.

ARTICLE V.
CONDUCT OF THE PARTIES PENDING CLOSING

5.01.       Conduct of Business by Target.

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article X, except as expressly contemplated or permitted by this Agreement or as disclosed in the Target Disclosure Letter as noted specifically herein, without the prior written consent of Acquiror, not to be unreasonably withheld, Target will not, and will cause each of the Target Subsidiaries not to:

(a)           Ordinary Course.  Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts to preserve its business organization and in no event enter into any commitment that would impose any obligation on Acquiror, Target, Target Subsidiaries or the Surviving Entity after the Closing, other than tenant improvements with respect to Target Properties Leases signed after September 6, 2006 and other than as set forth in the Target Disclosure Letter.

(b)           Acquisitions.  Except as set forth in Section 5.01(b) of the Target Disclosure Letter, acquire all or any portion of the assets, business or properties of any other entity.

(c)           Governing Documents.  Amend the Target Charter or the Target Bylaws or the articles of incorporation or bylaws (or equivalent documents) of Target or any Target Subsidiary.

(d)           Contracts.  Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 5.01 and except as disclosed in the Target Disclosure Letter, enter into or terminate any Target Material Contract or amend or modify in any material respect any of its existing Target Material Contracts.

(e)           Insurance.  Allow any insurance policy in effect as of the date hereof to be modified, lapse or expire prior to Closing or fail to file any claim, notice or report that Target would normally file in the ordinary course of business or as reasonably requested by Acquiror.

(f)            Future Obligations.  Grant any severance or termination pay to any director, officer or consultant, pay any special bonus or any remuneration to any director, officer or consultant, the terms of which would require any payments to be made post-Closing.

(g)           Employees.  Hire any employees.

(h)           Litigation.  Commence a lawsuit other than for the routine collection of bills, to protect a material right, or for a breach of this Agreement.

(i)            Dispositions.  Sell, license or otherwise dispose of any Target Properties.

(j)            Liens.  Encumber or permit any liens on any Target Properties.

(k)           Notices.  Deliver a default notice to any tenant without simultaneously delivering a copy of such notice to Acquiror.

(l)            Indebtedness.  Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than draw-downs under credit arrangements or loan facilities existing on the date of this Agreement, and other than the Short Term Loans.

(m)          Taxes.  Except as provided in Section 6.02(i)(xix), make any Tax election, change any Tax election, adopt any Tax accounting method, change any Tax accounting method, file any Tax return (other than any estimated Tax returns, payroll Tax returns or sales Tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment.

(n)           Target Properties Leases.  (i) Enter into any new leases in excess of 5,000 square feet with respect to a Target Property, (ii) modify or change in any material respect any existing Target Property Lease in excess of 5,000 square feet or (iii) terminate any Target Property Lease in excess of 5,000 square feet.  For purposes of this Section 5.01(n), consent of Acquiror may be assumed in the event Target has not received a response from Acquiror within two (2) Business Days of Target’s request for consent.

(o)           Other Actions.  Authorize or enter into any agreement or otherwise agree or commit to do any of the foregoing.

5.02.       Conduct of Acquiror.

From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Target, not to be unreasonably withheld, Acquiror will not, and will cause each of the Acquiror Subsidiaries not to:

(a)           Interference or Delay.  Take, or cause to be taken, any action that would interfere with the consummation of the Transaction and other transactions contemplated by this Agreement, or delay the consummation of such transactions.

(b)           Adverse Actions.  Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (y) any of the conditions to the Transaction set forth in Article IX not being satisfied.

(c)           Other Actions.  Authorize or enter into any agreement or otherwise agree or commit to do any of the foregoing.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

6.01.       Target Disclosure Letter.

Concurrently with the execution and delivery of this Agreement, Target is delivering to Acquiror a disclosure letter with numbered sections corresponding to the relevant sections in this Agreement (the “Target Disclosure Letter”).  Any exception, qualification, limitation, document or other item described in any provision, subprovision, section or subsection of any Section of the Target Disclosure Letter with respect to a particular representation or warranty contained in Section 6.02 herein shall be deemed to be an exception or qualification with respect to all other representations or warranties contained in Section 6.02 herein to which the relevance of such item is reasonably apparent.  Nothing in the Target Disclosure Letter is intended to broaden the scope of any representation or warranty contained in Section 6.02 herein.

6.02.       Representations and Warranties of Target.

Subject to the exceptions and qualifications set forth in the Target Disclosure Letter, Target hereby represents and warrants to Acquiror, Acquiror OP and Merger Subsidiary that:

(a)           Existence; Good Standing; Authority; Compliance with Law.

(i)            Target is a corporation duly incorporated, validly existing under the laws of the State of Maryland and in good standing with the SDAT.  Target is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary.  Target has all requisite corporate power and authority to own, operate, lease and encumber the Target Properties and carry on its business as now conducted.

(ii)           Section 6.02(a)(ii) of the Target Disclosure Letter sets forth as of the Closing Date: (i) each Subsidiary of Target (each, a “Target Subsidiary,” and collectively, the “Target Subsidiaries”); (ii) the legal form of each Target Subsidiary, including the state of formation; and (iii) the identity and ownership interest of each of the Target Subsidiaries that is held by Target or a Target Subsidiary.

(iii)          Each of the Target Subsidiaries is duly organized, validly existing and is in good standing under the laws of the State of Maryland.  Each of the Target Subsidiaries is duly qualified or licensed to do business and in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary.

(iv)          Except as set forth in Section 6.02(a)(iv) of the Target Disclosure Letter, as of the Closing Date all of the outstanding voting securities or other interests of each of the Target Subsidiaries have been validly issued and are (i) fully paid and nonassessable and (ii) owned, directly or indirectly, free and clear of any Lien (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and all voting interests in each of the Subsidiaries that is a partnership, joint venture, limited liability company or trust which are owned by Target, by one of the Target Subsidiaries or by Target and one of the Target Subsidiaries, are owned free and clear of any Lien (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law).

(v)           Target has previously made available to Acquiror true and complete copies of the (i) Target Charter and the Target Bylaws, each as amended through the date hereof, (ii) minute books of meetings of the Target’s Board and (iii) organizational documents of the Target Subsidiaries, each as amended through the date hereof.

(vi)          Section 6.02(a)(vi) of the Target Disclosure Letter sets forth as of the date hereof each Subsidiary of Target; the legal form of such Subsidiary, including the state of formation, and the identity and ownership interest of each of the Subsidiaries held directly or indirectly by Target.

(b)           Capitalization.

(i)            The authorized shares of capital stock of Target consist of 100,000 shares of Target Class A Common Stock, of which, as of September 30, 2006, 15,000 were issued and outstanding, 300,000 shares of Target Class B Common Stock, of which, as of September 30, 2006, 75,000 were issued and outstanding and 600 shares of Target Class C Common Stock, of which, as of September 30, 2006, none are issued and outstanding.  As of the date of this Agreement, there were no shares of Target Common Stock reserved for issuance or required to be reserved for issuance.  Section 6.02(b)(i) of the Target Disclosure Letter sets forth a list of the Target Stockholders and the shares of

Target Common Stock owned by each.  There are no other classes of stock of Target other than Target Common Stock.

(ii)           Section 6.02(b)(ii) of the Target Disclosure Letter sets forth a list of all secured and unsecured debt instruments outstanding as of the date hereof of Target and/or relating to the Target Properties and their outstanding principal amounts as of December 1, 2006.  Target has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Target Stockholders on any matter.

(iii)          As of the Effective Time, there will not be outstanding any share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards or “phantom” shares applicable to Target or Target Subsidiaries.

(iv)          Except as set forth in Section 6.02(b)(iv) of the Target Disclosure Letter, there are no agreements or understandings to which Target is a party with respect to shares of Target Common Stock, nor does Target have knowledge, as of the date of this Agreement, of any third party agreements or understandings with respect to the voting of any such shares.

(v)           Immediately prior to the Closing, each Target Subsidiary shall be wholly-owned by Target except as otherwise shown on Schedule 2.  Neither Target nor any Target Subsidiary has any agreement or commitment to sell or transfer any of its stock, partnership or ownership interests, as the case may be.

(c)           Authority Relative to this Agreement.

(i)            Target has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transaction.  No other corporate proceedings on the part of Target is necessary to authorize this Agreement or to consummate the Transaction (other than, with respect to the Merger and this Agreement, to the extent required by Law, the Stockholder Approval).  This Agreement has been duly and validly executed and delivered by Target and, assuming due authorization, execution and delivery hereof by each of Acquiror, Acquiror OP and Merger Subsidiary, constitutes a valid, legal and binding agreement of Target, enforceable against Target in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles.

(ii)           The Target Board has duly and validly authorized the execution and delivery of this Agreement, declared the Transaction advisable and approved, subject to the approval of the Target Stockholders, the Transaction, and no other actions are required to be taken by the Target Board for the consummation of the Transaction.  The Target Board has directed that this Agreement be submitted to the Target Stockholders for their approval to the extent required by Law and the Target

Charter and Target Bylaws.  The Merger requires the affirmative vote of a two-thirds majority of all votes entitled to be cast by the holders of all outstanding Target Common Stock as of the record date for the Target Stockholder Meeting (the “Stockholder Approval”).  The Stockholder Approval is the only vote of the holders of any class or series of stock of Target necessary to approve the Transaction.

(d)           No Conflict; Required Filings and Consents.

(i)            Except as set forth in Section 6.02(d)(i) of the Target Disclosure Letter, the execution and delivery by Target of this Agreement does not, and the performance of its obligations hereunder will not, (A) conflict with or violate the organizational documents of Target or Target Subsidiaries, (B) assuming that all consents, approvals, authorizations and other actions described in subsection (ii) have been obtained and all filings and obligations described in subsection (ii) have been made, conflict with or violate any domestic statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to Target and Target Subsidiaries or by which any Target Property or other property or asset of Target or any of the Target Subsidiaries is bound or affected, or (C) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any Target Property or other property or asset of Target or any of the Target Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences that would not (x) prevent or delay consummation of the Transaction or otherwise prevent it from performing its obligations under this Agreement or (y) have a Target Material Adverse Effect.

(ii)           Except as set forth in Section 6.02(d)(ii) of the Target Disclosure Letter, the execution and delivery by Target of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except (A) for the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (x) prevent or delay consummation of the Transaction or otherwise prevent it from performing its obligations under this Agreement or (y) have a Target Material Adverse Effect.

(e)           Permits; Compliance.  Except as set forth in Section 6.02(e) of the Target Disclosure Letter, to the knowledge of Target, each of Target and the Target Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Target or the Target Subsidiaries to own, lease and operate the Target Properties or to carry on its business as it is now being conducted (the “Applicable Permits”), except where the failure to have, or the suspension or cancellation of, any of the Applicable Permits could not reasonably be expected to have a Target Material Adverse Effect.  As of the date hereof, no suspension or cancellation of any of the Applicable Permits is pending or, to the knowledge of Target, threatened, except where the failure to have, or the suspension or cancellation of, any of the Applicable Permits could not reasonably be expected to have a Target Material Adverse Effect.  Neither Target nor any of the Target Subsidiaries is in conflict with, or in default, breach or violation of, (i) any Law applicable to Target or any of the Target Subsidiaries or by which any of the Target Properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Applicable Permit, franchise or other instrument or obligation to which Target or any of the Target Subsidiaries is a party or by which Target or any of the Target Subsidiaries or any of their properties or assets is bound, except for any such conflicts, defaults, breaches or violations that could not reasonably be expected to have a Target Material Adverse Effect.

(f)            Litigation.  Except (i) as listed in Section 6.02(f) of the Target Disclosure Letter, or (ii) for suits, claims, Actions, proceedings or investigations arising in the ordinary course of business of Target and the Target Subsidiaries which are adequately covered by insurance (it being understood that litigation (A) arising from or related in any way to Hazardous Materials or (B) related to any landlord/tenant rent collection proceeding or regarding Target Properties Leases in excess of 5,000 square feet shall not be considered in the ordinary course of business), there is no suit, Action pending or, to Target’s knowledge, threatened against Target or any of the Target Subsidiaries or any of the Target Properties that could reasonably have a Target Material Adverse Effect or that question the validity of this Agreement or any action to be taken by Target in connection with the consummation of the Transaction.  None of Target or the Target Subsidiaries is subject to any order, judgment, writ, injunction or decree by any Governmental Authority, except as could not reasonably be expected to have a Target Material Adverse Effect.

(g)           Target Properties and Target Properties Leases.

(i)            Prior to the Closing Date, the Target Properties shall be owned by the entities shown on Schedules 1, 2 and 4 hereof and no other person will have any ownership interest in or right to share in the profits of any Target Property.

(ii)           Target has provided Acquiror all policies of title insurance or updates or endorsements that are in the possession of Target with respect to the Target Properties, and no claim has been made against any such policy that has not been resolved and, to Target’s knowledge, there are no facts or circumstances which would constitute the basis for such a claim.  Except as set forth in Section 6.02(g)(ii) of the Target Disclosure Letter, to Target’s knowledge and subject to matters of record, there are no material exceptions not shown on such title insurance policies.

(iii)          All buildings currently under construction by the Target Group on the Target Properties, all construction projects and building maintenance and improvements currently ongoing, all tenant improvements required to be performed under the Target Properties Leases prior to the commencement of the initial term of a Target Properties Lease or an existing expansion or renewal thereof that have not been so completed as of the date of this Agreement (and have been designated as Pre-LOI TI Work and other work), and all properties currently under contract for acquisition as of the date of this Agreement by the Target or Target Subsidiaries are listed as such in Section 6.02(g)(iii) of the Target Disclosure Letter, other than routine building maintenance in the ordinary course of business not exceeding $2,500.

(iv)          Except as provided in Section 6.02(g)(iv) of the Target Disclosure Letter, none of the Target Group (A) has received written notice of any violation of any Law issued by any Governmental Authority, (B) has received written notice of any structural defects relating to any Target Property which would reasonably be expected to have a Target Material Adverse Effect, or (C) has received written notice of any physical damage to any Target Property which would, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue.

(v)           Except as set forth in Section 6.02(g)(v) of the Target Disclosure Letter, no tenant or third party has any option to purchase any of the Target Properties, rights of first refusal or other agreements to purchase or sell any Target Properties, other than as set forth in the Target Properties Leases.

(vi)          Except (A) as set forth in Section 6.02(g)(vi) of the Target Disclosure Letter, (B) for the Target Properties Leases and (C) for secured loan documents entered into in the ordinary course of business, there are no written agreements which restrict the Target Group from transferring any of the Target Properties, and none of the Target Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon.

(vii)         To the knowledge of Target, (i) no certificate, permit or license from any Governmental Authority having jurisdiction over any of the Target Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Target Properties or which is necessary to permit the lawful use and operation of all driveways, roads, parking areas, out lots, and other means of egress and ingress to and from any of the Target Properties has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same; and (ii) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Target Properties has been received by any of the Target Group with respect to the Target Properties from any Governmental Authority and none of the Target Properties has received notice that any of the Target Properties are in violation of any such federal, state or municipal law, order, ordinance, regulation or requirement, including, without limitation, the Americans with Disabilities Act, except for such violations that would not have a Target Material Adverse Effect on the value of any of the Target Properties, individually or in the aggregate.

(viii)        Except as set forth in Section 6.02(g)(viii) of the Target Disclosure Letter, there are no condemnation proceedings pending, or to Target’s Knowledge, threatened, against any of the Target Properties.

(ix)          None of the Target Group has received any notice to the effect that (A) any betterment assessments have been levied against, or rezoning proceedings are pending or threatened with respect to, any of the Target Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Target Properties or by the continued maintenance, operation or use of the parking areas.

(x)           Section 6.02(g)(x) of the Target Disclosure Letter sets forth a true, accurate and complete rent roll for each of the Target Properties (the “Rent Roll”) as of the date specified in the Target Disclosure Letter.  On the Closing Date, Section 6.02(g)(x) of the Target Disclosure Letter will be updated by Target to reflect the Rent Roll as of two (2) Business Days prior to the Closing Date.  Section 6.02(g)(x) of the Target Disclosure Letter sets forth a report listing all tenant delinquencies (the “Delinquency Report”) as of the date specified in the Target Disclosure Letter.  On the Closing Date, Section 6.02(g)(x) of the Target Disclosure Letter will be updated by Target to reflect the Delinquency Report as of two (2) Business Days prior to the Closing Date.  Except as noted in Section 6.02(g)(x) of the Target Disclosure Letter, to Target’s knowledge, there is no violation of any co-tenancy, exclusive or restriction listed in such Section 6.02(g)(x) of the Target Disclosure Letter.

(xi)          Except as set forth in the Target Disclosure Letter, Target has previously delivered or made available to Acquiror a true, complete and correct copy of all Target Properties Leases, tenancies or other agreements for all or any portion of the Target Properties listed on the Rent Roll, all amendments, modifications, assignments, subleases to which any member of the Target Group has consented and supplements thereto and all guarantees with respect thereto.

(xii)         Each of the Target Properties Leases is valid and subsisting and in full force and effect and has not been amended, modified or supplemented.  Except as noted in Section 6.02(g)(xii) of the Target Disclosure Letter, to the knowledge of Target, other than as set forth in the Target Properties Leases, no tenant under a Lease has the right to terminate such lease prior to the scheduled expiration thereof.  Except as set forth in Section 6.02(g)(xii) of the Target Disclosure Letter, none of the Target Group has received any written notice from any tenant under a Target Property Lease of more than 5,000 square feet of any intention to vacate.

(xiii)        Except as set forth in Section 6.02(g)(xiii) of the Target Disclosure Letter, no member of the Target Group has received written notice from any tenant under a Lease of any offset, defense or claim against rent payable by it or other performance of obligations due from it under its lease.

(xiv)        Except as set forth in Section 6.02(g)(xiv) of the Target Disclosure Letter, to Target’s knowledge and without independent investigation, no tenant under a Lease is currently in default under any monetary provision of its lease nor is any tenant under a Lease currently in material default under any non-monetary provision of its lease, and no such tenant is in arrears in the performance of any monetary obligation required of it under its lease.  Except as set forth in Section 6.02(g)(xiv) of the Target Disclosure Letter, Target, to Target’s knowledge and without independent investigation, is not aware of any facts or circumstances which with the passage of time and/or notice would constitute a default by any tenant under a Lease.

(xv)         Except as set forth in Section 6.02(g)(xv) of the Target Disclosure Letter, Target has received no written notice stating that any tenant leasing in excess of 5,000 square feet under a Lease is insolvent or that any such tenant is unable to perform any or all of its material obligations under its lease.

(xvi)        Except as set forth in Section 6.02(g)(xvi) of the Target Disclosure Letter, no tenant under any of the Target Properties Leases, or any guarantor, has asserted any claim of which the Target Group has received written notice which would materially affect the collection of rent from such tenant and the Target Group has not received written notice of any material default or breach on the part of the Target Group under any of the Target Properties Leases which has not been cured within the applicable cure period.

(xvii)       Section 6.02(g)(xvii) of the Target Disclosure Letter sets forth a list of all written commitments made by the Target Group to enter into leases of 5,000 square feet or more of any of the Target Properties or any portion thereof which has not yet been reduced to a written lease, including a description of the right of any third party broker to any outstanding brokerage or other commission incidental thereto and all other financial terms, all in reasonable detail.  Section 6.02(g)(xvii) of the Target Disclosure Letter also sets forth a complete list of all brokerage or other commissions owed in whole or part as of the date hereof by the Target Group relating to the Target Properties.  Target has provided true and correct copies of all such written commitments to Acquiror.

(xviii)      Except as set forth in Section 6.02(g)(xviii) of the Target Disclosure Letter and to the knowledge of Target, all Target Properties Leases are valid and effective in accordance with their respective terms, and there is not, under any of such Target Properties Leases, any material existing default or any event which with notice or lapse of time or both would constitute such a default, nor do any of such Target Properties Leases contain any provision which would preclude the Surviving Entity, a Target Subsidiary or a NPI Entity from occupying and using the leased premises for the same purposes and upon substantially the same rental and other terms as are applicable to the occupation and current use by the Target Group.

(xix)        Section 6.02(g)(xix) of the Target Disclosure Letter sets forth a list of all of the letters of credit with respect to which Target has any liability,

classified as (A) those letters of credit for which Acquiror will substitute letters of credit and if such letters of credit are drawn upon, Target shall reimburse Acquiror the amount of such draw (the “Target Properties Escrow LCs”), (B) those letters of credit for which Acquiror will substitute letters of credit and assume all obligations thereunder (the “Target Properties LCs”) and (C) letters of credit relating to properties other than Target Properties (the “Non-Target Properties Letters of Credit”).

(xx)         Except as set forth in Section 6.02(g)(xx) of the Target Disclosure Letter, Target Group has not received any notices of threatened claims regarding the Target Properties.

(xxi)        A true and correct copy of the Acquisition Agreement has been supplied to Target and there have been no amendments thereof.  Miles & Stockbridge P.C. is the escrow agent under such Acquisition Agreement and is holding the $800,000 Sewer System Credit (as such term is defined therein) pursuant to Section 6.3 of such Acquisition Agreement and none of the Sewer System Credit has been spent.  Work in connection with the Sewer System (as such term is defined in the Acquisition Agreement) has been performed by Target or Target Subsidiaries and the cost of such work incurred since September 6, 2006 shall be determined prior to Closing.

(h)                                 Intellectual Property.  Except as would not have a Target Material Adverse Effect, (i) the conduct of business of the Target Group as currently conducted with respect to the Target Properties does not, to Target’s knowledge, infringe the Intellectual Property rights of any third parties and (ii) with respect to Intellectual Property owned by or licensed to the Target Group and material to the Target Properties, the Target Group has not received any notice that it does not have the right to use such Intellectual Property in the continued operation of its business as currently conducted.

(i)                                     Taxes.

(i)            There are no Liens for Taxes upon any assets of the Target Group, except for Permitted Liens.

(ii)           Each of the Target Group has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it prior to the date hereof.  Each such Tax Return is complete and accurate in all material respects.  All Taxes have been properly reflected in the statements of operations of the Target Group, and have been paid prior to the imposition of any penalty.  None of the Target Group has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax.  Except as set forth in Section 6.02(i)(ii) of the Target Disclosure Letter, none of the Target Group is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it.  Except as set forth in the Target Disclosure Letter, true and complete copies of all federal, state and local income or franchise Tax Returns filed by each member of the Target Group with respect to taxable years commencing on or after January 1, 2003 have been delivered to Acquiror.  No claim has been made in writing by a Governmental Authority in a jurisdiction where the Target Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no dispute or claim concerning any Tax liability of the Target Group, (A) claimed or raised by any taxing authority in writing or (B) as to which the Target Group has knowledge.  No issues have been raised in writing in any examination by any taxing authority with respect to the Target Group which, by application of similar principles, reasonably could be expected to result in a material deficiency or increase in Tax for any other period not so examined. Section 6.02(i)(ii) of the Target Disclosure Letter lists all federal and state income Tax Returns filed with respect to the Target Group for taxable periods commencing on or after January 1, 2003 that have been audited, and indicates those Tax Returns, if any, that currently are the subject of audit.

(iii)          Target and the Stockholders of Target as of April 1, 1998 made a valid election for Target to be treated as an “S corporation”, as that term is defined in Section 1361(a) of the Code, and such election will be in effect at the Closing Date.  There are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise.  Target has been an S corporation from April 1, 1998 through the date hereof.  Neither Target nor any of the stockholders of Target has taken any action that would cause, or would result in, the termination of the S corporation status of the Target.

(iv)          Section 6.02(i)(iv) of the Target Disclosure Letter contains a copy of the Target’s election to be treated as an S corporation, which was timely filed with the IRS and has not been superseded by any subsequent filing.  The IRS has not sent any correspondence to Target questioning the Target’s status as an S corporation.

(v)           Target (A) shall be taxed as an S corporation through the Closing Date and has complied (and will comply) with all applicable provisions of the Code relating to an S corporation through the Closing Date, (B) has operated, and intends to continue to operate, in such a manner as to qualify as an S corporation from 1998 and through Closing, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as an S corporation during such time period, and, to the knowledge of Target, no such challenge is pending or threatened.

(vi)          Target, for all taxable years commencing as of April 1, 1998, was eligible to and did validly elect to be taxed as an S corporation for federal income tax purposes and at all times thereafter continued such election and continued to be so eligible to be taxed as an S corporation for federal income tax purposes.  The “built-in gain”, as of December 31, 2005, of the assets owned indirectly by Target as listed on Section 6.02(i)(vi) of the Target Disclosure Letter is true, accurate and complete.

(vii)         Target shall not revoke its election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code.  Target shall not take or allow any action that would result in the termination of its status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

(viii)        Any disposition of the assets of Target and/or any of the Target Subsidiaries, other than those listed on Section 6.02(i)(viii) of the Target Disclosure Letter, will not be subject to the rules under Section 1374 of the Code.  As of Closing, Target shall have no earnings and profits accumulated in any “non-REIT year” within the meaning of Section 857(a)(2) of the Code.

(ix)          Target and each of the Target Subsidiaries have withheld and paid all Taxes required to have been withheld and/or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, or other third party.

(x)           Target has not owned, directly or indirectly, an interest in any Subsidiary other than (A) a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code, (B) an entity disregarded for federal income tax purposes or (C) an entity treated as a partnership for federal income tax purposes.

(xi)          Neither Target nor any of the Target Subsidiaries has made any election, or is required, to treat any asset of any Subsidiary as owned by another person for tax purposes (other than by reason of a Subsidiary being a “qualified S corporation subsidiary” or a “disregarded entity” for federal income tax purposes and any comparable provision of state, local or foreign law and except with respect to assets beneficially owned by a Subsidiary and record title to which is held by another entity).

(xii)         Neither Target nor any of the Target Subsidiaries has requested, received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes.

(xiii)        Neither Target nor any of its Subsidiaries (A) is a party to or is otherwise subject to any Tax allocation or sharing agreement other than pursuant to the Target Properties Leases or matters appearing in the land records and (B) has any liability for the Taxes of another person under law, by contract or otherwise.

(xiv)        Neither Target nor any Target Subsidiary is a party to any so-called “tax increment financing” or similar agreement and none of the Target Properties are located within or subject to any tax increment financing or other special tax district.

(xv)         Target is not and has not been subject to passive income tax under Section 1375 of the Code.  Target and Target Subsidiaries have not had gross receipts for any three consecutive fiscal years subsequent to the taxable year ended December 31, 1998 of which more than twenty-five percent (25%) were “passive investment income” (as such term is defined in Section 1362(d)(3)(C) of the Code).

(xvi)        Except as set forth in Section 6.02(i)(xvi) of the Target Disclosure Letter, Target has not acquired assets from another corporation in which the Target’s tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor.

(xvii)       As of the Effective Time, Target will have no earnings and profits for federal income tax purposes that were accumulated in any taxable year to which the provisions of Sections 856 through 859 of the Code did not apply with respect to Target or any Predecessor.  For purposes of this representation, “Predecessor” means any corporation the earnings and profits of which Target is required to take into account under Section 381(c) of the Code, by one or more successive applications of such Section.

(xviii)      The tax basis as of December 31, 2005 of the Merger Properties and the Retail Properties is shown in Section 6.02(i)(xviii) of the Target Disclosure Letter and is true, accurate and complete.

(xix)        Target agrees to timely file the federal and state income tax returns for Target and Target Subsidiaries for the final taxable year ending immediately prior to the Effective Time.  Target will timely make an election under Treasury Regulation Section 1.1368-1(f)(3) to distribute all of its “subchapter C” earnings and profits through a deemed dividend to the Target Stockholders with respect to the final taxable year of Target ending immediately prior to the Effective Time.

(j)                               Environmental Matters.  Except as disclosed in Section 6.02(j) of the Target Disclosure Letter or in the environmental audits/reports listed thereon (all representations being made only to the knowledge of Target):

(i)            None of the Target Group has received written notice that any complaint has been filed that remains unresolved, any penalty has been assessed that has not been paid and any investigation or review is pending or threatened by any Governmental Entity with respect to any alleged failure by the Target Group to have any permit required under any applicable Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal or “release” (as defined in 42 U.S.C. § 9601(22) (“Release”)) by the Target Group of any Hazardous Material in violation of any applicable Environmental Law.

(ii)           Except in material compliance with applicable Environmental Laws, (A) there are no asbestos-containing materials present on any Target Property, (B) there are no regulated levels of PCBs present on any Target Property, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on any Target Property.

(iii)          None of Target, NPI or any Target Subsidiary has received written notice of a claim against any of them, that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release of a

Hazardous Material into the environment in material violation of any applicable Environmental Law at any Target Property nor has any reason to believe such a claim is expected.

(iv)          None of the Target Group has received written notice of (A) any Liens arising under or pursuant to any applicable Environmental Law on any Target Property or (B) any action taken or in process which could subject any Target Property to such Liens.  The Target Group currently does not have any duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any Target Property which have not already been placed.

(v)           None of the Target Group has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against the Target Group related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including claims under CERCLA and the rules and regulations promulgated thereunder and, to the knowledge of Target, there is no reasonable basis for such claim.

(vi)          No Hazardous Materials have been or are threatened to be spilled, released, discharged or disposed of at any site presently or formerly owned, operated, leased or used by the Target Group, or, to the knowledge of Target, are present in the soil, sediment, water or groundwater at any such site.  No Target Property is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar list of sites under any applicable Environmental Law of any other Governmental Entity where such listing requires active investigation or clean-up.

(vii)         None of the Target Group has in its possession or control any environmental assessment or investigation reports prepared within the last five years that disclose a material environmental condition with respect to the Target Properties which has not been addressed or remediated (or is not in the process of being remediated) or been made the subject of an environmental insurance policy maintained by the Target Group.

(viii)        Except as set forth in Section 6.02(j)(viii) of the Target Disclosure Letter, Target has not entered into any agreements to provide indemnification to any third party purchaser since January 1, 2003, or to any lender with respect to existing loans, pursuant to Environmental Laws in relation to any property or facility previously owned or operated by the Target Group.

(ix)          The backup generator at 9930 Franklin Square Drive that exhibited oil spill characteristics was the result of an overfill, not a spill, and there is no subsurface impact.

(k)                                 Contracts.  Except for the Target Material Contracts, neither Target nor any Target Subsidiary is a party to or bound by any contract, other than (i) those contracts entered into in the ordinary course of business consistent with past practice that do not extend beyond the Closing Date or are terminable at the option of Target without penalty and (ii) public works agreements, utility, grading, storm water management and other development agreements or permits that are binding on Target or Target Subsidiaries as of the date hereof but which shall be assigned by Target or Target Subsidiaries prior to the Effective Time as a result of which neither Target nor any Target Subsidiary shall have any liability thereunder as of the Effective Time.  Copies of all of the Scheduled Contracts have been provided to Acquiror and are true and correct.  None of the Target Group has received any notice of a default that has not been cured under any of the Scheduled Contracts or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default has not had or could not reasonably be expected to have a Target Material Adverse Effect or such default would not prevent or delay consummation of the Transaction.

(i)            Each Target Material Contract is valid and binding on each Target Group party thereto, and none of the Target Group is in default under any Target Material Contract, except as would not (A) prevent or materially delay consummation of the Transaction, or (B) result in a Target Material Adverse Effect.

(l)                                Insurance.  Section 6.02(l) of the Target Disclosure Letter sets forth a correct and complete list of the insurance policies held by, or for the benefit of, the Target Group, including the underwriter of such policies and the amount of coverage thereunder.  The Target Group has paid, or caused to be paid, all premiums due under such policies and has not received written notice that any such member is in default with respect to any obligations under such policies.  None of the Target Group has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 6.02(l) of the Target Disclosure Letter that is held by, or for the benefit of, any of the Target Group.  Except as set forth in Section 6.02(l) of the Target Disclosure Letter, in the past three (3) years there have been no claims made under or against the insurance policies listed thereon.  Effective upon the date hereof, Acquiror, Acquiror OP and the Surviving Entity shall be named as additional insureds, as their interests may appear, with respect to all of the insurance policies held by or for the benefit of the Target Group as they relate to the Target Properties.  Target will include all Target Subsidiaries as additional insureds under such policies.

(m)                        Related Party Transactions.  Except as set forth in Section 6.02(m) of the Target Disclosure Letter and except for ordinary course advances to employees, set forth in Section 6.02(m) of the Target Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Target or any of the Target Subsidiaries under which continuing obligations exist with any Person who is an officer, director or Affiliate of Target or any of the Target Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate.

(n)                            Brokers.  No broker, finder or investment banker (other than Wachovia Capital Markets, LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Target, Target Subsidiaries or NPI.  At Closing, Target shall have delivered to Acquiror a release by Wachovia Capital Markets, LLC in the form attached hereto as Exhibit D releasing Acquiror, Acquiror OP and the Surviving Entity from any liability for any brokerage, finder’s or other fee or commission due to Wachovia Capital Markets, LLC relating to the Merger and except as set forth in the documents evidencing the Short Term Loan.

(o)                                 Labor and ERISA Matters.

(i)            None of the Target Group is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Target, threatened against the Target Group, except for any such proceeding which have not had or could not reasonably be expected to have a Target Material Adverse Effect. To the knowledge of Target, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Target Group.

(ii)           Target has never had any employees, has never maintained any employee benefit plans (including, without limitation employee benefit plans within the meaning of Section 3(3) of ERISA) except as disclosed on Section 6.02(o)(ii) of the Target Disclosure Letter, and, except as disclosed on Section 6.02(o)(ii) of the Target Disclosure Letter, as of the Effective Time shall not have any liabilities or contingent liabilities with respect to employee benefit plans maintained by any member of the Target Group or any ERISA Affiliate of Target.  The transactions contemplated by this Agreement will not result in any liability or obligation, contingent or otherwise as of the Effective Time, to Target, the Surviving Entity, nor any ERISA Affiliate of the Surviving Entity, with respect to employees or employee benefit plans of any member of the Target Group or any ERISA Affiliate of Target, except for any obligations assumed as set forth in Section 8.07.  Section 6.02(o)(ii) of the Target Disclosure Letter is a complete and accurate list of all employee benefit plans and deferred compensation plans (including, without limitation, employee benefit plans within the meaning of Section 3(3) of ERISA) in which employees of the Target Group whose employment involves services in connection with the Target Properties participate.  As of the date hereof, all persons owed any money under the section “Employee Benefit Plans of Target” set forth in Section 6.02(o)(ii) of the Target Disclosure Letter are listed in Section 6.02(o)(ii) of the Target Disclosure Letter under the section “List of Persons Owed Money Under Target Employee Benefit Plans.”  All obligations under the “Employee Benefit Plans of Target” set forth in Section 6.02(o)(ii) of the Target Disclosure Letter shall be fully paid and satisfied at or prior to Closing, other than the Dollenberg Retirement Obligations.  Except for any obligations assumed as set forth in Section 8.07 of this Agreement and except for the Dollenberg Retirement Obligations, Target shall have no liability under any of the “Employee Benefit Plans of NPI” set forth in Section 6.02(o)(ii) of the Target Disclosure Letter.  At the Effective Time, all employee benefit plans and deferred compensation plans applicable to Target or Target Subsidiaries shall be terminated, except for the Dollenberg Retirement Obligations.

(p)                                 Office Assumed Loans.  Copies of all documents evidencing and relating to the Office Assumed Loans (the “Office Assumed Loan Documents”) have been provided to Acquiror and are true and correct.  None of the Target Group has received any notice of a default that has not been cured under any of the Office Assumed Loan Documents or is in default respecting any payment obligations thereunder beyond any applicable grace periods.  None of the Target Group is aware of any default by Target under the Office Assumed Loan Documents that has not been previously disclosed to Acquiror and cured by Target.

(q)                                 Personal Property.  At Closing, Target shall own all of the personal property set forth in Section 6.02(q) of the Target Disclosure Letter free and clear of any liens and encumbrances.

(r)                                    No Undisclosed Liabilities; Indebtedness.  As of the Closing Date, the only liabilities of Target and Target Subsidiaries shall be the Assumed Loans, the Short Term Loan, and the liability, if any, under those Scheduled Contracts which have not been terminated or assigned to the Liquidating Trust or another party prior to the Effective Date.  There have been and are no defaults under the Office Assumed Loan Documents or the Short Term Loan Documents.  To Target’s knowledge, Columbia Equity Finance LLC, Rivers Center III Investors LLC and Woods Investors LLC have complied, since their inception, with all single purpose entity and bankruptcy remote requirements under the loan documents to which each is a party.  As of the Closing Date, the only liabilities of the Retail Entities for monies borrowed shall be the Existing Retail Indebtedness.  As of the Closing Date, the maximum aggregate amount due under the Existing Retail Indebtedness, the Short Term Loan and the Assumed Loans shall be $129,648,266 (which has been computed assuming Existing Retail Indebtedness of $29,146,398, Short Term Loan of $83,018,978 and Assumed Loans of $17,482,890).

(s)                                   No Other Representations or Warranties.

(i)            Except for the representations and warranties contained in Section 6.02 of this Agreement, Acquiror, Acquiror OP and Merger Subsidiary acknowledge that none of Target, NPI or nor any other Person or entity on behalf of Target or NPI has made, and none of Acquiror, Acquiror OP or Merger Subsidiary has relied upon, any representation or warranty, whether express or implied, with respect to Target, NPI or any of the Target Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Acquiror and Merger Subsidiary by or on behalf of Target or NPI.  None of Target, NPI or any other Person or entity will have, or be subject to, any liability or indemnification obligation to Acquiror, Acquiror OP, Merger Subsidiary or any other Person or entity resulting from the distribution in written or verbal communications to Acquiror or Merger Subsidiary or use by Acquiror, Acquiror OP or Merger Subsidiary of, any such information, including any information, documents, projections, forecasts or other material made available to Acquiror, Acquiror OP or Merger Subsidiary in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement.

(ii)           In connection with any investigation by Acquiror, Acquiror OP and Merger Subsidiary of Target, the Target Subsidiaries and the Target Properties, Acquiror and Merger Subsidiary have received or may receive from Target and the Target Subsidiaries and/or other persons or entities on behalf of Target certain projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications.  Acquiror, Acquiror OP and Merger Subsidiary acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Acquiror, Acquiror OP and Merger Subsidiary are familiar with such uncertainties, that Acquiror, Acquiror OP and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Acquiror. Acquiror OP and Merger Subsidiary shall have no claim against any Person or entity with respect thereto.  Accordingly, Acquiror, Acquiror OP and Merger Subsidiary acknowledge that none of Target, NPI or any other Person or entity on behalf of Target or NPI makes any representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

6.03.                     Representations and Warranties of Acquiror, Acquiror OP and Merger Subsidiary.

Acquiror, Acquiror OP and Merger Subsidiary hereby jointly and severally represent and warrant to Target as follows:

(a)                                 Organization.

(i)            Acquiror is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland.  The Acquiror Declaration of Trust is in effect and no dissolution, revocation or forfeiture proceedings regarding Acquiror have been commenced.  Acquiror is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary.  Acquiror has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Acquiror to be conducted.

(ii)           Acquiror OP is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware.  The certificate of formation is in effect and no dissolution, revocation or forfeiture proceedings regarding Acquiror OP have been commenced.  Acquiror OP is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary.  Acquiror OP has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Acquiror OP to be conducted.

(iii)          Merger Subsidiary is a business trust duly formed, validly existing and in good standing under the Laws of the State of Maryland.  The certificate of trust of Merger Subsidiary is in effect and no dissolution, revocation or forfeiture proceedings regarding Merger Subsidiary have been commenced.  Merger Subsidiary is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary.  Merger Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Merger Subsidiary to be conducted.

(b)                                 Authority Relative to this Agreement.

(i)            Each of Acquiror, Acquiror OP and Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  No other proceedings on the part of Acquiror, Acquiror OP or Merger Subsidiary, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Transaction.  This Agreement has been duly and validly executed and delivered by each of Acquiror, Acquiror OP and Merger Subsidiary and, assuming due authorization, execution and delivery hereof by Target, constitutes a valid, legal and binding agreement of each of Acquiror, Acquiror OP and Merger Subsidiary, enforceable against each of Acquiror, Acquiror OP and Merger Subsidiary in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles.

(ii)           The board of trustees of Acquiror has duly and validly authorized the execution and delivery of this Agreement by Acquiror and by Acquiror OP and approved the consummation of the Transaction, and taken all actions required to be taken by Acquiror or Acquiror OP for the consummation of the Transaction.

(iii)          The board of trustees of Merger Subsidiary has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Transaction, and taken all actions required to be taken by Merger Subsidiary for the consummation of the Transaction.

(c)                                  Consents and Approvals; No Violations.

(i)            The execution and delivery of this Agreement by Acquiror or Merger Subsidiary does not, and the performance of Acquiror or Merger Subsidiary’s obligations hereunder will not, (A) conflict with or violate the Acquiror Declaration of Trust or Acquiror Bylaws, the certificate of formation or limited partnership agreement of Acquiror OP or the certificate of trust or declaration of trust of Merger Subsidiary, (B) assuming that all consents, approvals, authorizations and other actions described below in subsection (ii) have been obtained and all filings and obligations described below in subsection (ii) have been made, conflict with or violate any Law applicable to Acquiror, Acquiror OP or Merger Subsidiary or by which any of its properties or assets is bound or affected, or (C) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound or affected, except, with respect to clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences that would not (x) prevent or delay consummation of the Transaction or otherwise prevent it from performing its obligations under this Agreement or (y) have an Acquiror Material Adverse Effect.

(ii)           The execution and delivery of this Agreement by Acquiror or Merger Subsidiary does not, and the performance of Acquiror or Merger Subsidiary’s obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (A) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover Laws, and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (x) prevent or delay consummation of the Transaction, or otherwise prevent Acquiror from performing its obligations under this Agreement or (y) have an Acquiror Material Adverse Effect.

(d)                                 Litigation.  There is no Action pending or, to Acquiror’s knowledge, threatened against Acquiror or any of the Acquiror Subsidiaries or any of its or their respective properties or assets that questions the validity of this Agreement or any action to be taken by Acquiror or Merger Subsidiary in connection with the consummation of the Merger.

(e)                                  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by Acquiror in connection with the Merger based upon arrangements made by and on behalf of Acquiror or Merger Subsidiary or any of their Subsidiaries.

(f)                                   Ownership of Merger Subsidiary; No Prior Activities.  Merger Subsidiary is a direct wholly owned subsidiary of Acquiror.  Merger Subsidiary is a disregarded entity for federal income tax purposes.  Merger Subsidiary has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.  Merger Subsidiary has no subsidiaries.

(g)                                  No Ownership of Target Common Stock.  Neither Acquiror nor any of the Acquiror Subsidiaries, including Merger Subsidiary, own any Target Common Stock or other securities of Target.

6.04.                     Representations and Warranties of Acquiror and Acquiror OP.

Acquiror and Acquiror OP represent and warrant to Target as follows:

(a)                                 Capitalization.

(i)            As of the date of this Agreement, the authorized capital stock of Acquiror consists of 75,000,000 Acquiror Common Shares and 15,000,000 Acquiror Preferred Shares, consisting of (1) 42,375,505 outstanding Acquiror Common Shares, (2) 2,200,000 8.0% Series G Cumulative Redeemable Preferred Shares, all of which were issued and outstanding, (3) 2,000,000 7.5% Series H Cumulative Redeemable Preferred Shares, all of which were issued and outstanding and (4) 3,390,000 7.625% Series J Cumulative Redeemable Preferred Shares of which 3,390,000 were issued and outstanding.

(ii)           All outstanding Acquiror Common Shares and Acquiror Preferred Shares are, and the Common Share Consideration and the Preferred Share Consideration to be issued in connection with the Merger will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

(iii)          Acquiror owns approximately 82.4% of the outstanding common units, 2,200,000 Series G Preferred Units, 2,000,000 Series H Preferred Units and 3,390,000 Series J Preferred Units issued by Acquiror OP, and 352,000 Series I Preferred Units issued by Acquiror OP are owned by a third party and have a liquidation preference of $25.00.

(iv)          The authorized capital shares of Merger Subsidiary consists of 1,000 Merger Subsidiary Common Shares.  All of the issued and outstanding capital shares of Merger Subsidiary are owned by Acquiror or Acquiror Subsidiaries. Merger Subsidiary does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Merger Subsidiary to issue, transfer or sell any Merger Subsidiary Common Shares to any Person, other than Acquiror Subsidiaries.

(v)           Except as provided herein, there are no outstanding restricted Acquiror Common Shares, performance share awards, stock options, stock appreciation rights or dividend equivalent rights relating to Acquiror Common Shares.

(vi)          There is no voting debt of Acquiror or any Acquiror Subsidiary outstanding.

(vii)         All dividends or distributions on securities of Acquiror that have been declared or authorized prior to the date of this Agreement have been paid in full.

(b)                                 SEC Documents; Financial Statements.

(i)            Acquiror has filed with or furnished to the SEC, and has heretofore made available to Target (by public filing with the SEC or otherwise) true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC by Acquiror since January 1, 2006 (the “Applicable Date”) and prior to the date hereof (collectively, the “Acquiror SEC Documents”).  As of its respective date, each Acquiror SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, as and to the extent applicable thereto, and the rules and regulations of the SEC promulgated thereunder applicable to such Acquiror SEC Document.  Except to the extent that information contained in any Acquiror SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later Acquiror SEC Document, none of the Acquiror SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)           The consolidated financial statements of Acquiror included in the Acquiror SEC Documents complied as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Acquiror and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, all in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(c)                                  No Undisclosed Liabilities.  Subsequent to the respective dates as of which information is given in Acquiror SEC Documents, except as described in Acquiror SEC Documents, Acquiror and Acquiror Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case not in the ordinary course of business, that could result in an Acquiror Material Adverse Effect.

(d)                                 Absence of Certain Changes or Events.  Subsequent to the respective dates as of which information is given in Acquiror SEC Documents, (i) neither Acquiror nor any of Acquiror Subsidiaries has sustained any material casualty loss, condemnations or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that could result in an Acquiror Material Adverse Effect and (ii) there has not been any development or event that could be reasonably likely to result in an Acquiror Material Adverse Effect, except in each case as described in or contemplated by Acquiror SEC Documents.

(e)                                  Compliance with Laws.  To Acquiror’s knowledge, Acquiror and Acquiror Subsidiaries possess adequate certificates, authorities, consents, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, have complied, in all material respects, with the laws, regulations and orders known by them to be applicable to them or their respective businesses and properties, the absence of which or the failure to comply with could result in an Acquiror Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consents, authorizations or permit that, if determined adversely to Acquiror or any of Acquiror Subsidiaries, would individually or in the aggregate have an Acquiror Material Adverse Effect.

(f)                                   Environmental Matters.

(i)            Except for activities, conditions, circumstances or matters that would not have an Acquiror Material Adverse Effect, (A) to the knowledge of Acquiror, neither Acquiror nor any of Acquiror Subsidiaries has violated any Environmental Laws (and Acquiror and Acquiror Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other authorizations issued pursuant to Environmental Laws); (B) to the knowledge of Acquiror, none of Acquiror or Acquiror Subsidiaries has caused or suffered to occur any Release (as hereinafter defined) of any Hazardous Materials into the Environment (as hereinafter defined) on, in, under or from any property owned by Acquiror or Acquiror Subsidiaries that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien, under any Environmental Law;

As used herein, “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and indoor and outdoor air and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Materials into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Materials.

(ii)           To the knowledge of Acquiror, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in Acquiror or any of Acquiror Subsidiaries, and none of them nor any of their directors, officers or employees is connected with Acquiror or any of Acquiror Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(g)                                  Litigation.  Except as disclosed in Acquiror SEC Documents, there are no pending actions, suits or proceedings against or, to the knowledge of Acquiror, affecting Acquiror, any of Acquiror Subsidiaries or any of their respective properties or any of their respective officers or trustees that, if determined adversely to Acquiror or any of Acquiror Subsidiaries or any of their respective officers or trustees, would individually or in the aggregate have an Acquiror Material Adverse Effect; and, to the knowledge of Acquiror, no such actions, suits or proceedings are threatened or contemplated, in each case, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over Acquiror, any of Acquiror Subsidiaries or assets which would individually or in the aggregate have an Acquiror Material Adverse Effect.

(h)                                 Investment Company Act of 1940.  Acquiror is not and, after giving effect to the Transaction, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i)                                     Taxes.

(i)            Acquiror and each of Acquiror Subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have an Acquiror Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by Acquiror SEC Documents or which would not result in an Acquiror Material Adverse Effect.

(ii)           Commencing with Acquiror’s taxable year ended December 31, 1992, Acquiror was organized and has operated in conformity with the requirements for qualification and taxation as a REIT.  All statements in Acquiror SEC Documents regarding Acquiror’s qualification as a REIT are true, complete and correct in all material respects.

(j)                                    No Conflict or Violation.  To the knowledge of Acquiror, neither Acquiror nor any of Acquiror Subsidiaries is in breach or violation of its respective declaration of trust, charter, bylaws, partnership agreement or other organizational document, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to Acquiror and Acquiror Subsidiaries, taken as a whole, and to which Acquiror or any of Acquiror Subsidiaries is a party or by which Acquiror or any of Acquiror Subsidiaries or their respective property is bound (and there is no event which, whether with or without the giving of notice, or passage of time or both, would constitute a default under any of foregoing), where such breach, violation or default would have an Acquiror Material Adverse Effect.

(k)           Vote Required.  No vote of the holders of any class or series of Acquiror’s capital stock is required to approve this Agreement, the Merger or any of the transactions contemplated hereby.

(l)            No Other Representations or Warranties.  Except for the representations and warranties contained in this Article VI, Target acknowledges that none of Acquiror, Acquiror OP nor any other Person or entity on behalf of Acquiror or Acquiror OP has made, nor has Target relied upon, any representation or warranty, whether express or implied, with respect to Acquiror or any of the Acquiror Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Target by or on behalf of Acquiror or Acquiror OP.  Target acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Target is taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).  None of Acquiror, Acquiror OP nor any other Person or entity will have, or be subject to, any liability or indemnification obligation to Target or any other Person or entity resulting from the distribution in written or verbal communications to Target or use by Target of, any such information, including any information, documents, estimates, projections, forecasts, plans, prospects, forward looking statements or other material made available to Target in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement, except to the extent any such information is deemed to be “made available” to the Company by Acquiror for purposes of this Article VI.

ARTICLE VII.
COVENANTS

7.01.                     Stockholders’ Meeting.

Target shall, in accordance with applicable Law and Target Charter and Target Bylaws, (a) duly call, give notice of, convene and hold the Target Stockholders Meeting as promptly as reasonably practicable after the date of this Agreement, but in no event later than February 14, 2007, and (b) except as is reasonably likely to be required by the Target Board’s duties under applicable Law, (i) include in the Proxy Statement the recommendation of the Target Board that Target’s Stockholders approve the Merger and (ii) use its reasonable efforts to obtain Target Stockholder Approval.

7.02.                     Registration Statement.

Prior to the Effective Time, Acquiror and the Target Stockholders shall enter into the Registration Rights Agreement.  The parties hereto shall cooperate with each other in the preparation of the Registration Statement, and Acquiror shall notify Target of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Target copies of all correspondence between Acquiror or any representative of Acquiror and the SEC.  Acquiror shall give Target and its counsel the opportunity to review the Registration Statement prior to its being filed with the SEC and shall give Target and its counsel the opportunity to review all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.  Target shall use its commercially reasonable efforts to obtain the completed accredited investor questionnaires from the Target Stockholders prior to the Closing Date.  Target agrees to furnish a copy of the offering circular or other such offering document prepared by Acquiror to the Target Stockholders, the distribution of which shall be at Target’s expense, at the time Target distributes notice of the Target Stockholders Meeting to the Target Stockholders.

7.03.                     Access to Information; Confidentiality.

(a)           Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Target shall, and shall cause each of the Target Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Acquiror, reasonable access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, Target shall, and shall cause the Target Subsidiaries to, make available to Acquiror information concerning the Target Properties and Target personnel as Acquiror may reasonably request.  Neither Target nor any of the Target Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of Target’s customers, jeopardize attorney-client privilege or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement.  Acquiror shall, and cause its representatives to, take all reasonable efforts to prevent such access and inspection from interfering with the business operations of Target and the Target Subsidiaries.

(b)           All information obtained by Acquiror pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated June 7, 2006 (the “Confidentiality Agreement”), between Acquiror and Target.

(c)           After the Effective Time, Acquiror shall afford to the officers, employees, accountants, counsel and other representatives of the Liquidating Trust access during normal business hours to the books and records of the Target Properties as may reasonably be requested.

7.04.                     No-Shop Clause.

(a)           From and after the date of the execution and delivery of this Agreement by Target until the termination of this Agreement or the consummation of the Transaction, the Target Group will not, without the prior written consent of Acquiror or except as otherwise permitted by this Agreement directly or indirectly: (i) sell, assign, lease, pledge or otherwise transfer or dispose of, directly or indirectly, all or any portion of the Target Properties or Target Properties Leases, or any material portion or amount of equity securities of Target, whether through merger, consolidation, business combination, asset sale, share exchange or otherwise (and including in connection with an offer for all or a material portion of Target’s stock or assets) (each of such actions being an “Acquisition Proposal”); (ii) solicit offers for, offer up or seek any Acquisition Proposal; (iii) initiate, encourage or provide any documents or information to any third party in connection with, discuss or negotiate with any person regarding any inquires, proposals or offers relating to any Acquisition Proposal; or (iv) enter into any agreement or discussions with any party (other than Acquiror) with respect to any Acquisition Proposal.

(b)           Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in Section 7.04(a) by any of the Target Group’s employees, investment bankers, attorneys, accountants and other advisors or representatives (such employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”), shall be a breach of Section 7.04(a) by Target.  Upon execution of this Agreement, Target has caused the Target Group and its Representatives to, cease immediately and caused to be terminated any and all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal.

(c)           Target shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Acquiror of any inquiry received by the Target Group relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the Person and its Affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to Acquiror a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep Acquiror fully informed on a prompt basis with respect to any developments with respect to the foregoing.

(d)           Notwithstanding the provisions of Section 7.04(a), prior to the receipt of the approval of the transactions contemplated by this Agreement by Target’s Stockholders, Target may, in response to an unsolicited, bona fide written Acquisition Proposal from a Person (the “Potential Acquiror”) which the Target Board determines in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, constitutes a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any modifications proposed by Acquiror during any five (5) Business Day period referenced below), take the following actions (but only if and to the extent that the Target Board concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary obligations under applicable Law); provided that, Target has first given Acquiror written notice that states that Target has received such Superior Proposal and otherwise includes the information required by Section 7.04(c) (the “Superior Proposal Notice”) and five (5) Business Days have passed since the receipt of the Superior Proposal Notice by Acquiror:

(i)            furnish nonpublic information to the Potential Acquiror, provided that (A) (1) concurrently with furnishing any such nonpublic information to the Potential Acquiror, Target gives Acquiror written notice of its intention to furnish nonpublic information and (2) Target receives from the Potential Acquiror an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to the Potential Acquiror on its behalf, the terms of which are at least as restrictive as to the Potential Acquiror as the terms contained in the Confidentiality Agreement are as to Acquiror, and containing customary standstill provisions and (B) contemporaneously with furnishing any such nonpublic information to the Potential Acquiror, Target furnishes such nonpublic information to Acquiror; and

(ii)           engage in negotiations with the Potential Acquiror with respect to the Superior Proposal, provided that concurrently with entering into negotiations with the Potential Acquiror, it gives Acquiror written notice of its intention to enter into negotiations with the Potential Acquiror.

(e)                                  For a period of not less than five (5) Business Days after Acquiror’s receipt of each Superior Proposal Notice, Target shall, if requested by Acquiror, negotiate in good faith with Acquiror to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”).  The terms and conditions of this Section 7.04 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal).

(f)                                   In response to the receipt of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after Target’s compliance with Sections 7.04(b)—(e), the Target Board may withhold or withdraw its recommendation that the Target Stockholders vote in favor of the approval of the Transaction and, in the case of a Superior Proposal that is a tender or exchange offer made directly to the stockholders of Target, may recommend that the Target Stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Target Board or a committee thereof, a “Change in Recommendation”), if both of the following conditions are met:

(i)            the Target Stockholder Meeting has not occurred; and

(ii)           the Target Board has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Target Board to effect a Change in Recommendation would result in a breach of its fiduciary obligations to the Target Stockholders under applicable Law.

(g)                                  Notwithstanding anything to the contrary contained in this Agreement, the obligation of Target to call, give notice of, convene and hold the Target Stockholder Meeting and to hold a vote of the Target Stockholders on this Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change in Recommendation.

7.05.                     Further Action; Reasonable Efforts.

(a)                                 Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, including, without limitation, using its reasonable best efforts to obtain all Applicable Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Target and the Target Subsidiaries as are necessary for the consummation of the Merger and to fulfill the conditions to the Closing.  In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall use all reasonable efforts to cause its respective officers, employees and agents to take all such action.

(b)                                 The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.05(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and to the extent practicable none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other parties; provided, however, Acquiror may make any Exchange Act filings with the SEC with prior notice to Target to the extent possible (but without approval rights).  Each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Merger.  To the extent practicable, and as permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in Person) with such Governmental Authority.

(c)                                  Each of the parties hereto agrees to cooperate and use its reasonable efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

7.06.                     Public Announcements.

Acquiror and Target agree that no public release or announcement concerning the Merger shall be issued by either party without the prior consent of the other party, except as such release or announcement may be required by Law or the rules or regulations of the NYSE in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, if such other party fails to respond or comment on such release or announcement within two (2) Business Days of receipt of a draft of such release or announcement, the release or announcement shall be deemed approved.

7.07.                     Escrow and Indemnification.

(a)                                 Escrow Fund.  Within five (5) Business Days after the Effective Time, the Escrow Shares shall be registered in the name of, and be deposited with the Share Escrow Agent, such deposit to constitute the escrow fund (the “Escrow Fund”) and to be governed by the terms set forth herein and in the Share Escrow Agreement.  The Escrow Fund shall consist of the Escrow Shares and shall be available to compensate Acquiror for Damages pursuant to the indemnification obligations of Target set forth in Section 7.07(b).

(b)                                 Indemnification.

(i)            Subject to the limitations set forth in this Section 7.07, the Target Stockholders will indemnify and hold harmless Acquiror, Acquiror OP and Merger Subsidiary and their respective officers, directors, agents and employees, and each Affiliate thereof (hereinafter referred to individually as an “Indemnified Person” and, collectively, as “Indemnified Persons”) from and against any and all losses, costs, damages, liabilities, taxes and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, (collectively, “Damages”) arising out of (A) any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Target Group in this Agreement, the Target Disclosure Letter or any exhibit, schedule or certificate to, or delivered in connection with, this Agreement, (B) any of the matters described in Sections 6.02(f) and 6.02(g)(xx) of the Target

Disclosure Letter, (C) payment obligations under NPI’s or Target’s deferred compensation plan, pension plan, severance obligations and retirement obligations including, but not limited to, the Dollenberg Retirement Obligations, (D) any misrepresentation or breach by NPI under the Exchange Agreement, (E) any continuing liability in connection with the loans as more particularly described in Section 6.02(j)(viii) and Section 6.02(k) of the Target Disclosure Letter but excluding any continuing liability in connection with the Office Assumed Loans and (F) guarantees signed by Target with respect to loans relating to the Retail Properties (the “Retail Loan Guarantees”).  The Escrow Fund shall be the security for this indemnity obligation subject to the limitations in this Agreement.

(ii)           Acquiror and Target each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares of Merger Consideration that Acquiror would have agreed to issue in connection with the Merger.  Following the Effective Time, the right to obtain indemnification from the Escrow Fund, pursuant to the indemnification provisions of this Section 7.07 and the Share Escrow Agreement shall be Acquiror’s exclusive remedy for any breach by Target hereof or Damages described in Section 7.07(b)(i); provided, however, that the foregoing shall not limit liability of any Person or entity in the case of fraud or any intentional misrepresentation by such Person or entity.

(iii)          Acquiror may not receive any Escrow Shares from the Escrow Fund unless and until the Claims Notice specifying an aggregate amount of Damages incurred by Acquiror in excess of Five Hundred Thousand Dollars ($500,000) (the “Indemnity Threshold”) have been delivered to the Share Escrow Agent as provided in Section 7.07(d) and such amount is determined pursuant to this Section 7.07 to be payable, after which Acquiror shall receive Escrow Shares for the amount of any Damages in excess of the Indemnity Threshold.  In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Target shall be disregarded.

(iv)          The Indemnity Threshold shall not apply to any Claims Notice (A) regarding the payment of any Transfer Taxes, (B) arising out of matters described in Sections 6.02(f) and 6.02(g)(xx) of the Target Disclosure Letter whereby Acquiror sustains actual Damages not reimbursed by insurance, (C) relating to payment obligations under NPI’s or Target’s deferred compensation plan, pension plan, severance obligations and retirement obligations including, but not limited to, the Dollenberg Retirement Obligations, (D) any misrepresentation or breach by NPI under the Exchange Agreement, (E) arising out of any continuing liability in connection with the loans as more particularly described in Section 6.02(j)(viii) and Section 6.02(k) of the Target Disclosure Letter but excluding any continuing liability in connection with the Office Assumed Loans or (F) regarding the Retail Loan Guarantees.

(c)                                  Escrow Period.  The escrow period (the “Escrow Period”) shall terminate at 11:59 p.m. Eastern Standard Time on the thirty-six (36) month anniversary of the Closing Date; provided, however, that a portion of the Escrow Fund, which is necessary to satisfy any unpaid fees due to the Share Escrow Agent and any unsatisfied claims specified in any Claims Notice theretofore delivered to the Share Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved and such fees have been paid.  Promptly after the Effective

Time, Acquiror shall deliver to the Share Escrow Agent a certificate specifying the Closing Date.

(d)                                 Claims Upon Escrow Fund.

(i)                                     Upon receipt by the Share Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (a “Claims Notice”):

(A)          stating that Damages exist in an aggregate amount greater than the Indemnity Threshold; and

(B)          specifying in reasonable detail the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Share Escrow Agent shall set aside Escrow Shares having a value equal to the amount of Damages in excess of the Indemnity Threshold.

(ii)                                  Upon the earliest of:  (A) receipt of written authorization from the Stockholders’ Agent or from the Stockholders’ Agent jointly with Acquiror to make such delivery, (B) receipt of written notice of a final decision in arbitration of the claim, or (C) in the event the claim set forth in the Claims Notice is uncontested by the Stockholders’ Agent as of the close of business on the next Business Day following the fifteenth (15th) day following receipt by the Share Escrow Agent of the Claims Notice; on the next Business Day, the Share Escrow Agent shall deliver the Escrow Shares or the portion of Escrow Shares set aside pursuant to Section 7.07(d)(i) to Acquiror.

(iii)                               For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Escrow Shares in the Escrow Fund shall be valued at the last reported sale price of an Acquiror Common Share on the NYSE on the Business Day prior to the date such claim is paid.

(e)                                  Objections to Claims.  At the time of delivery of any Claims Notice to the Share Escrow Agent, a duplicate copy of such Claims Notice shall be delivered to the Stockholders’ Agent and for a period of fifteen (15) days after such delivery to the Share Escrow Agent of such Claims Notice, the Share Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 7.07 unless and until the Share Escrow Agent shall have received written authorization from the Stockholders’ Agent to make such delivery.  After the expiration of such fifteen (15) day period, the Share Escrow Agent shall make delivery of the Escrow Shares in accordance with Section 7.07, provided, that no such payment or delivery may be made if the Stockholders’ Agent shall object in a written statement to the claim made in the Claims Notice, and such statement shall have been delivered to the Share Escrow Agent and to Acquiror prior to the expiration of such fifteen (15) day period.

(f)                                   Resolution of Conflicts; Arbitration.

(i)            In case the Stockholders’ Agent shall so object in writing to any claim or claims by Acquiror made in any Claims Notice, Acquiror shall have fifteen (15) days after receipt by the Share Escrow Agent of an objection by the Stockholders’ Agent to respond in a written statement to the objection of the Stockholders’ Agent.  If after such fifteen (15) day period there remains a dispute as to any claims, the Stockholders’ Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims.  If the Stockholders’ Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Share Escrow Agent.  The Share Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

(ii)           If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders’ Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.  Within fifteen (15) days after such written notice is sent, Acquiror and the Stockholders’ Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator.  The decision of the arbitrators as to the validity and amount of any claim in such Claims Notice shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 7.07, the Share Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

(iii)          Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  Any such arbitration shall be held in Howard County, Maryland under the commercial rules then in effect of the American Arbitration Association and applying the laws of the State of Maryland.  Acquiror, on the one hand, and Target Stockholders, on the other hand, shall each bear its/their own expenses (including attorneys’ fees and expenses) incurred in connection with any such arbitration.  In the event the arbitrator or arbitrators find in favor of Acquiror as to the claim in dispute, all fees, costs, and the reasonable expenses of legal counsel incurred by Acquiror will be charged against the Escrow Fund in addition to the amount of the disputed claim.  Similarly, in the event the arbitrator or arbitrators find in favor of Target as to the claim in dispute, all fees, costs, and the reasonable expenses of legal counsel incurred by Target will be paid by Acquiror.  The fees and expenses of each arbitrator and the administrative fee of the American Arbitration Association shall be allocated by the arbitrator or arbitrators, as the case may be (or, if not so allocated, shall be borne equally by Acquiror, on the one hand, and Target Stockholders, out of the Escrow Fund, on the other hand).

(g)                                  Stockholders’ Agent

(i)            The Liquidating Trust shall be constituted and appointed as the Stockholders’ Agent for and on behalf of the Target Stockholders to execute and deliver the Share Escrow Agreement and for all other purposes thereunder, to give and receive notices and communications, to authorize delivery of Escrow Shares from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing.  Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days’ prior written notice to all of Target Stockholders and to Acquiror.  No bond shall be required of the Stockholders’ Agent, and the Stockholders’ Agent shall receive no compensation for his services.  Notices or communications to or from the Stockholders’ Agent shall constitute notice to or from each of Target Stockholders.

(ii)           The Stockholders’ Agent shall not be liable for any act done or omitted hereunder as Stockholders’ Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  Target Stockholders shall severally indemnify the Stockholders’ Agent and hold him harmless against any loss, liability or expense incurred without bad faith on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

(h)                                 Actions of the Stockholders’ Agent.  A decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all of Target Stockholders and shall be final, binding and conclusive upon each and every Target Stockholder, and the Share Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each and every Target Stockholder.  The Share Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Agent.

(i)                                     Third-Party Claims.  In the event that Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Stockholders’ Agent of such claim, and the Stockholders’ Agent and Target Stockholders shall be entitled, at their expense, to participate in any defense of such claim.  Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders’ Agent, which consent shall not be unreasonably withheld.  In the event that the Stockholders’ Agent has consented to any such settlement, the Stockholders’ Agent shall have no power or authority to object under Section 7.07(e) or any other provision of this Section 7.07 to any claim by Acquiror against the Escrow Fund for indemnity in the amount of such settlement.

(j)            The provisions of this Section 7.07 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.07 applies without the consent of such affected indemnitee and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

(k)           Additional Escrow Shares. The Additional Escrow Shares shall be held by the Share Escrow Agent pursuant to the terms of the Additional Share Escrow Agreement.

7.08.                     Intentionally Deleted.

7.09.                     Transfer Taxes.

Acquiror shall be liable for all Transfer Taxes (including any such taxes imposed post-Closing) applicable to any transfers relating to the properties set forth in Section 7.09(a) of the Target Disclosure Letter.  Target and Acquiror shall each be liable for one-half of all Transfer Taxes (including any such taxes imposed post-Closing) applicable to any transfers relating to the properties set forth in Section 7.09(b) of the Target Disclosure Letter.  Target shall be liable for all Transfer Taxes (including any such taxes imposed post-Closing) applicable to any transfers relating to the properties set forth in Section 7.09(c) of the Target Disclosure Letter.  Target and Acquiror shall each be liable for one-half of all Transfer Taxes (including any such taxes imposed post-Closing) applicable to any transfers effectuated pursuant to the transactions contemplated in the PSA.  Notwithstanding the foregoing, in no event shall liability under this Section 7.09 extend to any transfers taking place after the Effective Time.

7.10.                     Additional Acknowledgement #2.  Upon the closing of the Retail Transaction, the Liquidating Trust shall deliver to the Surviving Entity a copy of the Additional Acknowledgement #2 by P. Douglas Dollenberg in the form attached hereto as Exhibit P.

7.11.                     Lender’s Approval.

(a)           The current loan documents evidencing the Office Assumed Loans are listed in Section 7.11 of the Target Disclosure Letter (the “Loan Documents”).

(b)           Target and Acquiror, with due diligence and in good faith, shall cooperate to attempt to obtain for the benefit of Acquiror, Acquiror OP and Merger Subsidiary legally binding letters or agreements, effective through the Closing Date, from the lenders who hold Office Assumed Loans and, if required, any nationally recognized rating agencies (if any) required by such lenders (the “Rating Agencies”), approving the transactions contemplated by this Agreement, to the extent applicable to the Office Assumed Loans, setting forth the amount of principal and interest outstanding as of the Closing Date, stating that there has not been, and there does not currently exist, any default under any of the Loan Documents and thereafter with due diligence and in good faith shall cooperate to consummate the closing of the Office Assumed Loans (each, a

“Lender’s Approval”).  All documentation to be signed by Target Group, Acquiror or Acquiror OP in connection with any Lender’s Approval shall be subject to Acquiror’s prior written consent, not to be unreasonably withheld.  Target shall pay (i) any assumption fee under the Loan Documents, (ii) the consent fee charged by the servicer and lenders, (iii) the legal fees of the servicer and lenders in connection with Lender’s Approval, (iv) any and all other fees and costs of the servicer, the lenders, and the Rating Agencies relating to Lender’s Approval including all structural, environmental, inspection, administrative, flood determination, insurance review and credit review fees of the servicer, the lenders, and the Rating Agencies relating to Lender’s Approval or otherwise relating to the Office Assumed Loans (the “Assumption Fees”).  On the Closing Date if the Transaction is consummated, Acquiror shall reimburse Target for the Assumption Fees.

(c)           Acquiror shall use its commercially reasonable efforts to obtain a release of NPI and Nottingham Investment Company from guarantees and/or indemnities for obligations accruing under the Office Assumed Loans from and after the date of assumption of the Office Assumed Loans.

7.12.                     Termination of Management Agreements.

Prior to the Effective Time, Target shall terminate those property management agreements listed in Section 7.12 of the Target Disclosure Letter.

7.13.                     Short Term Loan.

No later than one (1) Business Day prior to the Closing Date, Target shall obtain the Short Term Loan and will sign the Short Term Loan Documents as may be reasonably requested by Wachovia Bank, N.A. or Acquiror.  The Short Term Loan Documents shall be subject to Acquiror’s prior written approval, which may be withheld in its reasonable discretion.  The proceeds of the Short Term Loan will be used to repay in full the Existing Office Indebtedness and certain other obligations of Target.  All liens securing the Existing Office Indebtedness shall be released at the time of the closing of the Short Term Loan.  The Short Term Loan may be secured by a lien on the ownership interests of Target or Target Subsidiaries, provided that such lien is released upon the guaranty by Acquiror OP of the Short Term Loan.

7.14.                     Tenant Improvements.

Target shall use commercially reasonable efforts to complete all tenant improvement work with respect to the Pre-LOI Leases required to be performed at the commencement of the lease term (the “Pre-LOI TI Work”) prior to the Effective Time.  If such work shall not be completed prior to the Effective Time, Target will enter into contracts with third parties, subject to Acquiror’s prior written approval, to complete such work.  Target will enter into contracts with third parties, subject to Acquiror’s prior written approval, for all tenant improvements with respect to Target Properties Leases which are not Pre-LOI Leases.

7.15.                     Sewer System Escrow.

Upon the completion of all work to the Sewer System (as defined in the Acquisition Agreement), in the event any unspent funds remain in the escrow under such Acquisition Agreement (which agreement calls for the such remaining funds to be equally split between Honeygo Run Reclamation Center, Inc. and Target), Acquiror shall transmit all of the funds it receives from such escrow to the Liquidating Trust promptly upon receipt of such funds.  Except as set forth in Section 8.04(viii) hereof, Acquiror shall not be responsible for the reimbursement to Target, any Target Subsidiary or the Liquidating Trust of any money spent as of the Closing Date on the Sewer System.

ARTICLE VIII.
ADDITIONAL AGREEMENTS

8.01.                     Inspection of the Target Properties.

(a)           Right of Inspection.  Acquiror shall have the right, at its own risk, cost and expense, at any time prior to Closing during normal business hours (i.e. Monday through Friday from 9:00 a.m. to 5:00 p.m. - federal holidays excepted) upon not less than forty-eight (48) hours prior notice to Target, and subject to the approval of the tenants under the Target Properties Leases with respect to any entry into the leased premises, to enter, or cause its agents or representatives to enter, upon any of the Target Properties for the purpose of making surveys, tests, test borings, inspections, investigations and architectural, structural, economic, environmental and other studies of any of the Target Properties as Acquiror may deem desirable.  Target agrees that it shall reasonably cooperate with Acquiror in connection with any other information regarding the Target Properties reasonably requested by Acquiror and will provide or make available such information during the Inspection Period and at all periods thereafter through the Closing to the extent in Target’s possession.  Acquiror shall, at Acquiror’s sole cost and expense, promptly and fully restore any damage or destruction to any of the Target Properties occurring as a result of any act or omission of Acquiror by reason of such tests, studies or investigations.  Acquiror shall indemnify, defend and hold Target harmless from and against all loss, cost, damage or claim (including attorneys’ fees reasonably incurred, court costs and costs of investigation) arising out of or resulting from Acquiror’s exercise of the right and privilege granted to Acquiror contained in this Section 8.01, and the undertakings contained in this Section 8.01 shall survive Closing or prior termination of this Agreement.

(b)           Inspection Period.  Acquiror shall have the period commencing on the date hereof and ending at 5:00 p.m. Eastern Time on December 21, 2006 (the “Inspection Period”) to inspect the Target Properties and to conduct such tests and investigations as it deems advisable in order to determine that the Target Properties can be used for Acquiror’s intended use.  If, during the Inspection Period, Acquiror is not reasonably satisfied with its findings thereof or for any other reason whatsoever, Acquiror shall notify Target in writing (prior to the expiration of the Inspection Period) in which event:

(i)            the Deposit shall be returned to Acquiror; and

(ii)           this Agreement shall be terminated in accordance with the provisions of Article X hereof.

It is expressly recognized and agreed by the parties that following expiration of the Inspection Period, Acquiror shall be deemed to have waived its termination right under this Section 8.01.  If this Agreement is terminated by Target pursuant to Section 10.01(d)(i), the Cash Escrow Agent shall pay the Deposit to Target as Target’s final liquidated damages (it being understood that Target’s actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties’ best current estimate of such damages).  Conversely, if this Agreement is terminated for any other reason whatsoever, the Deposit shall be promptly paid by the Cash Escrow Agent to Acquiror.

8.02.       Prepayment of Indebtedness.

After obtaining Acquiror’s prior written consent, Target shall prepay the Existing Office Indebtedness listed in Section 8.02 of the Target Disclosure Letter prior to Closing, using a portion of the proceeds of the Short Term Loan, which Existing Office Indebtedness is secured by the properties listed in Section 8.02 of the Target Disclosure Letter, and in connection therewith shall pay all accrued interest, prepayment penalties and other charges related thereto or in connection therewith.

8.03.       Acquisition of Joint Venture Interests; Disposal of Properties.

Prior to or concurrently with the Closing, Target shall have taken all actions necessary to (i) acquire the outstanding equity interests in the Target Joint Ventures not owned by Target and (ii) dispose of the real estate properties and related entities owned by Target which hold assets other than the Target Properties or the Retail Properties.

8.04.       Prorations and Adjustments.

This Section 8.04 applies to the Merger Closing Properties.  At Closing, accounts payable, rents (to the extent prepaid), all real and personal property taxes, water rents, sewer charges, electric and other utility charges, fuel if any, operating expenses, wages, any special assessments, if any, and other similar charges affecting the Merger Closing Properties and all utility charges, if any, shall be adjusted and prorated as of midnight of the day prior to the Closing Date (the “Closing Adjustment Time”).  All other charges or fees customarily prorated and adjusted in similar transactions shall be adjusted as of the Closing Adjustment Time.  All rent (other than prepaid rent) received from the tenants of the Merger Closing Properties shall be adjusted (prorated) as of the Closing Adjustment Time and paid in accordance with the following provisions, together with the following adjustments:

(i)            Following receipt of the monthly installment of basic rent under any of the Merger Closing Properties Leases attributable to the month in which the

Closing occurs, such installment shall be adjusted as of the Closing Adjustment Time, with the Target Stockholders being entitled to the portion thereof attributable to the period of the month immediately preceding the Closing Date and Acquiror entitled to the balance of such monthly installment.  Acquiror shall use commercially reasonable efforts to seek to collect unpaid rents and other amounts attributable to the period prior to the Closing Adjustment Time.

(ii)           Acquiror shall be entitled to all basic rent and other sums due under any of the Merger Closing Properties Leases as of the Closing Adjustment Time with the exception of (a) common area maintenance (CAM) and real estate tax reimbursements attributable to periods prior to the Closing Adjustment Time; (b) the basic rent for the Closing month to which an Acquiror is entitled under (i) above, and (c) rental arrearages for periods preceding the Closing Adjustment Time, and (d) rents received from tenants prior to the Closing Adjustment Time which relate to periods prior to the Closing Adjustment Time.  Annual CAM and tax reimbursements, which are payable by the tenant on an annual basis after the conclusion of each calendar year, will be adjusted as of the Closing Adjustment Time, with the Target Stockholders being entitled to the portion thereof attributable to the period of the year immediately preceding the Closing Adjustment Time and the Acquiror being entitled to the balance of such payment.  Additionally, any tenant payments for special services which were specifically billed by Target or one of its Affiliates prior to the Closing Adjustment Time shall be owed to the Target Stockholders.  All CAM payments from tenants received by Target or Target Subsidiaries which relate to periods after the Closing Adjustment Time shall be credited to Acquiror at Closing.

(iii)          All security deposits under the Merger Closing Properties Leases (excluding letters of credit posted as security deposits as listed in Section 8.04(iii) of the Target Disclosure Letter) and rents received by Target and Target Subsidiaries which relate to periods after the Closing Adjustment Time shall be credited to Acquiror at Closing.  Letters of credit posted as security deposits as listed in Section 8.04(iii) of the Target Disclosure Letter shall be assigned to Acquiror at Closing.

(iv)          All Leasing Commissions and tenant improvements with respect to the Target Properties Leases signed after September 6, 2006 shall be assumed by Acquiror.  All Pre-LOI Leasing Commissions and Pre-LOI TI Work shall be the obligation of the Target.  Any such unpaid amounts with regard to the Pre-LOI Leases as of the Closing Date, together with the estimated cost to complete the Pre-LOI TI Work after the Closing, shall be credited to Acquiror at Closing.  To the extent Target has paid the Leasing Commissions and tenant improvements for leases signed after September 6, 2006, Target Stockholders shall receive a credit at Closing.

(v)           Acquiror will be credited at Closing for an amount equal to any casualty insurance deductibles and uninsured losses relating to casualties which may have occurred at the Merger Closing Properties prior to the Closing.

(vi)          If Acquiror collects any unpaid or delinquent rents relating to the Merger Closing Properties after the Closing Adjustment Time, Acquiror shall deliver to the Liquidating Trust the rent to which the Liquidating Trust is entitled relating to the period prior to the Closing Adjustment Time.  All rents relating to the Merger Closing Properties received by Acquiror after the Closing Adjustment Time shall be applied first to current and then delinquent rent in the inverse order of maturity.

(vii)         An amount equal to the Retained LC Amount shall be credited to Acquiror at Closing pursuant to Section 8.08.

(viii)        Acquiror shall credit to Target Stockholders at Closing any money spent by Target with respect to the Sewer System (as such term is defined in the Acquisition Agreement) on or after September 6, 2006.

(ix)          Intentionally Deleted.

(x)           If there are any liens or encumbrances applicable to Target Properties other than Permitted Liens, as of Closing, the amount to discharge such liens and encumbrances shall be credited to Acquiror at Closing.

(xi)          If there shall be a breach of any of the representations, warranties, covenants or agreements made by Target herein and Target fails to cure such breach by the Outside Date, or if there shall be any outstanding liabilities or obligations of Target, Target Subsidiaries, NPI Exchange Entities or NPI Entities as of the Effective Time other than the Office Assumed Loans, the Short Term Loan, the Scheduled Contracts and the Target Properties Leases, the amount of the aggregate Damages resulting from such breach or such outstanding liabilities or obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be credited to Acquiror at Closing.

(xii)         The fees payable to the Share Escrow Agent shall be equally split by Target Stockholders and Acquiror and paid at Closing.

(xiii)        Any unpaid amounts due by Target as of the Effective Time as described in Section 6.02(i)(ii) of the Target Disclosure Letter shall be credited to Acquiror at Closing.  Any refund of prior property taxes owed to Target as of the Effective Time (net of any attorneys’ fees), pursuant to a successful appeal, shall be credited to Target Stockholders at Closing.

(xiv)        Any costs to rectify overstressed joints pursuant to, and in accordance with, paragraph three of Section 6.02(g)(iv) of the Target Disclosure Letter shall be credited to Acquiror at Closing, to the extent such costs were not paid by Target prior to Closing.

All adjustment items (collectively, the “Closing Adjustments”) shall be resolved by the parties in good faith at least five (5) Business Days prior to the Closing Date.  To the extent that the Closing Adjustments result in a net payment due to Target Stockholders, immediately prior to the Effective Time, the Merger Consideration shall be increased as set forth in Section 4.01.  To the extent that the Closing Adjustments result in a net payment due by the Target Stockholders, immediately prior to the Effective Time, the Merger Consideration shall be decreased as set forth in Section 4.01.  The net payment either due to or due by the Target Stockholders is referred to as the “Closing Adjustment Amount”.

8.05.       Articles Supplementary.

Acquiror shall take all necessary actions to approve and file with the SDAT the Articles Supplementary prior to the Effective Time.

8.06.       Intellectual Property.

The parties hereto agree that the Target Stockholders retain the exclusive rights to use of the word “Nottingham” except that Acquiror will be granted a license to use the names “Nottingham Ridge,” “Nottingham Centre” and “Nottingham Center” with respect to those properties, in the form attached hereto as Exhibit E (the “License Agreement”).

8.07.       COBRA Agreements.

On and after the Effective Time, Acquiror shall provide applicable notices and continuing health coverage that satisfies COBRA to Ronald Heagy, Bruce Campbell III,  John Auer and Deborah Sellmayer (and members of their family), to individuals who are within their COBRA election period as of the Effective Time, and to employees of NPI (and members of their family) terminated in connection with the Retail Transaction but only with respect to the NPI Group Health Plan and only if such Retail Transaction is consummated within sixty (60) days of the Closing hereunder.  Acquiror’s obligation, however, does not include the assumption of any other liability with respect to NPI’s employee benefit plans and does not extend to any other obligation or liability under COBRA.  NPI shall indemnify Acquiror, Acquiror OP and Merger Subsidiary with respect to any such non-assumed obligations and liabilities, pursuant to the agreement described in Section 9.05(f) of this Agreement.

8.08.       Certain Agreements.

As of the Effective Time, Acquiror shall assume the obligations of Target or its Affiliates under each of the public works agreements, utility agreements and permits relating to the Target Properties Escrow LCs and the Target Properties LCs.  At the Closing, Acquiror shall receive a credit against the Merger Consideration equal to the sum of the amount outstanding under the Target Properties Escrow LCs as of the Effective Time (the “Retained LC Amount”).  Acquiror OP shall use its commercially reasonable efforts to arrange for the Target Properties Escrow LCs to be released or terminated once the work which is secured by the Target Properties Escrow LCs shall have been completed (the “Outstanding Work”).  Target will use its commercially reasonable efforts to complete all Outstanding Work prior to Closing.  To the extent that any such Outstanding Work is not completed prior to Closing, Acquiror shall use its commercially reasonable efforts to complete such Outstanding Work.  At any time and from time to time as a Target Properties Escrow LC is terminated or released, Acquiror will pay to the Liquidating Trust the amount of the outstanding balance of such Target Properties Escrow LC less the documented amount paid by Acquiror or Acquiror OP to complete the Outstanding Work or to correct any defective Outstanding Work related to such Target Properties Escrow LC.

8.09.                     Reciprocal Release.

Prior to the Closing, Target and NPI will enter into the Reciprocal Release.

8.10.                     Lockbox.

Prior to Closing, Target shall close its lockbox that was previously established for the receipt of rents attributable to the Target Properties.

8.11.                     Final Tax Returns.

Target shall prepare its final income tax return at its own expense subject to Acquiror’s prior written approval.

8.12.                     Insurance Proceeds.

All insurance proceeds with respect to the Target Properties, regardless of the amount, shall remain the property of Target and Target Subsidiaries.  Thus, Target Stockholders shall not be entitled to any such insurance proceeds in the event of a casualty at the Target Properties or a claim that arose with respect to the Target Properties.

8.13.                     Satisfaction of Dollenberg Retirement Obligations.

Prior to the Closing, NPI and Target will establish a trust to which they shall pay the funds due to P. Douglas Dollenberg to satisfy the Dollenberg Retirement Obligations.

ARTICLE IX.
CONDITIONS TO CONSUMMATION OF THE TRANSACTION AND CLOSING
DELIVERIES

9.01.                     Conditions to the Obligations of Each Party.

The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)           Target Stockholder Approval.  This Agreement and the Transaction shall have been approved and adopted by the requisite affirmative vote of the Target Stockholders in accordance with the MGCL and the Target Charter.

(b)           No Order.  No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Transaction illegal or otherwise restricting, preventing or prohibiting consummation of the Transaction.

(c)           Governmental Approvals.  All required approvals of Governmental Authorities, if any, shall have been obtained.

(d)           Lender’s Approval.  All required Lender’s Approval of the Target Group, if any, shall have been obtained.

9.02.                     Conditions to the Obligations of Acquiror, Acquiror OP and Merger Subsidiary.

The obligations of Acquiror and Merger Subsidiary to consummate the Transaction are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of Target in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of all representations or warranties to be true and correct in the aggregate is not reasonably likely to result in a Target Material Adverse Effect.  Notwithstanding the foregoing, in determining whether a cumulative Target Material Adverse Effect has occurred at Closing for the purposes of this Section 9.02(a), any limitation as to materiality or Target Material Adverse Effect in a representation or warranty shall be disregarded.

(b)           Agreements and Covenants.  Target shall have delivered all of the items listed in Section 9.04, and otherwise have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing.

(c)           Material Adverse Effect.  Since the date of this Agreement, there shall have occurred no change, event or circumstance which, individually, or in the aggregate, is reasonably likely to result in a Target Material Adverse Effect.

(d)           Existing Indebtedness.  All of the Existing Office Indebtedness shall have been repaid and the only indebtedness of Target and Target Subsidiaries as of the Effective Time shall be the Assumed Loans and the Short Term Loan, the only indebtedness of the Retail Entities as of the Effective Time shall be the Existing Retail Indebtedness, and the amounts due under the Existing Retail Indebtedness, Short Term Loan and Assumed Loans shall not exceed $129,648,266.

(e)           Officer’s Certificate.  Target shall have delivered to Acquiror a certificate, dated the date of the Closing, signed by the President or any Vice President of Target, certifying as to the satisfaction of the conditions specified in this Section 9.02, and including as an exhibit a Target Disclosure Letter updated as of the Closing Date.

(f)            Tenant Estoppels.  At least one (1) Business Day prior to the Closing Date, Target shall have delivered to Acquiror the tenant estoppel certificates in the form attached hereto as Exhibit J executed by those tenants listed in Section 9.02(f) of the Target Disclosure Letter, free from material adverse disclosures not previously disclosed to Acquiror.

(g)           Office Assumed Loan Documents.  The Office Assumed Loan Documents shall have been fully executed and delivered to Acquiror.

(h)           Corporate Dissolutions.  Prior to the Effective Time, Target shall have dissolved the corporations listed in Section 9.02(h) of the Target Disclosure Letter.

(i)            Stock Distribution.  Prior to the Effective Time, Target shall have caused all of the outstanding stock in each of NVI Communities, Inc. and Village Ventures, Inc. to be distributed to the Liquidating Trust.

(j)            Assignment of Insurance Loans.  Prior to the Effective Time, Target shall have transferred all of its rights and obligations relating to the officers life insurance policies and loans as listed in Section 9.02(j) of the Target Disclosure Letter to the Liquidating Trust.

9.03.                     Conditions to the Obligations of Target.

The obligations of Target to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of Acquiror, Acquiror OP and Merger Subsidiary in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct in the aggregate is not reasonably likely to result in an Acquiror Material Adverse Effect.  Notwithstanding the foregoing, in determining whether a cumulative Acquiror Material Adverse Effect has occurred at Closing for the purposes of this Section 9.03(a), any limitation as to materiality or Acquiror Material Adverse Effect in a representation or warranty shall be disregarded.

(b)           Agreements and Covenants.  Acquiror, Acquiror OP and Merger Subsidiary shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(c)           Intentionally Deleted.

(d)           Articles Supplementary.  The Articles Supplementary shall have been approved by the trustees of Acquiror, filed with and accepted by the SDAT and be in full force and effect.

(e)           Material Adverse Effect.  Since the date of this Agreement, there shall have occurred no change, event or circumstance which, individually, or in the aggregate, is reasonably likely to result in an Acquiror Material Adverse Effect.

(f)            Officer Certificate.  Acquiror shall have delivered to Target a certificate, dated the date of the Closing, signed by the President or any Vice President of Acquiror, certifying as to the satisfaction of the conditions specified in this Section 9.03.

9.04.                     Deliveries by Target.  At Closing, Target shall execute and deliver or cause to be delivered to Acquiror:

(a)           Notices to Tenants substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, executed by Target, and complying with applicable statutes in order to relieve Target of liability for any security deposits (provided the security deposits are paid to Acquiror), directing tenants to pay all rent due and owing under the Target Properties Leases to Acquiror or Acquiror’s designated agent;

(b)           originals of the Target Properties Leases and copies of lease files at the Target Properties, and originals of any maintenance and service contracts that are to be assumed, to the extent any such documents are in the possession of Target or any Target Subsidiary;

(c)           an affidavit that Target is not a “foreign person” in the form attached as Exhibit G;

(d)           maintenance records, equipment manuals and plans and specifications for the Target Properties, to the extent any such documents are in the possession of Target or any Target Subsidiary;

(e)           keys or combinations to all locks at the Target Properties, to the extent any such keys or combinations are in the possession of Target or any Target Subsidiary;

(f)            the certificate described in Section 9.02(e);

(g)           legal opinions of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, dated as of the Closing Date and in the form attached hereto as Exhibit H;

(h)           the receipt or release from Wachovia Capital Markets, LLC as described in Section 6.02(n);

(i)            an executed settlement sheet;

(j)            affidavits required by the Anchor Title Company in the form attached hereto as Exhibit I;

(k)           cross-release and indemnity between NPI, Acquiror and Target in the form of Exhibit K attached hereto (the “Reciprocal Release”);

(l)            release of guaranties executed by Target on properties that are not Target Properties or evidence reasonably satisfactory to Acquiror that the associated loan has been repaid;

(m)          certificate of good standing of Target from the State Department of Assessments and Taxation of the State of Maryland;

(n)           estoppels from the community associations set forth on Section 9.04(n) of the Target Disclsoure Letter;

(o)           tenant estoppels as more particularly set forth in Section 9.02(f) hereof;

(p)           the Office Assumed Loan Documents;

(q)           with respect to obligations of Target to P. Douglas Dollenberg, a receipt evidencing payment of such obligations, a payoff acknowledgement, a copy of the original promissory note marked cancelled and paid-in-full and a copy of the returned Target stock certificates;

(r)            the First Amendment to Retirement Agreement by and between P. Douglas Dollenberg, NPI and Target in substantially the form of Exhibit L attached hereto;

(s)            releases from the employees listed in document #1 under the heading “Employee Benefit Plans of Target” in Section 6.02(o)(ii) of the Target Disclosure Letter;

(t)            evidence of payment of all deferred management fees owed by Target to NPI;

(u)           evidence from Mercantile — Safe Deposit and Trust Company that there is no balance due under Target’s revolving line of credit;

(v)           the License Agreement (as executed by the Liquidating Trust);

(w)                               the Acknowledgement by P. Douglas Dollenberg in substantially the form attached hereto as Exhibit N; and

(x)                                 the Additional Acknowledgement #1 by P. Douglas Dollenberg in substantially the form attached hereto as Exhibit O.

9.05.                     Deliveries by Acquiror.  At Closing, Acquiror shall execute and deliver or cause to be delivered to Target:

(a)                                 the Merger Consideration, as more particularly set forth in Section 4.01;

(b)                                 certificate of good standing of Acquiror from the State Department of Assessments and Taxation of the State of Maryland;

(c)                                  the Office Assumed Loan Documents;

(d)                                 legal opinion of DLA Piper US LLP, dated as of the Closing Date in the form attached hereto as Exhibit M;

(e)                                  the certificate described in Section 9.03(f);

(f)                                   the Reciprocal Release; and

(g)                                  the License Agreement (as executed by the Surviving Entity).

ARTICLE X.
TERMINATION

10.01.              Termination.

This Agreement may be terminated at any time prior to the Effective Time in writing (the date of any such termination, the “Termination Date”):

(a)                                 by the mutual written consent of Acquiror and Target;

(b)                                 by either Target or the Acquiror upon written notice to the other party, if:

(i)            any Governmental Authority with jurisdiction over such matters shall have issued a governmental order permanently restraining, enjoining or otherwise prohibiting the Transaction, and such governmental order shall have become final and unappealable; provided, however, that the terms of this Section 10.01(b)(i) shall not be available to any party (A) unless such party shall have used its reasonable efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the Transaction or (B) whose failure to comply with the terms of this Agreement has been the cause of, or materially contributed to, such governmental action;

(ii)           the Transaction shall not have been consummated on or before February 28, 2007 (the “Outside Date”), unless the failure to consummate the Transaction on or prior to the Outside Date is the result of any action or inaction under this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 10.01(b)(ii); or

(iii)          upon a vote at a duly held meeting (or at any adjournment or postponement thereof) to obtain the Stockholder Approval, the Stockholder Approval is not obtained;

(c)                                  by Acquiror, upon written notice to Target:

(i)            if a Target Material Adverse Effect shall have occured;

(ii)           if the Target Board makes a Change in Recommendation prior to the Target Stockholder Meeting; or

(iii)          if Target shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.02 and (B) is incapable of being cured by Target by the Outside Date or, if capable of being cured by Target by the Outside Date, Target does not commence to cure such breach or failure within ten (10) Business Days after its receipt of written notice thereof from Acquiror and cure such breach or failure by the Outside Date;

(d)                                 by Target, upon written notice to Acquiror, if:

(i)            Acquiror shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.03(a) or 9.03(b) and (B) is incapable of being cured by Acquiror by the Outside Date or, if capable of being cured by Acquiror by the Outside Date, Acquiror does not commence to cure such breach or failure within ten (10) Business Days after its receipt of written notice thereof from Target and cure such breach or failure by the Outside Date;

(ii)           prior to receipt of the Stockholder Approval, Target (i) receives a Superior Proposal, (ii) resolves to accept such Superior Proposal, (iii) shall have given Acquiror three (3) Business Days’ prior written notice of its intention to terminate pursuant to this provision, and (iv) such proposal continues to constitute a Superior Proposal taking into account any revised proposal made by Acquiror during such three (3) Business Day period; provided, however, that such termination shall not be effective until such time as payment of the Termination Fee required by Section 10.03(b) shall have been made by Target; provided, further, that Target’s right to terminate this Agreement under this Section 10.01(d)(ii) shall not be available if Target is then in breach of Section 7.04; or

(iii)          the average last reported sale price on the NYSE of the Acquiror Common Shares over any period of ten (10) consecutive trading days after the date of this Agreement is less than or equal to $35.00 per share.

10.02.              Effect of Termination.

In the event of termination of this Agreement and abandonment of the Merger and the other transactions contemplated by this Agreement pursuant to and in accordance with Section 10.01, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party, or their respective officers, directors, subsidiaries or partners, as applicable, to this Agreement; provided, however, that notwithstanding the foregoing, the covenants and other obligations under this Agreement shall terminate upon the termination of this Agreement, except that the agreements set forth in Section 7.03(b), Section 7.06, Section 8.01, Section 10.03, Section 11.07, Section 11.08 and Section 11.09 shall survive termination indefinitely.  If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

10.03.              Fees and Expenses.

(a)           Except as otherwise explicitly set forth in this Section 10.03 or elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

(b)           Target agrees that if this Agreement shall be terminated by (i) Acquiror pursuant to Section 10.01(c)(ii), or (ii) Target pursuant to Section 10.01(d)(ii), Target shall pay to Acquiror an amount equal to $6,500,000 (the “Termination Fee”) in cash upon such termination.

(c)           Target agrees that if this Agreement shall be terminated by Acquiror or Target pursuant to Section 10.01(b)(iii), and, (i) prior to the Target Stockholder Meeting, an Acquisition Proposal shall have been publicly announced that is not subsequently withdrawn, and (ii) concurrently with such termination or within twelve (12) months following the Termination Date, Target enters into an agreement with respect to such Acquisition Proposal, or such Acquisition Proposal is consummated, then Target shall, if and when such Acquisition Proposal is consummated, pay to Acquiror the Termination Fee within three (3) Business Days following consummation.

(d)           Intentionally Deleted.

(e)           Acquiror agrees that if (i) all conditions to Closing under Section 9.01 and Section 9.02 have been satisfied, (ii) Target has tendered all of its deliveries under Section 9.04, (iii) Acquiror fails to deliver the closing deliveries set forth in Section 9.05 and (iv) Target therefore terminates this Agreement in accordance with Section

10.01(b)(ii), then Acquiror shall reimburse Target for the full amount of prepayment penalties under the Existing Office Indebtedness previously paid by Target.  Target acknowledges that if it elects reimbursement of the prepayment penalties under this Section 10.03(e), such election shall be its sole remedy, together with payment to it of the Deposit, upon the termination of this Agreement.

(f)            Intentionally Deleted.

(g)           If Stockholder Approval is not obtained prior to the Outside Date, Target shall reimburse Acquiror for the reasonable fees and expenses of outside auditors for any audit required by Rule 3-14 of Regulation S-X, as promulgated by the SEC, which filing requirement results from the filing or contemplated filing of the Registration Statement, within three (3) Business Days after demand by Acquiror.

(h)           Intentionally Deleted.

(i)            If Acquiror terminates this Agreement pursuant to Section 10.01(c)(i) or Section 10.01(c)(iii), Target shall reimburse Acquiror for Acquiror’s reasonable costs and expenses (including reasonable attorney’s fees) in connection with this Transaction, not to exceed One Million Dollars ($1,000,000), within three (3) Business Days after demand by Acquiror.

ARTICLE XI.
GENERAL PROVISIONS

11.01.              Survival of Representations and Warranties.

The representations, warranties, covenants and agreements in this Agreement and any exhibit, schedule or instruments delivered pursuant to this Agreement shall survive the Closing for a period of thirty-six (36) months from the Closing Date; provided, that any claims made under Section 7.07 prior to the end of such thirty-six (36) month period shall survive until such claim is resolved pursuant to Section 7.07.

11.02.              Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person or by a recognized overnight courier service or sent by telecopy (providing confirmation of transmission) to the respective parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified in a notice given in accordance with this Section 11.02):

if to Acquiror, Acquiror OP or Merger Subsidiary:

Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Fax No.: (443) 285-7650
Attn: Roger A. Waesche, Jr., Executive Vice President and Chief Operating Officer

with copies to:

Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Fax No.: (443) 285-7652
Attn: Karen M. Singer, Senior Vice President and General Counsel

and

DLA Piper US LLP
6225 Smith Avenue
Baltimore, Maryland 21209
Fax No.: (410) 580-3400
Attn: Richard E. Levine, Esq.

if to Target:

Nottingham Village, Inc.
100 West Pennsylvania Avenue
Towson, Maryland 21204
Fax No.:  (410) 321-8018
Attention: J. Joseph Credit

with a copy to:

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
233 East Redwood Street
Baltimore, Maryland 21202
Fax No.:  (410) 576-4246
Attention:  Abba David Poliakoff, Esq.

11.03.     Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.04.     Amendment.

This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Target Stockholders, no amendment may be made that would reduce the Purchase Price or the Merger Consideration without further Stockholder Approval.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

11.05.     Entire Agreement; Assignment.

This Agreement, the exhibits attached hereto, the Target Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 7.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall not be assigned by operation of law or otherwise (except to the Surviving Entity) without the prior written consent of the other parties.

11.06.     Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 7.08, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.07.     Specific Performance.

(a)           The parties hereto agree that irreparable damage would occur to Acquiror in the event any provision of this Agreement were not performed by Target or Target Subsidiaries in accordance with the terms hereof and that Acquiror shall be entitled to seek specific performance of the terms and conditions of this Agreement, in addition to any other remedy at law or equity against Target.

(b)           In the event Acquiror fails to perform its obligations under this Agreement, Target’s exclusive remedy shall be to terminate this Agreement, in which case the Deposit shall be paid by the Cash Escrow Agent as provided in Section 8.01 and Section 10.03(e), if applicable.  Target may not pursue specific performance against Acquiror, Acquiror OP or Merger Subsidiary.

11.08.     Governing Law.

This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

11.09.     Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.09.

11.10.     Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.11.     Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.12.     Mutual Drafting.

Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

11.13.     Time is of the Essence.

Time is of the essence with respect to each provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ ROGER A. WAESCHE, JR.
Executive Vice President
Roger A. Waesche, Jr.
Chief Operating Officer and

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust,
its sole general partner

By:	/s/ ROGER A. WAESCHE, JR.
Executive Vice President
Roger A. Waesche, Jr.
Chief Operating Officer and

W&M BUSINESS TRUST

By:	/s/ ROGER A. WAESCHE
Executive Vice President
Roger A. Waesche, Jr.
Chief Operating Officer and

NOTTINGHAM VILLAGE, INC.

By:	/s/ J. JOSEPH CREDIT
J. Joseph Credit
President and Chief Executive Officer

[Signature page to Merger Agreement]

JOINDERS

Nottingham Properties, Inc. joins herein for the sole purpose of acknowledging its obligations under Sections 8.09 and 8.13 of this Agreement.

NOTTINGHAM PROPERTIES, INC.

By:	/s/ J. JOSEPH CREDIT
J. Joseph Credit
President and
Chief Executive Officer

NVI Liquidating Trust joins herein to evidence its obligations under this Agreement, including its obligations as Stockholders’ Agent under Section 7.07 of this Agreement.

NVI LIQUIDATING TRUST

By:	/s/ J. JOSEPH CREDIT
J. Joseph Credit, Trustee

The Cash Escrow Agent executes this Purchase Agreement and Agreement and Plan of Merger of this 21st day of December, 2006 to acknowledge its receipt of an original copy of this Agreement as executed by Acquiror, Acquiror OP, Merger Subsidiary and Target, to acknowledge that it is holding the Deposit, and to acknowledge its agreement to act as Cash Escrow Agent in accordance with the terms and conditions set forth herein.

WITNESS:	CASH ESCROW AGENT:

ANCHOR TITLE COMPANY

	By:	/s/ M. CHARLOTTE POWEL
Name: M. Charlotte Powel
Title: President

The Share Escrow Agent executes this Purchase Agreement and Agreement and Plan of Merger of this 21st day of December, 2006 to acknowledge its receipt of an original copy of this Agreement as executed by Acquiror, Acquiror OP, Merger Subsidiary and Target, to acknowledge that it is holding the Escrow Shares, and to acknowledge its agreement to act as Share Escrow Agent in accordance with the terms and conditions set forth herein.

WITNESS:	SHARE ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ CHRIS M. FRIESS
Name: Chris M. Friess
Title: Account Manager

SCHEDULE 1

PURCHASE PROPERTIES

Property			Ownership Immediately
Class	Property	Address	Prior To Effective Time
B.1	37 Allegheny Avenue	37 Allegheny Avenue, Baltimore County, MD	37 Allegheny Business Trust
B.2	10552 Philadelphia Road — Leasehold Interest	10552 Philadelphia Road, Baltimore County, MD	Philadelphia Road Operating Company, LLC
B.3	Intentionally Deleted
B.4	9020 Mendenhall	9020 Mendenhall Court, Howard County, MD	9020 Mendenhall, LLC
B.5	Woods at Broken Land	9700 Patuxent Woods Drive, Howard County, MD	Woods Investors, LLC
B.6	Rivers Center III	10270 N. Old Columbia Road, Howard County, MD	Rivers Center III Investors, LLC
G.1	Campbell Corporate Center I	4940 Campbell Boulevard, Baltimore County, MD	Corporate Center I Limited Partnership
G.9	Nottingham Centre	502 Washington Avenue, Baltimore County, MD	Nottingham Associates Limited Partnership
G.10	White Marsh Health Center	8114 Sandpiper Circle, Baltimore County, MD	White Marsh Health Center Limited Partnership, LLLP
G.12	White Marsh Hi-Tech I and II	4969 Mercantile Road (Bldg 1) 4979 Mercantile Road (Bldg 2) 4981 Mercantile Road (Parking)	White Marsh Hi-Tech 1 Business Trust (49%) and White Marsh Hi-Tech 2 Business Trust (51%)

Notes

G.1.  Acquiror OP will purchase a 50% limited partnership interest in Corporate Center I Limited Partnership.

G.9.  Acquiror OP will purchase a 43.7% limited partnership interest in Nottingham Associates Limited Partnership.

G.10.  Acquiror OP will purchase a 60% limited partnership interest in Sandpiper Limited Partnership which, in turn, owns a 72.5% general partnership interest in White Marsh Health Center Limited Partnership, LLLP.

G.12.  Acquiror OP will purchase 100% of beneficial interests in White Marsh Hi-Tech 2 Business Trust (which shall own a 51% tenancy-in-common interest in White Marsh Hi-Tech property).

S-1-1

SCHEDULE 2

MERGER PROPERTIES

Property			Property Owner Immediately
Class	Property	Address	Prior To Effective Time
A.1	8029 - 8031 Corporate Drive	8029-8031 Corporate Drive, Baltimore County, MD	8029 Corporate Drive Business Trust
A.2	Corporate Place I	8140 Corporate Drive, Baltimore County, MD	Corporate Place I Business Trust
A.3	Franklin Ridge V	9900 Franklin Square Drive, Baltimore County, MD	Franklin Ridge V Business Trust
A.4	Tyler Ridge II — Fee Interest	8007 Corporate Drive, Baltimore County, MD	Tyler Ridge II Business Trust
A.5	Tyler Ridge IIA	8003 Corporate Drive, Baltimore County, MD	Tyler Ridge IIA Business Trust
A.6	Tyler Ridge III — Fee Interest	7941 Corporate Drive, Baltimore County, MD	Tyler Ridge III Business Trust
A.7	McLean Ridge V (L)	8100 Sandpiper Circle, Baltimore County, MD	McLean Ridge V Business Trust
A.8	Corporate Place III (L)	8120 Corporate Drive, Baltimore County, MD	Corporate Place III Business Trust
A.9	Corporate Place IV (L)	8130 Corporate Drive, Baltimore County, MD	Corporate Place IV Business Trust
A.10	Lot 401 — on cul-de-sac (L) (Tax Parcel No. 11-2200015748)	4985 Mercantile Road, Baltimore County, MD	Lot 401 Business Trust
A.11	Nottingham Ridge (L) and (Tax Parcel Nos. 11-2400002078 and 11-2300012935)	5300 Nottingham Drive, Baltimore County, MD SWM Pond in Nottingham Ridge	Nottingham Ridge I Business Trust
A.12	Nottingham Ridge/Phila. Road (L) (Tax Parcel No. 11-2400002075)	5357 Nottingham Drive, Baltimore County, MD	Nottingham Ridge II Business Trust
A.13	10521 Red Run Boulevard (L)	10521 Red Run Boulevard, Baltimore County, MD	10521 Red Run Business Trust
A.14	Intentionally Deleted
A.15	Campbell Blvd & Franklin Sq. (18.62 acres and 1.0052 acres SWM) (L) (Tax Parcel No. 14-2200020875) and Tax Parcel No. 14-22000020877)	5251 Campbell Boulevard, Baltimore County, MD	Campbell Boulevard I Business Trust

S-2-1

A.16	Campbell Blvd & Franklin Sq. (5.23 acres) (L) (Tax Parcel No. 14-2200020165)	5201 Campbell Boulevard, Baltimore County, MD	Campbell Boulevard II Business Trust
A.17	Nottingham Ridge/Phila. Rd. (9.14 acres) (L) (Tax Parcel No. 11-2300012656)	5361 Nottingham Drive, Baltimore County, MD	Nottingham Ridge III Business Trust
A.18	Intentionally Deleted
A.19	Franklin Ridge Open Space (Tax Parcel No. 14-2300006823) and (Tax Parcel No. 14-2300006822)	.174 Ac Pvt Op Sp., NSR Franklin Square Drive and .539 Ac Pvt Op Sp., NSR Franklin Square Drive	Franklin Ridge Open Space Business Trust
A.20	8027 Corporate Drive	8027 Corporate Drive, Baltimore County, MD Lot 13 — Adjacent to Tyler Ridge I	8027 Corporate Drive Business Trust
A.21	Tyler Ridge Water Management (Tax Parcel No. 14-220001624) and (Tax Parcel No. 14-220001623)	Flood Plain and Storm Water Management Area adjacent to Tyler Ridge.	Tyler Ridge Water Management Business Trust
C.1	10552 Philadelphia Road — Fee Interest	10552 Philadelphia Road, Baltimore County, MD	Honeygo Run Holdings, LLC
C.2	Corporate Place II	8110 Corporate Drive, Baltimore County, MD	Corporate Place B Equity Affiliates, LLC
C.3	Franklin Ridge I	9940 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 1 Business Trust
C.4	Franklin Ridge II	9930 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 2 Business Trust
C.5	Franklin Ridge IV	9910 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 4 Business Trust
C.6	Nottingham Ridge C	5355 Nottingham Drive, Baltimore County, MD	Nottingham Ridge No. 20 Business Trust
C.7	Nottingham Ridge D	5325 Nottingham Drive, Baltimore County, MD	Nottingham Ridge No. 30 Business Trust
E.1	Intentionally Deleted
F.1	White Marsh Commerce Center I	10001 Franklin Square (10001 — 10049), Baltimore County, MD	White Marsh Commerce Center I Business Trust
F.2	McLean Ridge I	8012 - 8020 Corporate Drive, Baltimore County, MD	McLean Ridge I Business Trust
F.3	McLean Ridge II	8002 - 8010 Corporate Drive, Baltimore County, MD	McLean Ridge II Business Trust
F.4	McLean Ridge III	7920 Corporate Drive, Baltimore County, MD	McLean Ridge III Business Trust
F.5	McLean Ridge IV	8098 Sandpiper Cir., Baltimore County, MD	McLean Ridge IV Business Trust

S-2-2

F.6	White Marsh Commerce Center II (L)	9951 Franklin Square Drive (9951-9999 Franklin Sq.), Baltimore County, MD	White Marsh Commerce Center II Business Trust
G.1	Campbell Corporate Center I and Parcel A (.630 acres-Tax Parcel No. 14-2200005926)	4940 Campbell Boulevard, Baltimore County, MD	Corporate Center I Limited Partnership (Campbell Corporate Center I) and Campbell Corporate Center I-2 Business Trust (Tax Parcel No. 14-2200005926)
G.2	Franklin Ridge III	9920 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 3 Business Trust
G.3	7272 Park Circle Drive	7272 Park Circle Drive, Anne Arundel County, MD	Park Circle Equities, LLC
G.8	1.14 acres Tax Parcel No. 14-2000000284	Campbell Boulevard, Baltimore County, MD	White Marsh Business Center 2 Business Trust (Tax Parcel No. 14-2000000284)
G.9	Nottingham Centre	502 Washington Avenue, Baltimore County, MD	Nottingham Associates Limited Partnership
G.10	White Marsh Health Center	8114 Sandpiper Circle, Baltimore County, MD	White Marsh Health Center Limited Partnership, LLLP
G.12	White Marsh Hi-Tech I and II	4969 Mercantile Road (Bldg 1) 4979 Mercantile Road (Bldg 2) 4981 Mercantile Road (Parking)	White Marsh Hi-Tech 1 Business Trust (49%) and White Marsh Hi-Tech 2 Business Trust (51%)

Notes

1.  All are improved by buildings, except for those marked with an “L” which are land only.

2.  Target shall own 100% of the ownership interests in each of the Property Owners in the last column, except as shown below.

G.1.  Corporate Center I Limited Partnership shall be owned by Corporate Center I, LLC (1% general partner), Acquiror OP (50% limited partner) and Target (49% limited partner).  Target shall own 100% of Corporate Center I, LLC.  Target shall also own 100% of Campbell Corporate Center I-2 Business Trust.

G.9.  Nottingham Associates Limited Partnership shall be owned by Nottingham Center, LLC (1% general partner) Acquiror OP (43.7% limited partner) and Target (55.3% limited partner).  Target shall own 100% of Nottingham Center, LLC.

G.10.  White Marsh Health Center Limited Partnership, LLLP shall be owned by Sandpiper Limited Partnership (72.5% general partner) and Target (27.5% limited partner).  Target shall own a 40% general partnership interest in Sandpiper Limited Partnership and Acquiror OP shall own a 60% limited partnership interest in Sandpiper Limited Partnership.

G.12.  Target shall own 100% of White Marsh Hi-Tech I Business Trust (which shall own a 49% tenancy-in-common interest in White Marsh Hi-Tech property) and Acquiror OP shall own 100% of White Marsh Hi-Tech 2 Business Trust (which shall own a 51% tenancy-in-common interest in White Marsh Hi-Tech property).

S-2-3

SCHEDULE 3

RETAIL PROPERTIES

Property	Address	Property Owner Immediately Prior To Effective Time
Avenue at White Marsh Parking	8207 Town Center Drive, Baltimore County, MD	Retail Properties Business Trust
8019 Honeygo Blvd — groundlease — Bertucci’s	8019 Honeygo Blvd, Baltimore County, MD	Retail Properties Business Trust
8132 Corporate Drive — groundlease — Red Lobster	8132 Corporate Drive, Baltimore County, MD	Retail Properties Business Trust
4921 Campbell Blvd — groundlease — TGI Friday’s	4921 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
4924 Campbell Blvd — groundlease — Johns Hopkins	4924 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
4930 Campbell Blvd — groundlease — JHU — Phase 2	4930 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5302 Campbell Blvd — groundlease — McDonald’s II	5302 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
4965-4967 Campbell Blvd — groundlease — Hilton Garden Inn	4965-4967 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5100 Campbell Blvd — groundlease — M&T Bank	5100 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5154 Campbell Blvd — groundlease — Chick-fil-A	5154 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5250 Campbell Blvd — groundlease — BP/Subway	5250 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5260 Campbell Blvd — groundlease — SunTrust Bank	5260 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5340 Campbell Blvd — groundlease — BCSB	5340 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5300 Campbell Blvd — groundlease — Lowe’s	5300 Campbell Blvd, Baltimore County, MD	Retail Properties Business Trust
5110 Campbell Blvd — groundlease — Panera Bread	5110 Campbell Blvd, Baltimore County, MD	Nottingham Square Business Trust

S-3-1

Shoppes at Nottingham Square 1	5270 Campbell Boulevard, Baltimore County, MD	Shoppes at Nottingham Square Business Trust
Shoppes at Nottingham Square 2	5350 Campbell Boulevard, Baltimore County, MD	Campbell-Philadelphia Business Trust
White Marsh Plaza	District 14, Acct. No. 1900001897, Perry Hall Boulevard Baltimore County, MD	White Marsh Plaza Business Trust White Marsh Plaza Limited Partnership White Marsh Plaza, LLC
The Avenue at White Marsh*	8101 Honeygo Boulevard, Baltimore County, MD	The Avenue at White Marsh Business Trust

Notes

1.  All are improved by buildings.

2.  NVI owns 100% of the ownership interests in each of the Property Owners in the last column, except as shown below.

*   NVI owns 100% of The Avenue at White Marsh Business Trust.  However, The Avenue at White Marsh Business Trust owns only a 30% tenancy-in-common interest in The Avenue at White Marsh.

S-3-2

SCHEDULE 4

NPI EXCHANGE PROPERTIES

Property			Property Owner Immediately
Class	Property1	Address	Prior To Effective Time
D.1	Tyler Ridge II — Leasehold Interest	8007 Corporate Drive, Baltimore County, MD	Tyler Ridge II Improvements Business Trust
D.2	Tyler Ridge III — Leasehold Interest	7941 Corporate Drive, Baltimore County, MD	Tyler Ridge III Improvements Business Trust
D.3	Allegheny Parking Facility and (Tax Parcel No. 09-0914652094) (L)	111 West Allegheny Avenue, Baltimore County, MD and 117 West Allegheny Avenue, Baltimore County, MD	Allegheny Parking Business Trust
D.4	Campbell Building	100 West Pennsylvania Avenue, Baltimore County, MD	Campbell Building Business Trust
D.5	Royston Building	102 West Pennsylvania Avenue, Baltimore County, MD	Royston Building Business Trust
D.6	Lot 3A — In front of Residence Inn (L)	4960 Mercantile Road, Baltimore County, MD	Lot 3A Business Trust
D.7	Philadelphia Rd./Rt. 43 (28.53 acres) (L) (Tax Parcel No. 11-1114066244)	Philadelphia Road, Baltimore County, MD	Philadelphia Road Business Trust
E.2	Riverwood Business Center	7150 Riverwood Drive, Howard County, MD	Riverwood Business Center Equity Affiliates, LLC
E.3	216 Schilling Center	216 Schilling Circle, Baltimore County, MD	Schilling 216 Investors, LLC
E.4	Ridgely’s Choice	8623 Ridgely’s Choice Drive, Baltimore County, MD	Ridgely’s Choice Business Trust
G.4	Schilling Center	222 Schilling Circle (222-224 Schilling Cir.), Baltimore County, MD	Schilling Center Equities, LLC
G.5	Professional Center I	7939 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership I, LLLP
G.6	Professional Center II	7923 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership II, LLLP
G.7	Professional Center III	8133 Perry Hall Boulevard, Baltimore County, MD	Honeygo Limited Partnership III, LLLP

S-4-1

G.8	White Marsh Business Center	5020 Campbell Boulevard (WMBC I) 5022 Campbell Boulevard (WMBC II) 5026 Campbell Boulevard (WMBC III) 5024 Campbell Boulevard (WMBC IV), Baltimore County, MD	White Marsh Business Center Limited Partnership (White Marsh Business Center)
G.11	Tyler Ridge I	8011 Corporate Drive, Baltimore County, MD	Tyler Ridge I Business Trust

Notes

1.  All are improved by buildings, except for those marked with an “L” which are land only.

2.  NPI owns 100% of the ownership interests in each of the Property Owners in the last column, except as shown below.

G.5.  Honeygo Limited Partnership I, LLLP shall be owned by Professional Center I, LLC (1% general partner) and NPI (99% limited partner).  NPI shall own 100% of Professional Center I, LLC.

G.6.  Honeygo Limited Partnership II, LLLP shall be owned by White Marsh Professional Center II, LLC (1% general partner) and NPI (99% limited partner).  NPI shall own 100% of White Marsh Professional Center II, LLC.

G.7.  Honeygo Limited Partnership III, LLLP shall be owned by Professional Center III, LLC (1% general partner) and NPI (99% limited partner).  NPI shall own 100% of Professional Center III, LLC.

G.8.  White Marsh Business Center Limited Partnership shall be owned by White Marsh Business Center, LLC (1% general partner) and NPI (99% limited partner).  NPI shall own 100% of White Marsh Business Center, LLC.  NPI shall also own 100% of White Marsh Business Center 2 Business Trust.

S-4-2

SCHEDULE 5

ASSUMED LOANS

Lender/
Origination Date/	Property Securing		Loan Balance
Loan Amount	Loan	Property Owner	December 1, 2006
State Farm Bank 6/24/2005 $6,000,000	Franklin Ridge IV (Property C.5)	Franklin Ridge No. 4 Business Trust	$5,884,138
State Farm Life Insurance Co. 7/28/2006 $6,000,000	7272 Park Circle (Property G.3)	Park Circle Equities, LLC	$5,966,778
State Farm Life Insurance Co. 4/30/2004 $6,042,655	Nottingham Center (Property G.9)	Nottingham Associates Limited Partnership	$5,631,974	*

* This figure represents 100% of the outstanding loan balance at December 1, 2006 and the entire loan constitutes an Assumed Loan, even though a 43.7% interest in the partnership will have been purchased pursuant to the PSA.

S-5-1

Exhibit A.

CORPORATE OFFICE PROPERTIES TRUST

ARTICLES SUPPLEMENTARY

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF

SERIES K CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED SHARES

(PAR VALUE $0.01 PER SHARE)

CORPORATE OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (hereinafter called the “Trust”), having its principal office in Columbia, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article VI of the Declaration of Trust of the Trust, as amended to date and as the same may be amended hereafter from time to time (the “Declaration of Trust”), and in accordance with Section 2-208(b) of the Maryland General Corporation Law, the Board of Trustees has duly classified                  authorized but unissued preferred shares of beneficial interest of the Trust (the “Preferred Shares”) into a series designated as 5.60% Series K Cumulative Redeemable Convertible Preferred Shares, par value $0.01 per share, and has provided for the issuance of such class by adoption of a resolution in the form of Article Third hereof effective as of December     , 2006.

SECOND: The classification increases the number of shares classified as 5.60% Series K Cumulative Redeemable Convertible Preferred Shares, par value $0.01 per share, from no shares immediately prior to the classification to                        shares immediately after the classification.  The classification decreases the number of unclassified Preferred Shares from 4,660,000 to                       .

THIRD: The terms of the 5.60% Series K Cumulative Redeemable Convertible Preferred Shares (including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Trustees are as follows:

1.             NUMBER OF SHARES AND DESIGNATION.

This series of Preferred Shares shall be designated as 5.60% Series K Cumulative Redeemable Convertible Preferred Shares, par value $0.01 per share (the “Series K Preferred Shares”), and                      shares shall be the authorized number of such Series K Preferred Shares constituting such series.  The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Series K Preferred Shares shall be subject in all cases to the provisions of Article VII of the Declaration of Trust regarding limitations on beneficial ownership of the Trust’s equity securities.

2.             DEFINITIONS.

For purposes of the Series K Preferred Shares, the following terms shall have the meanings indicated:

“Affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series K Preferred Shares; provided, that for purposes of Section 8(a) of this Article, the term “Board of Trustees” shall not include any such committee.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

“Common Shares” shall mean the common shares of beneficial interest, par value $0.01 per share, of the Trust.

“Calculation Price” shall have the meaning set forth in the Purchase Agreement.

“Current Market Price” of publicly traded Common Shares or any other class or series of capital shares or other security of the Trust or of any similar security of any other issuer for any day shall mean the last reported sales price, regular way settlement on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the NASDAQ Stock Market, Inc. (“NASDAQ”) or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Trust or the Trustees or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Trustees.

2

“Declaration of Trust” shall mean the Amended and Restated Declaration of Trust of the Trust as filed for record with the State Department of Assessments and Taxation of the State of Maryland, and any amendments thereto.

“Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

“Dividend Periods” shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Series K Preferred Shares shall be redeemed pursuant to Section 5 of this Article, which shall end on and include the Redemption Date with respect to the Series K Preferred Shares being redeemed.

“Dividend Record Date” shall have the meaning set forth in Section 3(a) of this Article.

“Equity Shares” shall mean shares of any class or series of shares of beneficial ownership in the Trust.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Initial Dividend Period” shall mean the period commencing on and including the Issue Date and ending on and including April 14, 2007.

“Issue Date” shall mean December       , 2006.

“Junior Shares” shall have the meaning set forth in Section 8(a) of this Article.

“Liquidation Preference” shall have the meaning set forth in Section 4(a) of this Article.

“Operating Partnership” shall mean Corporate Office Properties, L.P., a Delaware limited partnership.

“Parity Shares” shall have the meaning set forth in Section 8(b) of this Article.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, “private foundation,” within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit (as defined in Article VII of the Declaration of Trust) applies.

3

“Purchase Agreement” shall mean that certain Purchase Agreement and Agreement and Plan of Merger, dated as of                               , 2006, by and among the Trust, the Operating Partnership, W&M Business Trust, a Maryland business trust and Nottingham Village, Inc., a Maryland corporation.

“Redemption Date” shall mean, in the case of any redemption of any Series K Preferred Shares, the date fixed for redemption of such shares.

“Redemption Notice” shall have the meaning set forth in Section 5(e) of this Article.

“Redemption Price” shall mean, with respect to any Series K Preferred Shares to be redeemed, a cash payment equal to 100% of the Liquidation Preference thereof plus all accrued and unpaid dividends, if any, to the Redemption Date.

“REIT” shall mean a “real estate investment trust,” as defined in Section 856 of the Code.

“Senior Shares” shall have the meaning set forth in Section 7(c) of this Article.

“Series G Preferred Shares” shall mean the Trust’s 8% Series G Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share.

“Series H Preferred Shares” shall mean the Trust’s 7.5% Series H Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share.

“Series J Preferred Shares” shall mean the Trust’s 7.625% Series E Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of Equity Shares of the Trust; provided, that the funds are actually available for and have been segregated for such purpose; provided, further, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series K Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wells Fargo & Company or such transfer agent as may be designated from time to time by the Board of Trustees or its designee as the transfer agent for the Series K Preferred Shares.

“Trustee” shall mean a member of the Board of Trustees.

“Voting Parity Shares” shall have the meaning set forth in Section 8(a) of this Article.

4

3.             DIVIDENDS.

(a)           The holders of Series K Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, quarterly cash dividends on the Series K Preferred Shares at the rate of 5.60% of the Liquidation Preference per year ($2.80 per share per year).  Such dividends shall accrue and be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on April 15, 2007.  Each such dividend shall be payable in arrears to the holders of record of the Series K Preferred Shares, as they appear on the share records of the Trust at the close of business on the applicable record date (the “Dividend Record Date”), which shall be fixed by the Board of Trustees and which shall be not more than 60 days nor less than 10 days prior to each such Dividend Payment Date.  The Dividend Record Date for the dividend payable on April 15, 2007 shall be                           , 2007.  Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days nor less than 15 days the payment date thereof, as may be fixed by the Board of Trustees.

(b)           Any dividend payable on the Series K Preferred Shares for any partial Dividend Period shall be computed ratably on the basis of twelve 30-day months and a 360-day year.  Holders of Series K Preferred Shares shall not be entitled to any dividends in excess of full cumulative dividends, as herein provided, on the Series K Preferred Shares.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series K Preferred Shares that may be in arrears.

(c)           So long as any of the Series K Preferred Shares are outstanding, when dividends are not paid in full upon the Series K Preferred Shares or any other class or series of Parity Shares, or a sum sufficient for such payment is not set apart for payment, all dividends declared upon the Series K Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series K Preferred Shares and accrued and unpaid on such Parity Shares.  Except as set forth in the preceding sentence, unless dividends on the Series K Preferred Shares equal to the full amount of accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividends periods, no dividends shall be declared or paid or set apart for payment by the Trust and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Trust with respect to any Parity Shares.

(d)           So long as any of the Series K Preferred Shares are outstanding, unless dividends equal to the full amount of all accrued and unpaid dividends on the Series K Preferred Shares have been paid, or declared and set apart for payment, for all past dividend periods, no dividends (other than dividends or distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) may be declared or paid or set apart for payment by the Trust and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Trust with respect to any Junior Shares, nor shall any Junior Shares be

5

redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or a subsidiary of the Trust) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Shares), directly or indirectly, by the Trust (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Shares.

(e)           Notwithstanding the provisions of this Section 3, the Trust shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Shares or (ii) redeeming, purchasing or otherwise acquiring any Parity Shares, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Trust as a REIT under Section 856 of the Code.

4.             LIQUIDATION PREFERENCE.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Trust, before any payment or distribution by the Trust shall be made to or set apart for payment to the holders of any Junior Shares, the holders of Series K Preferred Shares shall be entitled to receive a liquidation preference of fifty dollars ($50.00) per Series K Preferred Share (the “Liquidation Preference”), plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.  Until the holders of the Series K Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding-up of the Trust.  If, upon any liquidation, dissolution or winding-up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series K Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series K Preferred Shares and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series K Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.  For the purposes of this Section 4, a voluntary or involuntary liquidation, dissolution or winding-up of the Trust shall not include (i) a consolidation or merger of the Trust with or into one or more other entities, (ii) a sale or transfer of all or substantially all of the Trust’s assets, or (iii) a statutory share exchange.

(b)           Upon any liquidation, dissolution or winding-up of the Trust, after payment shall have been made in full to the holders of Series K Preferred Shares and any Parity Shares, as provided in Section 4(a) of this Article, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series K Preferred Shares and any Parity Shares shall not be entitled to share therein.

6

5.             REDEMPTION

(a)           Except as set forth in Section 5(b) of this Article below or as set forth in Article VII of the Declaration of Trust that is incorporated by reference herein (relating to share ownership limitations in order to preserve REIT status), the Series K Preferred Shares shall not be redeemable by the Trust prior to December     , 2016.  On or after December     , 2016, the Trust, at its option, may redeem Series K Preferred Shares, in whole or from time to time in part, at the Redemption Price.

(b)           In the event of a redemption of Series K Preferred Shares, if the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date and shall not be payable as part of the Redemption Price for such shares.  If full cumulative dividends on all outstanding Series K Preferred Shares have not been paid or declared and set apart for payment, no Series K Preferred Shares may be redeemed unless all outstanding Series K Preferred Shares are simultaneously redeemed and neither the Trust nor any Affiliate of the Trust may purchase or acquire Series K Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series K Preferred Shares.

(c)           If fewer than all the outstanding Series K Preferred Shares are to be redeemed, the Trust will select those Series K Preferred Shares to be redeemed pro rata in proportion to the numbers of Series K Preferred Shares held by holders (with adjustment to avoid redemption of fractional shares) or by lot or in such other manner as the Board of Trustees may determine.  If fewer than all Series K Preferred Shares represented by any certificate (which may include a global certificate) are redeemed, then a new certificate (including, if appropriate, a new global certificate) representing the unredeemed Series K Preferred Shares shall be issued without cost to the holders thereof.

(d)           If the Trust shall redeem Series K Preferred Shares pursuant to this Section 5, notice of the redemption shall be mailed by the Trust not less than 30 days nor more than 60 days prior to the Redemption Date to each holder of record of the Series K Preferred Shares to be redeemed (the “Redemption Notice”).  Such Redemption Notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the share records of the Trust.  Neither the failure to mail the Redemption Notice, nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the Redemption Notice or the validity of the proceedings for redemption with respect to the other holders.  A Redemption Notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the Redemption Notice.  Each Redemption Notice shall state, as appropriate: (i) the Redemption Date; (ii) the number of Series K Preferred Shares to be redeemed; (iii) the manner in which Series K Preferred Shares are to be surrendered, including the requisite form of documentation for such surrender of Series K Preferred Shares to the Trust; and (iv) the Redemption Price payable on such Redemption Date, including, without limitation, a statement as to whether or not accrued and unpaid dividends will be (x) payable as part of the Redemption Price, or (y) payable on the

7

next Dividend Payment Date to the record holder at the close of business on the relevant Record Date as described in the next succeeding sentence.  A Redemption Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to set apart for payment the amount of cash necessary to effect such redemption), (i) dividends on the Series K Preferred Shares so called for redemption shall cease to accrue on said shares, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series K Preferred Shares shall cease, except (a) the right to receive the Redemption Price, without interest thereon, and (b) if the Redemption Date for any Series K Preferred Shares occurs after any Dividend Record Date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such Series K Preferred Shares called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding Dividend Record Date notwithstanding the prior redemption of such shares.  The Trust’s obligation to make available the cash necessary to effect such redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Trust shall irrevocably deposit in trust with a bank or trust company (which may not be an Affiliate of the Trust) that has, or is an Affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any Dividend Record Date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such Series K Preferred Shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the Series K Preferred Shares so called for redemption and, if applicable, the payment of such dividend.  No interest shall accrue for the benefit of the holders of Series K Preferred Shares to be redeemed on any cash so set aside by the Trust.  Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of Series K Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.  As promptly as practicable after the surrender in accordance with the Redemption Notice of any such Series K Preferred Shares to be so redeemed (in the case of certificated shares, properly endorsed or assigned for Transfer, if the Trust shall so require and the Redemption Notice shall so state), such surrendered Series K Preferred Shares shall be exchanged for cash (without interest thereon) for which such Series K Preferred Shares have been redeemed in accordance with such Redemption Notice.

6.             CONVERSION AT OPTION OF THE HOLDER.

Holders of Series K Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a)           Subject to and upon compliance with the provisions of this Section 6, a holder of Series K Preferred Shares shall have the right, at such holder’s option, at any time, to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued Common Shares obtained by dividing (1) an amount equal to the aggregate Liquidation Preference of the Series K Preferred Shares to be converted by (2) an amount equal to (A) the Calculation Price multiplied by (B) 1.25.  Such conversion shall be caused by the surrender of such shares to be converted, such surrender to be made in the manner

8

provided in Section 6(b) of this Article.

(b)           In order to exercise the conversion right, the holder of each Series K Preferred Share to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series K Preferred Shares.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series K Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid) as required by Section 6(j) of this Article.  As promptly as practicable after the surrender of certificates for Series K Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or send on such holder’s written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series K Preferred Shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in Section 6(c) of this Article.  If all Series K Preferred Shares evidenced by any certificate are not converted, the Trust shall issue and deliver at such office to such holder a certificate for the remaining Series K Preferred Shares not converted.  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series K Preferred Shares shall have been surrendered and such notice received by the Trust as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, provided that such closure of the share transfer books shall not delay the date on which such Person shall become a holder of such shares by more than two Business Days.

(c)           No fractional Common Share or scrip representing fractions of a Common Share shall be issued upon conversion of the Series K Preferred Shares.  Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of Series K Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion.  If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series K Preferred Shares so surrendered.

(d)           If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange or reclassification of the Common Shares (each of the foregoing being referred to herein as a “Transaction”)), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series K Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such

9

Transaction shall thereupon be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Common Shares into which one Series K Preferred Share was convertible immediately prior to such Transaction.  The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6(d), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series K Preferred Shares that will contain provisions enabling the holders of the Series K Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares in accordance with the conversion rate established pursuant to Section 6(a) of this Article, as it may be adjusted pursuant to this Section 6.  The provisions of this Section 6(d) shall similarly apply to successive Transactions.

(e)           If there shall be any reclassification of the Common Shares or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or the voluntary or involuntary liquidation, dissolution and winding up of the Trust, then the Trust shall cause to be mailed to each holder of Series K Preferred Shares at such holder’s address as shown on the records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, statutory share exchange or liquidation, dissolution and winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such event.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

(f)            (i)   In the event the Trust should at any time or from time to time after the date of issuance of the Series K Preferred Shares fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares without payment of any consideration by such holder for the additional Common Shares, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Calculation Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Series K Preferred Share shall be increased in proportion to such increase of outstanding Common Shares.  If the number of Common Shares outstanding at any time after the date of issuance of the Series K Preferred Shares is decreased by a combination of the then outstanding Common Shares, then, following the record date of such combination (or the date of such combination if no record date is fixed), the Calculation Price for the Series K Preferred Shares shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Series K Preferred Share shall be decreased in proportion to such decrease in outstanding Common Shares.  Whenever the Calculation Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer’s certificate setting forth the Calculation Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of

10

such certificate, the Trust shall prepare a notice of such adjustment setting forth the adjusted Calculation Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment to each holder of Series K Preferred Shares at such holder’s last address as shown on the share records of the Trust.

(ii)   In the event the Trust at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Trust other than Common Shares, then and in each such event, provision shall be made so that the holders of Series K Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of securities of the Trust which they would have received had their Series K Preferred Shares been converted into Common Shares on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 6(f) with respect to the rights of the holders of Series K Preferred Shares.

(g)           In any case in which Section 6(f) of this Article provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series K Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 6(c) of this Article; provided, however, that the holder of such Series K Preferred Shares shall be entitled to such additional Common Shares and cash, as applicable, upon such event.

(h)           There shall be no adjustment of the Calculation Price in case of the issuance of any capital shares of the Trust, including issuance in connection with a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6.  If any action or transaction would require adjustment of the Calculation Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of Series K Preferred Shares.

(i)            The Trust shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares solely for the purpose of effecting conversion of the Series K Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series K Preferred Shares not theretofore converted into Common Shares.  For purposes of this Section 6(i), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series K Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.  The Trust covenants that any Common Shares issued upon conversion of the Series K Preferred Shares shall be validly issued, fully paid and non-assessable.  The Trust shall list the Common Shares required to be delivered upon conversion of the Series K Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the

11

outstanding Common Shares are listed at the time of such delivery.

(j)            The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of Series K Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series K Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

7.             STATUS OF REACQUIRED SHARES.

All Series K Preferred Shares that have been issued and are reacquired in any manner by the Trust (including, without limitation, Series K Preferred Shares which are redeemed) shall be returned to the status of authorized but unissued Preferred Shares, without designation as to series.  The Trust may also retire any unissued Series K Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares without designation as to series.  In no event shall any retired Series K Preferred Shares, or any other retired Preferred Shares, be reissued as Series K Preferred Shares.

8.             RANKING.

The Series K Preferred Shares will, with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of the Trust, rank:

(a)           prior or senior to the Common Shares and any other class or series of the Trust’s Equity Shares authorized or designated in the future if the holders of Series K Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Shares”);

(b)           on a parity with the Series G Preferred Shares, Series H Preferred Shares, Series J Preferred Shares and any other class or series of the Trust’s Equity Shares authorized or designated in the future if, by the terms of such class or series, the holders of such class or series of securities and the Series K Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Shares”); and

(c)           junior to any class or series of Equity Shares authorized or designated in the future if, by the terms of such class or series, the holders of such class or series shall be entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Series K Preferred Shares (“Senior Shares”).

12

9.             VOTING.

(a)           If and whenever six (6) quarterly dividends (whether or not consecutive) payable on the Series K Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not declared, the number of Trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of similar types of provisions with respect to Parity Shares of any other class or series which is entitled to similar voting rights (the “Voting Parity Shares”); without limiting the foregoing, the Series G Preferred Shares, Series H Preferred Shares and Series J Preferred Shares shall be deemed to be entitled to voting rights similar to the Series K Preferred Shares) and the holders of Series K Preferred Shares, together with the holders of all other Voting Parity Shares then entitled to exercise similar voting rights, voting as a single class regardless of series or class, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or at a special meeting of the holders of the Series K Preferred Shares and the Voting Parity Shares called as hereinafter provided.  At any time when such right to elect Trustees separately shall have been so vested in the holders of Series K Preferred Shares and the Voting Parity Shares, if applicable, the Secretary of the Trust may, and upon the written request of the holders of record of not less than 20% of the total number of Series K Preferred Shares and Voting Parity Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series K Preferred Shares and of the Voting Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law.  Such special meeting shall be held, in the case of such written request, within 90 days after the delivery of such request, provided that the Trust shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders and the holders of the Series K Preferred Shares and Voting Parity Share are offered the opportunity to elect such Trustees at such annual meeting.  The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided herein.  If any vacancy shall occur among the Trustees elected by the holders of the Series K Preferred Shares and the Voting Parity Shares by reason of death, resignation or disability, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining Trustee elected by the holders of the Series K Preferred Shares and the Voting Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.  Whenever all arrears in dividends on the Series K Preferred Shares and the Voting Parity Shares then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Series K Preferred Shares and the Voting Parity Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series K Preferred Shares and the Voting Parity Shares shall forthwith terminate and the number of Trustees constituting the Board of Trustees shall be reduced accordingly.

13

(b)           So long as any Series K Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust of the Trust, the affirmative vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of the outstanding Series K Preferred Shares voting as a single class with the holders of all other classes or series of Voting Parity Shares entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)            Any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, these Articles Supplementary, the Declaration of Trust or the By-Laws of the Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series K Preferred Shares; provided, however, that the amendment of or supplement to the provisions of the Declaration of Trust to authorize, create, increase or decrease the authorized amount of, or to issue Junior Shares, Series K Preferred Shares or any class of Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series K Preferred Shares; or

(ii)           The authorization, creation of, increase in the authorized amount of, or issuance of shares of any class or series of Senior Shares or any security convertible or exchangeable into shares of any class or series of Senior Shares (whether or not such class or series of Senior Shares is currently authorized);

provided, however, that no such vote of the holders of Series K Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Shares or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all outstanding Series K Preferred Shares to the extent such redemption is authorized by Section 5 of this Article.

For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each Series K Preferred Share shall have one (1) vote per share, except that when any other class or series of preferred shares of the Trust shall have the right to vote with the Series K Preferred Shares as a single class on any matter, then the Series K Preferred Shares and such other class or series shall have with respect to such matters one half of one vote per $50.00 of stated liquidation preference.  Except as otherwise required by applicable law or as set forth herein or in the Declaration of Trust, the Series K Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any action by the Trust.

10.          RECORD HOLDERS.

The Trust and the Transfer Agent may deem and treat the record holder of any Series K Preferred Share as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

14

11.          RESTRICTIONS ON OWNERSHIP AND TRANSFER; REMEDIES.

Article VII of the Declaration of Trust sets forth certain ownership and transfer restrictions relating to the Equity Shares, including the Series K Preferred Shares.  Article VII of the Declaration of Trust is hereby incorporated by reference herein.

FOURTH: These Articles Supplementary have been duly adopted by all necessary action on the part of the Trust.

15

IN WITNESS WHEREOF, the Trust has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary, Vice President and General Counsel on December     , 2006.

WITNESS:		CORPORATE OFFICE PROPERTIES TRUST

Name:	Karen M. Singer	Name:	Randall M. Griffin
Title:	Secretary, Vice President & General Counsel	Title:	President and Chief Executive Officer

THE UNDERSIGNED, Secretary, Vice President and General Counsel of CORPORATE OFFICE PROPERTIES TRUST, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the official act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:	Karen M. Singer
Title:	Secretary, Vice President and General Counsel

Exhibit B

REGISTRATION RIGHTS AGREEMENT

Dated December       , 2006

by and among

CORPORATE OFFICE PROPERTIES TRUST

and the

JOSEPH J. CREDIT, AS AGENT FOR THE HOLDERS

OF THE COMMON STOCK OF NOTTINGHAM VILLAGE, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of December     , 2006 (the “Agreement”), between Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), and Joseph J. Credit, as agent (the “Agent”) for, pursuant to a power of attorney given by, each of the persons listed on Schedule I hereto (each an “Initial Holder” and, collectively, the “Initial Holders”).

Pursuant to the Purchase Agreement (as defined herein), the holders of the Class A common stock, par value $10.00 per share and the Class B common stock, par value $1.00 per share (collectively, the “Nottingham Common Stock”), of Nottingham Village, Inc., a Maryland corporation (“Nottingham Village”), will receive from the Company in the Merger (as defined herein), as consideration for their shares of Nottingham common Stock, consideration consisting of (i) Series K convertible preferred shares of beneficial interest, par value $0.01 per share, of the Company (the “Series K Preferred Shares”) and (ii) common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares” and, collectively with the Series K Preferred Shares, the “Shares”).  The Series K Preferred Shares will be convertible in accordance with the terms and conditions set forth in the Articles Supplementary fixing the terms of the Series K Preferred Shares (the “Articles Supplementary”), into Common Shares.

To induce Nottingham Village to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement, whereby the Company agrees with the Agent, for the benefit of the Holders (as defined herein) from time to time of the Shares, as follows:

1.             Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Shares” means Common Shares or other securities of the Trust issued in respect of the Shares by reason of or in connection with any dividend, distribution, split, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Shares.

“Agent” shall have the meaning set forth in the preamble hereto.

“Affiliate” shall have the meaning specified in Rule 405 under the Act or any successor rule promulgated by the Commission under the Act, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Automatic Shelf Registration Statement” shall mean a registration statement on Form S-3 filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D of Form S-3.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“DTC” shall mean The Depository Trust Company, New York, New York.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall have the meaning specified in Rule 405 under the Act or any successor rule promulgated by the Commission under the Act.

“Holder” or “Holders” shall mean the Initial Holders and/or any Person who, or that, has received directly or indirectly from an Initial Holder, pursuant to a Transfer, any of such Initial Holder’s Shares; provided, that such Transfer is permissible pursuant to federal and state securities laws, the Company’s Declaration of Trust and the Articles Supplementary.

“Initial Holder” or “Initial Holders” shall have the meaning set forth in the preamble hereto.

“Issuer Free Writing Prospectus” shall have the meaning specified in Rule 433 under the Act or any successor rule promulgated by the Commission under the Act.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Registrable Securities.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

2

“Merger” shall mean the merger of Nottingham Village with and into Merger Subsidiary, as contemplated by the Purchase Agreement.

“NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached hereto as Exhibit A.

“Notice Holder” shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Nottingham Common Stock” shall have the meaning set forth in the preamble hereto.

“Nottingham Village” shall have the meaning set forth in the preamble hereto.

“Operating Partnership” shall mean Corporate Office Properties, L.P., a Delaware limited partnership.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in the Shelf Registration Statement, including a prospectus that omits information in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Common Shares covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall mean that certain Purchase Agreement and Agreement and Plan of Merger, dated as of November     , 2006, by and among the Company, the Operating Partnership, W&M Business Trust, a Maryland business trust (“Merger Subsidiary”) and Nottingham Village, relating to the merger of Nottingham Village with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving entity in such merger.

“Registrable Securities” shall mean Common Shares issued to the Initial Holders in connection with the Merger and the Common Shares issuable upon conversion by the Holders of the Series K Preferred Shares issued to the Initial Holders in connection with the Merger, in each case, upon original issuance and at all times subsequent thereto, including upon the transfer thereof by the Initial Holders and any subsequent Holders, including any Additional Shares, other than any such Common Shares that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) have become eligible to be sold without restriction as contemplated by Rule 144(k) under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (iii) ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission or National Association of Securities Dealers, Inc. (the “NASD”) registration and

3

filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to the performance of and compliance with this Agreement, and (v) the reasonable fees and expenses of any special experts retained by the Company in connection with the Shelf Registration Statement.

“Series K Preferred Shares” shall have the meaning set forth in the preamble hereto.

“Shares” shall have the meaning set forth in the preamble hereto.

“Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Transfer”, “transferring” or “transferred” shall mean any sale or other disposition of any Registrable Securities that would constitute a sale thereof under the Securities Act.

“Underwriter” shall mean any underwriter of Common Shares in connection with an offering thereof under the Shelf Registration Statement.

“Well-Known Seasoned Issuer” or “WKSI” shall have the meaning set forth in Rule 405 under the Act or any successor rule promulgated by the Commission under the Act.

2.             Shelf Registration.  (a)  The Company shall as promptly as practicable (but in no event more than 65 days after the Closing Date) file with the Commission a Shelf Registration Statement (which shall be, if the Company is, on the date of such filing, a WKSI, an Automatic Shelf Registration Statement) providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

4

(b)           At the date hereof: (A) the Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the registration of the Registrable Securities contemplated hereby; (B) the Company is a WKSI, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; (C) the Registrable Securities are eligible for registration by the Company on an Automatic Shelf Registration Statement; and (D) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the Automatic Shelf Registration Statement form.

(c)           If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its best commercially practicable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act as promptly as practicable but in no event later than 120 days after the Closing Date.

(d)           The Company shall use its best commercially practicable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) until the date upon which there are no Registrable Securities outstanding.

(e)           The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(f)            No later than 30 days after the Closing Date, each Holder of Registrable Securities agrees to deliver, or to cause to be delivered on its behalf by the Agent, a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any.

3.             Registration Procedures.  The following provisions shall apply in connection with the Shelf Registration Statement.

(a)           The Company shall:

(i)            furnish to the Agent and his counsel, not less than three Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best commercially practicable efforts to reflect in each such document, when so filed with the Commission, such comments as the Agent reasonably proposes; and

5

(ii)           include information regarding the Holders and the reasonable methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b)           The Company shall ensure that:

(i)            the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)           the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           The Company shall advise the Agent and the Notice Holders, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii)-(v) of this Section 3(c) shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)            when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii)          of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)          of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)           of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)           The Company shall use its best commercially practicable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.  The Company shall undertake additional reasonable actions

6

as required to permit unrestricted resales of the Common Shares in accordance with the terms and conditions of this Agreement.

(e)           Upon request, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)            During the Shelf Registration Period, the Company shall promptly deliver to the Agent, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Common Shares.

(g)           Prior to any offering of Common Shares pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Common Shares for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

(h)           Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Holders of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any 90-day period or 90 days in any 360-day

7

period; provided, that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, the disclosure of which the board of trustees of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken a whole, the Company may extend the Deferral Period from 45 days to 60 days in any 90-day period or from 90 days to 120 days in any 360-day period.

(j)            The Company shall use its best commercially practicable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 13(a) or 15(d) of the Exchange Act for the term of this Agreement.  The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders (by virtue of filing its Annual Report on Form 10-K with the Securities and Exchange Commission on its EDGAR filing system or otherwise) an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement

(k)           The Company may require each Holder of Common Shares to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Shares as may from time to time be required by the Act to be included in the Shelf Registration Statement.  The Company may exclude from the Shelf Registration Statement the Common Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(l)            The Company shall use its best commercially practicable efforts to take all other steps necessary to effect the registration of the Common Shares covered by the Shelf Registration Statement.

4.             Registration Expenses.  The Company shall pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2(a) hereof (including the reasonable fees and disbursements of no more than one firm of counsel for the Holders of the Registrable Securities in connection with the review of any Shelf Registration Statement, Prospectus or amendment or supplement thereto in accordance with the provisions of Section 3(a) hereof, which counsel shall be reasonably satisfactory to the Company). Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Holder of Registrable Securities, its directors, officers, employees and agents, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or

8

expense relating to resales of the Registrable Securities) (collectively, “Losses”), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:

(i)            any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Registrable Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”), or, in each case, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii)           any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses including the reasonable fees and disbursements of counsel as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) expressly for use therein.  The indemnity agreement set forth in this Section 5(a) shall be in addition to any liabilities that the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 5(a) or contribute as provided in Section 5(e) hereof to Losses of each underwriter (as defined in the Act), if any, of Registrable Securities registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 5(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its trustees, each of its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any Loss, joint or several, including, but not limited to, any Loss relating to resales of the Registrable Securities, to which

9

such person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Issuer, and in connection with any underwritten offering, the underwriters, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus.  This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party in its reasonable discretion; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party in its reasonable discretion to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified

10

party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 5(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in Section 5 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:

(i)            in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering and sale of the Registrable Securities, on the one hand, and a Holder with respect to the sale by such Holder of the Registrable Securities, on the other hand, or

(ii)           if the allocation provided by Section (6)(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 5(e)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.

The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5(e).

The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

11

Notwithstanding the provisions of this Section 5, in no event will (i) any Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the discount or commission payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed to the public.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute as provided in this Section 5(e) are several and not joint.

(f)            The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Registrable Securities.

6.             Underwritten Registrations.  (a)  In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(b)           If any Common Shares covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

(c)           No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person’s Common Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.             No Inconsistent Agreements.  The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

8.             Rule 144.  So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144(c) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 of the Act.  The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions

12

provided by Rules 144 (including, without limitation, the requirements of Rule 144A(c)).  Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9.             Listing.  The Company shall use its best commercially practicable efforts to (i) obtain approval of the listing of the Registrable Securities on the New York Stock Exchange and (ii) maintain the approval of the Common Shares for listing on the New York Stock Exchange.

10.          Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders.

11.          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)           if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;

(b)           if to the Agent, initially at the address or addresses set forth in the Purchase Agreement; and

(c)           if to the Company, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Agent, Holders or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.          Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.          Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Common Shares, and the indemnified persons referred to in Section 5 hereof.  The Company hereby agrees to extend the benefits of this Agreement to any Holder of Common Shares, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13

14.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.          Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Company and the with the Agent, for the benefit of the Holders.

Very truly yours,

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Joseph J. Credit, as agent for, pursuant to a power of attorney given by, each of the persons listed on Schedule I hereto.

14

EXHIBIT A (to Exhibit B)

CORPORATE OFFICE PROPERTIES TRUST

Selling Shareholder Notice and Questionnaire

Corporate Office Properties Trust (the “Company”) will file shortly with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”).  The Shelf Registration Statement relates to the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common shares of beneficial interest, $0.01 par value (“Common Shares”), issued pursuant to that certain Purchase Agreement and Agreement and Plan of Merger, dated as of November     , 2006, by and among the Company, Corporate Office Properties, L.P., a Delaware limited partnership, W&M Business Trust, a Maryland business trust (“Merger Subsidiary”) and Nottingham Village, relating to the merger (the “Merger”) of Nottingham Village, Inc., a Maryland corporation (“Merger Subsidiary”), with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving entity in such merger.  The filing of the Shelf Registration Statement will be made in accordance with the Registration Rights Agreement (the “Registration Agreement”), dated as of                     , 2006, between the Company and Joseph J. Credit, as agent (the “Agent”) for, pursuant to a power of attorney given by, the holders of the Class A and Class B common stock of Nottingham Village (the “Selling Shareholders”).

Under the Registration Agreement, the Company has agreed to include in the Shelf Registration Statement the Common Shares initially issued to the Selling Shareholders in connection with the Merger and the Common Shares issuable upon conversion by the Holders of the Series K Preferred Shares of Beneficial Interest of the Company issued to the Holders in connection with the Merger.  Such Common Shares are referred to as the “Registrable Securities.”

Certain legal consequences arise from being named as a selling shareholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Shelf Registration Statement and related Prospectus.

ACKNOWLEDGEMENT

The undersigned holder (the “Selling Shareholder”) of Registrable Securities understands that the Company is requesting submission of this Notice and Questionnaire in order to facilitate compliance with applicable law and regulations.  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire.

The Selling Shareholder also acknowledges that, in the event of a transfer of Registrable Securities (other than pursuant to a sale under the Shelf Registration Statement), including to donees, pledgees and other successors in interest, the Company will require such transferee to execute a Notice and Questionnaire and such other documentation to insure compliance with applicable law and regulations.

The Selling Shareholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

NOTICE AND QUESTIONNAIRE

1.	(a)	Full legal name of Selling Shareholder:

	(b)	Full legal name of registered holder (if not the same as (a) above) of Registrable Securities listed in Item (3) below:

	(c)	Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(d)

State whether the Selling Shareholder is a publicly-held entity or a subsidiary of a publicly-held entity (i.e., an entity that has a class of securities registered under the Securities Exchange Act of 1934, as amended):

Yes ☐ No ☐

If a subsidiary, please identify the publicly-held parent entity:

	(e)	State whether the Selling Shareholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940:

Yes ☐ No ☐

If a subsidiary, please identify the investment company parent entity:

	(f)	If you are not a natural person, and if you answered “No” to questions (d) and (e), state the number of natural persons who have or share voting or investment control over the Registrable Securities:

If your answer is 3 or fewer, please identify those natural persons:

Please note that the SEC requires that these natural persons be named in the prospectus.

2.	Beneficial Ownership of Securities:

Except as set forth below in this Item (2), the undersigned Selling Shareholder does not beneficially own any Common Shares or Common Shares issuable upon exercise or conversion of any Company securities.

(a) Number of Common Shares purchased under the Purchase Agreement and beneficially owned:

(b) Number of Common Shares beneficially owned other than shares received under the Merger Agreement:

3.	Beneficial Ownership of other securities of the Company:

Except as set forth below in this Item (3), the undersigned Selling Shareholder  is not the beneficial or registered owner of any Common Shares or any other security of the Company, other than the Common Shares listed above in Item (2).

State any exceptions here:

4.	Relationship with the Company:

Except as set forth below, neither the Selling Shareholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

5.	(a) State whether the undersigned Selling Shareholder is a registered broker-dealer.

Yes ☐ No ☐

(b)

State whether the undersigned Selling Shareholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

Yes ☐ No ☐

(c)	State whether the undersigned Selling Shareholder is an affiliate of a registered broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s).

Yes ☐ No ☐

If the answer is “Yes,” you must answer question (d) below.

(d)	If the undersigned Selling Shareholder is an affiliate of a registered broker-dealer:

(i)	Did the undersigned Selling Shareholder purchase the Registrable Securities in the ordinary course of business?

Yes ☐ No ☐

If the answer is “No,” to question (i) state any exceptions below:

(ii)

At the time of the purchase of the Registrable Securities, did the undersigned Selling Shareholder have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

If the answer is “Yes,” to question (ii) state any exceptions below:

If the answer is “No” to question (i) or “Yes” to question (ii), you will be named as an underwriter in the prospectus relating to the Registrable Securities.

By signing below, the Selling Shareholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Shareholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Shareholder’s obligation under the Registration Agreement to provide such information regarding its ownership of shares as is required for preparation and filing of the Shelf Registration Statement, the Selling Shareholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide any additional information as the Company reasonably may request.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Selling Shareholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE FAX THE COMPLETED AND EXECUTED QUESTIONNAIRE FOR RECEIPT TO:

CORPORATE OFFICE PROPERTIES TRUST

6711 Columbia Gateway Drive

Suite 300

Columbia, MD  21046

Attention:  Investor Relations

Facsmile:  (443) 285-5481

Exhibit C

ARTICLES OF MERGER

between

NOTTINGHAM VILLAGE, INC.

(a Maryland corporation)

and

W&M BUSINESS TRUST

(a Maryland business trust)

NOTTINGHAM VILLAGE, INC., a corporation duly organized and existing under the laws of the State of Maryland (“NVI”), and W&M BUSINESS TRUST, a business trust duly organized and existing under the laws of the State of Maryland (“W&M Trust”), do hereby certify that:

FIRST:   The name and place of incorporation or organization, as the case may be, of each party to these Articles of Merger are Nottingham Village, Inc., a Maryland corporation, and W&M Business Trust, a Maryland business trust.  W&M Trust shall survive the merger as the successor company and shall continue under the name “W&M Business Trust” as a business trust of the State of  Maryland.

SECOND:  NVI has its principal office in the State of Maryland in Baltimore County and does not own an interest in land in the State of Maryland.

THIRD:  W&M Trust has its principal office in the State of Maryland in Howard County and does not own an interest in land in the State of Maryland.

FOURTH:  A Purchase Agreement and Agreement and Plan of Merger has been approved and executed by each of NVI and W&M Trust.

FIFTH:  The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by NVI in the manner and by the vote required by its charter and the laws of the state of its incorporation and by W&M Trust in the manner and by the vote required by its certificate of trust and declaration of trust and by the laws of the state of its organization.  The manner of approval was as follows:

(a)  The Board of Directors of NVI at a meeting held on December 14, 2006, adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of the stockholders of NVI.  Notice which stated that a purpose of the special meeting was to act on the proposed merger was given by NVI to its stockholders as required by law.  The proposed merger was approved by the stockholders of NVI at a special meeting of stockholders held on January 3, 2007 by the affirmative vote of the holders of at least a majority of all shares of NVI common stock that were outstanding and entitled to vote at the special meeting.

(b)  The sole trustee of W&M Trust adopted resolutions on November 20, 2006 by written consent which declared that the proposed merger was advisable and approved the merger on substantially the terms and conditions set forth or referred to in the resolutions.

SIXTH:  No amendment to the declaration of trust of W&M Trust is to be effected as a part of the merger.

SEVENTH:  The total number of shares of capital stock of all classes which NVI has authority to issue, the number of shares of each class which NVI has authority to issue, and the par value of the shares of each class which NVI has authority to issue is as follows:  the total number of shares of stock of all classes which NVI has authority to issue is 400,600 shares of stock, of which 100,000 shares are classified as Class A Common Stock, par value $10.00 per share, 300,000 shares are classified as Class B Common Stock, par value $1.00 per share and 600 shares are classified as Class C Common Stock, par value $1.00 per share.  The aggregate par value of all the shares of stock of all classes of NVI is $1,300,600.00.

EIGHTH:  The total number of shares of beneficial interest of all classes which W&M Trust has authority to issue is 1,000 shares of beneficial interest.  There is only one class of shares of beneficial interest of W&M Trust.

NINTH:  The manner and basis of converting or exchanging issued stock of NVI, the merging corporation, into a combination of cash, common stock and preferred stock of Corporate Office Properties Trust, a Maryland real estate investment trust (“COPT”), which is the sole owner of all of the shares of beneficial interest of W&M Trust, are as follows:

(a)  the shares of NVI common stock (the “Shares”) issued and outstanding immediately prior to the effective time of the merger shall be converted into, and become exchangeable for a combination of cash, common stock of COPT and preferred stock of COPT (together, the “Merger Consideration”) as determined in accordance with that certain Purchase Agreement and Agreement and Plan of Merger dated as of December 21, 2006 among NVI, COPT, Corporate Office Properties, L.P. and W&M Trust.  At the effective time of the merger, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate formerly representing any of such Shares shall thereafter represent only the right to the Merger Consideration.  The amount of Merger Consideration received by each stockholder of NVI shall equal the aggregate Merger Consideration divided by the number of outstanding shares of common stock of NVI multiplied by the number of shares of NVI common stock then held by such stockholder; and

(b)  The shares of beneficial interest in W&M Trust issued and outstanding immediately prior to the effective time of the merger shall remain unchanged and shall remain as the issued and outstanding shares of beneficial interest of the surviving entity.

TENTH:  The merger shall become effective upon the acceptance of these Articles by the State Department of Assessments and Taxation of the State of Maryland.

ELEVENTH:     The executed Purchase Agreement and Agreement and Plan of Merger is on file at the principal place of business of W&M Trust which is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046.

TWELFTH:  A copy of the Purchase Agreement and Agreement and Plan of Merger will be furnished by W&M Trust, on request and without cost, to any stockholder of NVI.

IN WITNESS WHEREOF, NOTTINGHAM VILLAGE, INC. and W&M BUSINESS TRUST have caused these presents to be signed in their respective names and on their respective behalves by their respective president or executive vice president and witnessed by their respective secretaries on January 9, 2006.

WITNESS:	NOTTINGHAM VILLAGE, INC.
(a Maryland corporation)

By:
Secretary	J. Joseph Credit, President

W&M BUSINESS TRUST
(a Maryland business trust)

By:
Secretary	Roger A. Waesche, Jr., Chief Operating Officer and Executive Vice President

THE UNDERSIGNED, President of NOTTINGHAM VILLAGE, INC., who executed on behalf of NVI the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of NVI the foregoing Articles of Merger to be the corporate act of NVI and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

J. Joseph Credit, President

THE UNDERSIGNED, Chief Operating Officer and Executive Vice President of W&M BUSINESS TRUST, who executed on behalf of W&M Trust the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of W&M Trust the foregoing Articles of Merger to be the corporate act of W&M Trust and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Roger A. Waesche, Jr., Chief Operating Officer and Executive Vice President

EXHIBIT D

PAYMENT RELEASE

This Payment Release (this “Release”) is entered into this 9th day of January, 2007 by Wachovia Capital Markets, LLC (“Releasor”) for the benefit of Nottingham Village, Inc. (“NVI”), Corporate Office Properties Trust (“COPT”), Corporate Office Properties, L.P. (“COPLP”), W&M Business Trust (the “Trust”) and their respective successors and assigns.

RECITALS

A.            NVI, COPT, COPLP and the Trust are parties to a Purchase Agreement and Agreement and Plan of Merger dated December 21, 2006 (the “Merger Agreement”), to which reference is made for the definitions of capitalized terms appearing herein that are not otherwise defined herein.

B.            The Releasor is entitled to an advisory fee to be paid by NVI upon the consummation of the Transaction pursuant to the terms of an Engagement Letter dated June 22, 2006 by and between NVI and Releasor.

C.            This Release is being delivered in connection with the closing of the transactions contemplated by the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the payment by NVI to Releasor of the sum of $2,889,340, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Releasor hereby agrees as follows:

1.             Release.  Releasor, on Releasor’s behalf and on behalf of Releasor’s heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest (collectively, the “Derivative Claimants” and each a “Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, each of NVI, COPT, COPLP and the Trust and each of their present and future owners, members, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, owners, members, representatives and attorneys of such owners, members, predecessors, successors, assigns, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees” and each a “Releasee”), or any of them, from any and all any liability for any brokerage, finder’s or other fee or commission due to any of the Derivative Claimants relating to the Merger; provided, however, this Release shall not apply to any loan commitment fees due to Releasor under the Short Term Loan Documents.

2.             Enforcement.  Each Releasee shall have the right to enforce the terms of this Agreement.

IN WITNESS WHEREOF, Releasor has executed this Agreement on the date set forth below.

WITNESS:	RELEASOR:

WACHOVIA CAPITAL MARKETS, LLC

	By:	(SEAL)
Name:
Title:

Exhibit E

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made as of the 9th day of January, 2007 by and between NVI Liquidating Trust, a Maryland business trust (“Licensor”), and W&M BUSINESS TRUST, a Maryland business trust (“Licensee”).

RECITALS:

A.            A Purchase Agreement and Agreement and Plan of Merger (the “Merger Agreement”) was entered into on December 21, 2006 by and among Nottingham Village, Inc. (“NVI”), an affiliate of Licensor, and the Licensee Group (as defined below);

B.            Licensor is the owner of the trade names and service marks “Nottingham Ridge,” “Nottingham Centre” and “Nottingham Center” (collectively, the “Marks”), which Marks are used in connection with real properties owned by affiliates of Licensee Group (the “Properties”);

C.            Licensor obtained the Marks pursuant to an Assignment dated January 7, 2007 from NVI to Licensor; and

D.            Pursuant to the Merger Agreement, Licensor hereby grants to Licensee Group the right, privilege and license to use the Marks, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.             Grant of License.  Licensor hereby grants to W&M Business Trust, Corporate Office Properties Trust, Corporate Office Properties, L.P. and their respective subsidiaries,

affiliates, successors and assigns (the “Licensee Group”) a perpetual, royalty-free, non-exclusive right and license to use the Marks in connection with business conducted by Licensee Group, provided that such use may only be in connection with the Properties, as such Properties may be improved by Licensee Group.

2.             Assignment.  Licensee Group may assign, delegate or otherwise transfer this Agreement, or any rights under this Agreement, in connection with any transfer of any of the Properties or interests in the entities owning any of the Properties, provided all transferees shall remain subject to the terms of this Agreement, including being responsible to Licensor respecting the quality control set forth herein.

3.             Quality Control.  Upon reasonable request by Licensor, Licensee shall provide Licensor reasonable amounts of samples of advertising and promotional materials using the Marks and shall allow Licensor to enter Licensee’s premises during normal business hours to view the services being offered.  Licensor may review the quality and usage of such services, and suggest that Licensee make such changes as Licensor deems appropriate, in Licensor’s reasonable discretion.  If disapproval or comment is not received by Licensee within thirty days after Licensor’s receipt of the materials or inspection, as appropriate, such materials and services shall be considered approved.

4              Miscellaneous.

(a)           Governing Law.  This Agreement shall be governed by and construed under, and the rights of the parties determined in accordance with, the laws of the State of Maryland (without reference to the choice of law provisions of the State of Maryland).

(b)           Status of Relationship of the Parties.  It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them.  The parties agree that Licensee is an independent contractor and nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.  The relationship of the parties is that of licensor and licensee only, and is contractual in nature.  Nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other party’s behalf, or to incur any debt or other obligation in the other party’s name; and neither party shall in any event assume liability for, or be deemed liable as a result of, any such action by the other party; nor shall either party be liable by reason of any act or omission of the other party in its conduct of its business or for any claim or judgment arising therefrom against the other party.

(c)           Severability.  If any provision of this Agreement, or the application thereof, is held illegal, unenforceable, or otherwise invalid by government promulgation or court decree, such holding shall not affect the other provisions or applications of this Agreement that can be given effect without the invalid provision.

(d)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first written above.

WITNESS:	NVI LIQUIDATING TRUST

By:
J. Joseph Credit
President

W&M BUSINESS TRUST

By:
Roger A. Waesche, Jr.
Chief Operating Officer and Executive Vice President

Exhibit F

January 8, 2007

To:          «TENANT»

c/o «ADDRESS»

Re:                             «PROPERTY» (the “Property”)

Dear tenant:

Please be advised that the ownership interests in the owner of the Property have been transferred to Corporate Office Properties, L.P. or an affiliate thereof (“Transferee”), which has the address of 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland  21046.

In connection with such transfer, any security deposit and other deposits held under the lease (the “Lease”) for the Property between the landlord as named in the Lease and you, as tenant, have been transferred to Transferee.

All future payments of rent and all other sums due and payable to the landlord under the Lease should be made to the order of Transferee as follows:

(1)           to the lockbox address which is noted below (not to Transferee’s address above):

M&T Lockbox # 64521

Nottingham Village, Inc.

P.O. Box 64521

Baltimore, Maryland  21264-4521

Overnight address:

M&T Bank

Attn:  Lock Box 64521

1800 Washington Boulevard

Baltimore, Maryland  21230; or

(2)           by wire or ACH per the below instructions:

Deposit Account # 9843684326

ABA No.:	Wire:	022 000 046
	ACH:	052 000 013

Sincerely,

Michael C. Bolesta, Esq.
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, authorized agent and attorney for landlord

Exhibit G

CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by Nottingham Village, Inc. (“Transferor”) Transferor hereby certifies:

1.        Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.        Transferor’s Federal Employer Identification Number is 52-0793645.

3.        Transferor’s office address is: 100 West Pennsylvania Avenue, Towson, Maryland 21204.

4.        The address or description of the property which is the subject matter of the disposition set forth in the Purchase Agreement and Agreement and Plan of Merger dated December 21, 2006.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

NOTTINGHAM VILLAGE, INC.,
a Maryland corporation

By:
J. Joseph Credit
President and Chief Executive Officer

EXHIBIT H-1 to Merger Agreement

OPINION OF GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC COUNSEL TO TARGET

                         , 2007

Corporate Office Properties Trust

Corporate Office Properties, L.P.

W&M Business Trust

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

Purchase Agreement and Agreement and Plan of Merger dated as of December 20, 2006

Ladies and Gentlemen:

We are counsel Nottingham Village, Inc., a Maryland corporation (the “Target”).  Target has entered into that certain Purchase Agreement and Agreement and Plan of Merger dated as of December 20, 2006 (the “Merger Agreement”), by and among Target, Corporate Office Properties Trust, a Maryland real estate investment trust, Corporate Office Properties, L.P., a Delaware limited partnership, and W&M Business Trust, a Maryland business trust (the “Merger Subsidiary”).  We have been requested to deliver this opinion in connection with the execution and delivery of the Merger Agreement.  This opinion is furnished to you pursuant to Section 9.04(g) of the Merger Agreement.  Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Merger Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the following documents:

(a)           the Merger Agreement;

(b)           the Articles of Merger between Target and Merger Subsidiary in the form to be filed with the SDAT (the “Articles of Merger”) which, together with the Merger Agreement, are referred to as the “Agreements”;

(c)           the Articles of Incorporation of Target, as certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(d)           the bylaws of Target, as certified by an officer of Target;

(e)           certified resolutions of the Board of Directors of Target relating to the Agreements and the transactions contemplated thereby;

(f)            a good standing certificate for Target, dated as of a recent date, issued by the SDAT;

(g)           an officer’s certificate of Target, dated the date hereof, as to certain factual matters (the “Officer’s Certificate”); and

(h)           such other documents as we have considered necessary to the rendering of the opinion expressed below

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records from which public information has been received are accurate and complete.  In making our examination of documents executed by parties other than Target, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.  As to any facts material to this opinion, we have relied solely upon the Officer’s Certificate and have not independently verified the matters stated therein.

Based upon the foregoing, we are of the opinion and advise you as follows:

1.             Target is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland.

2.             Target (a) has the corporate power and authority to execute, deliver, and perform the Merger Agreement, (b) has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, (c) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Merger Agreement, and (d) has duly executed and delivered the Merger Agreement.

3.             The execution and delivery by Target of the Merger Agreement do not, and the performance by Target of its obligations under the Merger Agreement will not, (a) result in a violation of Target’s articles of incorporation or bylaws, or (b) result in a violation of any Maryland law, rule, or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award binding on Target.

4.             No authorization, approval or other action by, and no notice to or filing with, any Maryland governmental authority or regulatory body, or other third party is required for the due execution, delivery, or performance by Target of the Merger Agreement.

5.             The execution and delivery of the Merger Agreement and the documents contemplated thereby by Target have been duly authorized by its Board of Directors and those stockholders holding more than two-thirds of the issued and outstanding stock.

Our opinions expressed above are subject to the following qualifications and limitations:

(a)           We have not made any investigations of, and express no opinion concerning, laws, rules and regulations of the State of Maryland relating to health, safety, the environment, environmental contamination, land use or construction nor any laws, rules and regulations promulgated by political subdivisions of the State of Maryland.

(b)           We do not express any opinion with respect to the law of any jurisdiction other than the laws of Maryland, as in effect on the date hereof, and we do not express any opinion herein concerning any other law.

(c)           The foregoing opinions are rendered as of the date hereof.  We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion letter is rendered to you in connection with the transactions contemplated by the Agreements.  This opinion letter may not be relied upon by you or any other person for any other purpose.

Very truly yours,

Exhibit H-2 to Merger Agreement

OPINION OF GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC COUNSEL TO SELLER

                , 2007

Corporate Office Properties, L.P.

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

Purchase and Sale Agreement of Ownership Interests in NPI Entities dated as of December 20, 2006

Ladies and Gentlemen:

We are counsel Nottingham Properties, Inc., a Maryland corporation (the “Seller”).  Seller has entered into that certain Purchase and Sale Agreement of Ownership Interests in NPI Entities dated as of December 20, 2006 (the “PSA”), by and between Seller and Corporate Office Properties, L.P., a Delaware limited partnership.  We have been requested to deliver this opinion in connection with the execution and delivery of the PSA.  Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the PSA.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the following documents:

(a)           the PSA;

(b)           the Articles of Incorporation of Seller, as certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(c)           the bylaws of Seller, as certified by an officer of Seller;

(d)           certified resolutions of the Board of Directors of Seller relating to the PSA and the transactions contemplated thereby;

(e)           a good standing certificate for Seller, dated as of a recent date, issued by the SDAT;

(f)            an officer’s certificate of Seller, dated the date hereof, as to certain factual matters (the “Officer’s Certificate”); and

(g)           such other documents as we have considered necessary to the rendering of the opinion expressed below

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records from which public information has been received are accurate and complete.  In making our examination of documents executed by parties other than Seller, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.  As to any facts material to this opinion, we have relied solely upon the Officer’s Certificate and have not independently verified the matters stated therein.

Based upon the foregoing, we are of the opinion and advise you as follows:

1.             Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland.

2.             Seller (a) has the corporate power and authority to execute, deliver, and perform the PSA, (b) has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, (c) has taken all corporate action necessary to authorize the execution, delivery, and performance of the PSA, and (d) has duly executed and delivered the PSA.

3.             The execution and delivery by Seller of the PSA do not, and the performance by Seller of its obligations under the PSA will not, (a) result in a violation of Seller’s articles of incorporation or bylaws, or (b) result in a violation of any Maryland law, rule, or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award binding on Seller.

4.             No authorization, approval or other action by, and no notice to or filing with, any Maryland governmental authority or regulatory body, or other third party is required for the due execution, delivery, or performance by Seller of the PSA.

5.             The execution and delivery of the PSA and the documents contemplated thereby by Seller have been duly authorized by its Board of Directors and those stockholders holding more than two-thirds of the issued and outstanding stock.

Our opinions expressed above are subject to the following qualifications and limitations:

(a)           We have not made any investigations of, and express no opinion concerning, laws, rules and regulations of the State of Maryland relating to health, safety, the environment, environmental contamination, land use or construction nor any laws, rules and regulations promulgated by political subdivisions of the State of Maryland.

(b)           We do not express any opinion with respect to the law of any jurisdiction other than the laws of Maryland, as in effect on the date hereof, and we do not express any opinion herein concerning any other law.

(c)           The foregoing opinions are rendered as of the date hereof.  We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion letter is rendered to you in connection with the transactions contemplated by the PSA.  This opinion letter may not be relied upon by you or any other person for any other purpose.

Very truly yours,

CHICAGO TITLE INSURANCE COMPANY

Commercial Certificate

RE:	67 parcels of land in Baltimore and Howard
Counties, Maryland k/a W&M Transaction
(hereinafter referred to as the “Property”)

STATE OF: Maryland		{to wit:

COUNTY/CITY OF:

BEFORE ME, the undersigned authority personally appeared J. Joseph Credit, Trustee, of NVI Liquidating Trust (NVILT) who disposes and says that:

1.  To the best of my information, knowledge and belief, NVILT’s enjoyment of the Property has been peaceful and undisturbed and the title to the Property has not been disputed or questioned, nor do I know of any facts by reason of which title to, or possession of the Property might be disputed or questioned, or by reason of which others may claim title to the property or any portion thereof or an easement over and across same except: all matters and conditions or record. There are no other tenancies, leases, parties in possession or other occupancies of the Property and each of the parties/tenants disclosed on the attached list occupies the Property or has a right to such occupancy either as a tenant from month to month without lease or pursuant to the terms of an unrecorded lease.

2.  No proceedings in bankruptcy or receivership have been filed by NVILT nor has NVILT ever made an assignment for the benefit of creditors.

3.  I know of no action or proceeding relating to the Property now pending before any State or Federal Court nor do I know of any judgments or liens (including state and federal tax liens) which now constitutes a lien or charge upon the Property.

4.  I know of no unrecorded documents affecting title to the Property.

5.  I know of no unpaid real or personal property taxes and/or special assessments affecting the Property other than those shown on the Commitment For Title Insurance issued to buyer/lender.

6.  There are no unpaid real or personal property taxes, water and/or sewer usage charges or unpaid special assessments for items such as improvements for sidewalks, curbs, gutters, alleys, etc.

7.  There are no unpaid bills or claims for labor or services performed or materials furnished for the construction of improvements on the Property.

This certificate is given to induce CHICAGO TITLE INSURANCE COMPANY to issue it’s policy(ies) of title insurance with full knowledge that the Company will rely upon the accuracy of same; and the entity on behalf of which this affidavit is made hereby agrees to hold CHICAGO TITLE INSURANCE COMPANY harmless and indemnify it against any actual out of pocket loss or damage it may sustain directly as a result of any false statement made herein.

WITNESS the hand and seal of affiant.	NVI Liquidating Trust, a Maryland business trust

	By:	{SEAL}
J. Joseph Credit, Trustee

Sworn to and subscribed before me this                day of                              , 2006.

Notary Public

My Commission Expires

GAP INDEMNITY AND CERTIFICATE

State of Maryland

City/County of

WHEREAS, CHICAGO TITLE INSURANCE COMPANY, (hereinafter referred to as “the Company”) has been requested to issue its Title Insurance Commitment No. 40110-06 A thru X (hereinafter referred to as “the Commitment”) in respect to the land therein described;

AND WHEREAS, the Company intends to raise an exception to title on the Commitment as follows:

Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date that proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

(Hereinafter referred to as “the Exception”)

AND WHEREAS, the Company has been requested to issue the Commitment without the Exception.

NOW THEREFORE, it is agreed that in consideration of the Company issuing the Commitment without Exception, and issuing its policy(ies) without exception to such matters as are described in the Exception, the undersigned hereby agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or other act solely of or caused by the undersigned which may arise or be filed , as the case may be, against or having an effect upon the subject premises during the period of time between the most recent effective date of the Commitment and date of recording and further agrees to indemnify and hold the Company harmless against all loss or damage, including but not limited to all actual out of pocket expenses, costs and reasonable attorneys’ fees which may arise directly out of the failure to so remove, bond or otherwise dispose of any said liens, encumbrances or acts of the undersigned.

NOTWITHSTANDING the aforementioned, it is agreed that the liability of the undersigned hereunder shall cease at such time as the Company shall have completed its recordation within a reasonable period of time after final closing, and provided that it finds no defects, liens, encumbrances, adverse claims or other matters caused by or recorded against the undersigned in addition to those appearing in the Commitment, and provided further that the undersigned is not in default in the performance of any of the terms, covenants and conditions hereof.

Dated this                     day of                            , 2006.

NVI Liquidating Trust, a Maryland business trust

By:
J. Joseph Credit, Trustee

Executed, subscribed before me, the undersigned, a Notary Public in and for the State aforesaid, on this              day of                       , 2006.

Notary Public

My Commission Expires:

Corporation/limited liability company

State of Maryland	)
) to wit:
County of	)	RE:	67 parcels in Baltimore and Howard
Counties, Maryland k/a W&M
Transaction (“The Property”)

Certificate to Support Issuance of Non-Imputation Endorsement

The undersigned being first duly sworn, on oath, deposes and says the following:

1.                                     NVI Liquidating Trust (NVILT) has succeeded to certain interests of Nottingham Village, Inc. and Nottingham Properties, Inc. and, in consideration thereof, executes and delivers this Certificate with regard to the above-referenced properties.

2.                                     That to the best of the information, knowledge and belief of the undersigned and subject to all matters and conditions of record:

a.              There are presently no defect in or liens, encumbrances or other claims against the title to the property described in the Commitment for Title Insurance No. 40110-06 A thru X (hereinafter referred to as “the Commitment”) having an Effective Date of July 1, 2006, issued by Anchor Title Company, LLC as agent for Chicago Title Insurance Company (hereinafter referred to as “the Company”) other than as disclosed by the exceptions listed in Schedule B.- Section 2 of said Commitment and the following: all matters and conditions of record and rights of tenants under Leases provided the parties to be insured as shown in Schedule A of the Commitment; and

b.              There are presently no inchoate rights which may ripen into any defect, lien, encumbrance or claim against the title to said property except as may be created by any instrument or action required in Schedule B- Section 1 of the Commitment, other than the following: (If none, state “None”)

c.               The undersigned makes these statements after having questioned all of the other officers, directors, or members of the corporation/limited liability company who have had any substantial contact with any transaction or negotiation involving the property described in the Commitment.

d.              The undersigned makes these statements for the puipose of inducing the Company to issue the non-imputation endorsement attached hereto as Exhibit A to one or more of the owner’s or loan policies issued pursuant to the Commitment.

Dated:

NVI Liquidating Trust, a Maryland business trust

By:
J. Joseph Credit, Trustee

Indemnity To Support Issuance of Non-Imputation Endorsement

The following indemnity is given to the Company as further inducement to it to issue the said endorsement, as aforesaid.

The undersigned entity hereby indemnifies the Company against any actual out of pocket loss which the Company may suffer directly by virtue of any valid claim made under the said non-imputation endorsement based on the existence of any defect in or lien, encumbrance, right or claim against or with respect to the title to the aforesaid property which was not disclosed in the above Affidavit but which should have been so disclosed in order to make all statements in the Affidavit true and correct. The undersigned entity understands that such losses may include court costs and reasonable attorney’s fees expended by the Company in defending the title or interest of the insured against such lien, encumbrance, right or claim.

The undersigned entity further agrees to pay all court costs and reasonable attorney’s fees which the Company may expend in enforcing the terms of this Indemnity.

NVI Liquidating Trust, a Maryland business trust

BY:
J. Joseph Credit, Trustee

Sworn to and subscribed before me this                        day of                 , 2006.

Notary Public

My Commission expires:

SURVEY CERTIFICATE

As an inducement to Chicago Title Insurance Company to issue its owner’s title insurance policy to Corporate Office Properties, L.P. or an affiliate thereof with respect to each improved property identified on Exhibit A attached hereto (individually, “property” and, collectively, “properties”) with certain survey coverages, but without the benefit of a new or revised ALTA/ACSM or equivalent survey of each, and with the understanding that Chicago Title Insurance Company will act in reliance upon the statements made herein, NVI Liquidating Trust (“NVILT”) hereby certifies as follows:

1.                                      NVILT has succeeded to certain interests of Nottingham Village, Inc. and Nottingham Properties, Inc. and, in consideration thereof, executes and delivers this certificate with regard to the properties listed in Exhibit A.

2.                                      To the best information, knowledge and belief of NVILT, based on an inspection of each property, no physical changes or alterations to such property and the improvements located thereon have occurred which would materially and adversely conflict or differ with such property and the improvements thereon as described and shown on the existing survey for each such property, each such survey being identified on Exhibit A and a copy of which has been furnished to Anchor Title Company, LLC, as agent for Chicago Title Insurance Company in connection with the issuance of such owner’s title insurance policies, except the following conditions existing or believed to exist on each property:

a.              miscellaneous changes to the location of curbs and gutters, fences, transformers and trash dumpsters serving the properties; and

b.              a 10,000-12,000 square foot addition to the existing building on the property known as Tyler Ridge III

3.                                      This Certificate is subject to all matters of record affecting title to each of the properties and the rights of tenants under Leases provided to insured parties shown in Schedule A of a Commitment for Title Insurance no. 40110-06 A thru X issued by Anchor Title Company, LLC as agent for Chicago Title Insurance Company.

NVI Liquidating Trust, a Maryland business Trust

Date: , 2006	By:
J. Joseph Credit, Trustee

Property Name	Title Policy	Commitment	Survey
Franklin Ridge V 9900 Franklin Square Drive $3,000,000	9/12/05		10/19/00
Franklin Ridge III 9920 Franklin Square Drive $5,000,000	8/10/05		7/15/05
Franklin Ridge I and II and Nottingham Ridge D $10,300,000	1/8/03		3/25/03 (FR I&II) 3/28/03 (NRD)
White Marsh Hi-Tech 4969 Mercantile Road $5,000,000	8/31/98		8/18/98
Tyler Ridge IIA 8003 Corporate Drive $1,700,000	9/12/00		10/27/00
McLean Ridge I & II 8010 & 8020 Corporate Drive $6,000,000	3/30/98		3/11/98
7272 Park Circle $6,000,000	pending	5/31/06	4/18/96
White Marsh Health Center LP $3,760,000	12/30/97		1/21/98
White Marsh Business Center 5020, 5022,5024 and 5026 Campbell Boulevard $8,789,076	4/28/00		4/11/00
Corporate Center I 4940 Campbell Boulevard $4,700,000	7/31/03	7/31/03	7/15/03
Riverwood Business Center $11,600,000		1/24/02	1/14/03
Tyler Ridge I 8013 – 8023 Corporate Drive $6,500,000	2/26/03	11/14/02	6/10/03
Nottingham Ridge C 5355 Nottingham Drive $4,200,000	9/2/05		7/28/05
10552 Philadelphia Road $5,000,000	10/21/05		9/21/05
216 Schilling Circle $2,450,000	8/12/03	8/12/03	7/15/03
Ridgley’s Choice 8601 – 8611 Ridgely’s Choice $5,100,000	5/16/05	5/13/05	4/29/05

Property Name	Title Policy	Commitment	Survey
Nottingham Center 502 Washington Avenue $6,042,652.41	11/12/04	Not dated	3/1/94
Royston Building and APF 102 W. Pennsylvania Ave and 111 W. Allegheny $4,500,000	Not dated	7/1/97	9/2/97
222 - 224 Schilling Circle $2,000,000		4/30/97	4/24/97
Franklin Ridge IV 9910 Franklin Square Drive $4,700,000	6/24/05	6/24/05	11/7/05
Corporate Place II 8110 Corporate Drive $8,000,000
Tyler Ridge II & III 7941 - 7949 & 8007 Corporate Drive $5,000,000		7/10/97	6/25/97
8029 Corporate Drive $6,100,000		8/31/98	8/28/98
White Marsh Commerce Center $7,000,000			6/14/00
McLean Ridge III & IV		12/31/98	12/14/98
Professional Center I, II & III			1/21/98
9020 Mendenhall Court	2/17/06	2/15/06	10/11/04
Woods at Broken Land and Rivers Center III	5/19/05		5/16/05

2

ESTOPPEL CERTIFICATE

[insert date]

Tenant:

Attn:

To:	Nottingham Village, Inc., their subsidiaries and affiliates, and their successors and assigns and lenders

Re:	Building:
Property:

1.                                                                                         , a                           corporation, is the named Tenant (‘Tenant”), and                         is the Landlord (“Landlord”) under a Lease dated               , located at the Property (“Property”) identified above. The Lease, together with the amendments:

(collectively, “Lease”) constitutes the entire agreement between Landlord and Tenant with respect to the Property and the Premises. A true and correct copy of the Lease is attached hereto as Exhibit A. There are no other lease documents, commitments, options or rights with respect to the Property or the Premises and there are no other representations, warranties, agreements, concessions, commitments, or other understandings between the Tenant and the Landlord regarding the Property or the premises demised other than as set forth in the Lease or this paragraph 1.

2.                                     Tenant occupies Suite          , with a Rentable Square Footage Area of                rentable square feet (the “Premises”). Tenant’s Pro Rata Share of the Property is           % (           ).

3.                                     The Term of the Lease commenced                              and will expire                          . Tenant is the actual occupant in possession of the Premises and has not sublet, assigned or hypothecated its leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction or improvement allowances have been paid.

4.                                   As of this date, no breach or default exists on the part of Tenant under the Lease, and there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default. To the best knowledge of Tenant, no breach or default exists on the part of Landlord under the Lease, and there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease.

5.                                      Base Rent is currently payable in the amount of $                   per month (which includes an expense stop equal to the amount of the operating expenses incurred by Landlord in the        calendar year and a real estate expense stop equal to the amount of the real estate taxes incurred by Landlord in the        calendar year). The base year amounts for operating expenses are $                    and for real estate taxes are $               (please specify either dollar amounts or per square foot amounts). Pursuant to the Lease, Tenant is obligated to pay as additional rent its pro-rata share of operating expenses and real estate taxes that exceed the operating expense stop and real estate expense stop set forth in the Lease. The monthly base rent has been paid through                    and all additional rent has been paid on a current basis in the manner required under the Lease.

6.                                      Tenant has paid the first monthly installment of rent in advance, and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $                which was paid pursuant to the Lease. Tenant has no right to any free rent, rent abatement, rent credit, or other rent concession, except:

.

7.                                      Tenant has no right to renew or extend the term of the Lease, or to expand the size of the Premises, except:

Tenant has no interest in or option or preferential right to purchase all or any part of the Premises or the Property of which it forms a part, other than its right to lease the Premises as Tenant under the Lease.

8.                                      Tenant has no rights of termination with the terms of the Lease except:

.

9.                                   All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

10.                            There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

11.                            Tenant has not received any notice of Landlord’s prior sale, transfer, or assignment, hypothecation or pledge of the Lease or any of the rents or other amounts to be paid by Tenant pursuant thereto.

2

12.                               Tenant has received no notice from any governmental authority or other person or party claiming a violation of, or requiring compliance with, any Federal, State or local statute, ordinance, rule or regulation or the requirement of law for environmental contamination at the Premises, to the best knowledge of Tenant, the Tenant is in compliance with all applicable provisions of the Industry Site Recovery Act, and no hazardous, toxic, or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited by Tenant on, in or under the Premises.

This Tenant Estoppel Certificate may be relied upon by the Landlord, COPT Acquisitions, Inc. and Corporate Office Properties, L.P. and any lender providing financing to acquire the Property.

Effective Date:

WITNESS/ATTEST:
, a
corporation

By:
Printed Name:
Title:
Date:

3

EXHIBIT K

MUTUAL RELEASE AND INDEMNIFICATION AGREEMENT

This Mutual Release and Indemnification Agreement (this “Agreement”) is entered into as of the 9th day of January, 2007 (the “Effective Date”), by and among Nottingham Properties, Inc., a Maryland corporation (“NPI”), Nottingham Village, Inc., a Maryland corporation (“NVI”), Corporate Office Properties Trust, a Maryland real estate investment trust (“COPT”), Corporate Office Properties, L.P., a Delaware limited partnership (“COPLP”), and W&M Business Trust, a Maryland business trust and a wholly owned subsidiary of COPT (“COPT Merger Sub”).  NVI, COPT, COPLP, and COPT Merger Sub shall sometimes be referred to hereinafter as the “COPT Group.”

RECITALS

A.            NPI and COPT Merger Sub shall be parties to that certain Like-Kind Exchange Agreement dated as of January 10, 2007 (the “Exchange Agreement”), pursuant to which (i) COPT Merger Sub will convey to NPI all of its interests in certain entities that are disregarded for federal income tax purposes and that are listed on Schedule 1 attached hereto (the “Exchanged Retail Interests”) and that own certain properties and listed on Schedule 2 attached hereto (the “Exchanged Retail Properties”) and (ii) NPI will convey to COPT Merger Sub all of its interests in certain entities that are disregarded for federal income tax purposes and that are listed on Schedule 3 attached hereto (the “Exchanged Office Interests”) and that own certain other properties identified therein and listed on Schedule 4 attached hereto (the “Exchanged Office Properties”), in an exchange (the “Exchange”) intended to qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

B.            NPI and COPLP are parties to that certain Purchase and Sale Agreement dated as of December 21, 2006 (the “NPI Purchase Agreement”), pursuant to which COPLP will purchase the ownership interests in entities owning the properties set forth on Schedule 5 attached hereto.

C.            NVI is also a party to that certain Purchase Agreement and Agreement and Plan of Merger dated December 21, 2006 (the “NVI Merger Agreement”), among NVI, COPT, COPLP and COPT Merger Sub, pursuant to which NVI will merge with and into COPT Merger Sub (the “NVI Merger”) the day prior to the Exchange.

D.            The ultimate goal of the NPI Purchase Agreement, the Exchange and the NVI Merger (collectively, the “Nottingham Transactions”) is for COPT Merger Sub and COPLP to receive all interests in all of the office properties owned, directly or indirectly, by NPI and NVI as set forth on Schedule 6 attached hereto (the “Office Properties”).

E.            For purposes of this Agreement, “Affiliates” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person, and “Subsidiaries” shall mean any entity wholly owned, either directly or indirectly, by another entity.  For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise.  “Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.  For purposes of this Agreement, the NPI Liquidating Trust, a Maryland business trust (“Liquidating Trust”), shall not be considered an Affiliate of NVI.

F.             This Agreement is being delivered in connection with and as a condition precedent to closing under the Exchange Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NPI, NVI, COPT, COPLP and COPT Merger Sub hereby agree as follows:

3.             COPT Group Releases.

(a)           Release of NVI and NVI Derivative Claimant Claims.  NVI, on its own behalf and on behalf of its heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest, and its past, present and future Subsidiaries (collectively, the “NVI Derivative Claimants” and each an “NVI Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, NPI and its past, present and future owners, members, predecessors (including, without limitation, Nottingham Investment Company), successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, Subsidiaries and Affiliates (and agents, directors, officers, employees, owners, members, representatives and attorneys of such owners, members, predecessors, successors, assigns, divisions, Subsidiaries and Affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “NPI Releasees” and each a “NPI Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, absolute or contingent, arising out of or relating to activities of NVI, NPI or any of their respective Subsidiaries or Affiliates, or the Office Properties or the Office Interests, or the Nottingham Transactions (including, without limitation, any claims or other liabilities under the Purchase Agreement or the Exchange Agreement), or any transactions preceding the Nottingham Transactions to which NVI, NPI or any of their respective Subsidiaries or Affiliates was a party, that NVI or any of the NVI Derivative Claimants now has, owns, or holds, or claims to have, own, or hold, or which NVI or any of the NVI Derivative Claimants at any time heretofore had, owned, or held, or claimed to have, own, or hold from the beginning of time to the Effective Date (each of which is referred to herein as an “NVI Claim”).  Notwithstanding the foregoing, NVI, on its own behalf and on behalf of all NVI Derivative Claimants, expressly reserves any known or unknown claims any of them might now or hereafter have against Nottingham Management Company, a Maryland corporation and a former Subsidiary of NPI (“NMC”), Nottingham Construction Company, a Maryland corporation and a former Subsidiary of NPI (“NCC”), and Nottingham Utility Company, LLC, a Maryland limited liability company and a former Subsidiary of NPI (“NUC”), all of which shall be wholly owned by the Liquidating Trust, and against the Liquidating Trust; provided, however, that no such claim shall name NPI or any other NPI Releasee as a defendant nor shall any such claimant hold or attempt to hold NPI or any other NPI Releasee liable (including by means of any attempt to pierce the corporate veil) for any acts or omissions of NMC, NCC, NUC or the Liquidating Trust.  If the Retail Transaction (defined below) closes with Federal Realty Investment Trust and/or any of its Affiliates or Subsidiaries (collectively, “FRIT”) as the acquiring party, then the term “NPI Releasee” or “NPI Releasees” as used in this Agreement shall include, for all purposes, FRIT, its Affiliates and Subsidiaries, and their respective successors, assigns, agents, directors, trustees, officers, employees, representatives, attorneys, divisions, Subsidiaries and Affiliates (and agents, directors, officers, employees, owners, members, representatives and attorneys of such successors, assigns, divisions, Subsidiaries and Affiliates), and all persons acting by, through, under or in concert with any of them.

(b)           Release of NVI and NVI Derivative Claimant Unknown Claims.  NVI recognizes that NVI or an NVI Derivative Claimant may have some claim, demand, or cause of action against the NPI Releasees relating to an NVI Claim of which NVI and/or any NVI Derivative Claimant is totally unaware and unsuspecting and which is given up by the execution of this Agreement.  It is NVI’s intention in executing this Agreement with the advice of legal counsel that this Agreement will deprive NVI and all NVI Derivative Claimants of any such NVI Claim and prevent NVI and all NVI Derivative Claimants from asserting the same.  The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.

(c)           Release of COPT, COPLP, COPT Merger Sub and COPT Derivative Claimant Claims.  COPT, COPLP and COPT Merger Sub, on their own behalf and on behalf of their respective heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest, and their respective past, present and future Subsidiaries (collectively, the “COPT Derivative Claimants” and each a “COPT Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE, to the fullest extent permitted by law, NPI and all other NPI Releasees, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, absolute or contingent, arising out of or relating to activities of NVI, NPI or any of their respective Subsidiaries or Affiliates, or the Office Properties or the Office Interests, or the Nottingham Transactions (including, without limitation, any claims or other liabilities under the Purchase Agreement or the Exchange Agreement), or any transactions preceding the Nottingham Transactions to which NVI, NPI or any of their respective Subsidiaries or Affiliates was a party, that COPT, COPLP, COPT Merger Sub or any of the COPT Derivative Claimants now has, owns, or holds, or claims to have, own, or hold, or which COPT, COPLP, COPT Merger Sub or any of the COPT Derivative Claimants at any time heretofore had, owned, or held, or claimed to have, own, or hold from the beginning of time to the Effective Date (each of which is referred to herein as a “COPT Claim”).  Notwithstanding the foregoing, COPT, COPLP and COPT Merger Sub, on their own behalf and on behalf of all COPT Derivative Claimants, expressly reserve any known or unknown claims any of them might now or hereafter have against NMC, NCC, NUC or the Liquidating Trust; provided, however, that no such claim shall name NPI or any other NPI Releasee as a defendant nor shall any such claimant hold or attempt to hold NPI or any other NPI Releasee liable (including by means of any attempt to pierce the corporate veil) for any acts or omissions of NMC, NCC, NUC or the Liquidating Trust.

(d)           Release of COPT, COPLP, COPT Merger Sub and COPT Derivative Claimant Unknown Claims.  COPT, COPLP and COPT Merger Sub recognize that COPT, COPLP, COPT Merger Sub or a COPT Derivative Claimant may have some claim, demand, or cause of action against the NPI Releasees relating to a COPT Claim of which COPT, COPLP, COPT Merger Sub and/or any COPT Derivative Claimant is totally unaware and unsuspecting and which is given up by the execution of this Agreement.  It is COPT’s, COPLP’s and COPT Merger Sub’s intention in executing this Agreement with the advice of legal counsel that this Agreement will deprive COPT, COPLP, COPT Merger Sub and all COPT Derivative Claimants of any such COPT Claim and prevent COPT, COPLP, COPT Merger Sub and all COPT Derivative Claimants from asserting the same.  The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.

4.             NPI Release.

(a)           Release of NPI and NPI Derivative Claimant Claims.  NPI, on its own behalf and on behalf of its heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest (including, without limitation, FRIT, if the Retail Transaction closes and FRIT or one of its Subsidiaries or Affiliates is the acquiring party thereunder), and its respective past, present and future Subsidiaries (collectively, the “NPI Derivative Claimants” and each a “NPI Derivative Claimant”), hereby IRREVOCABLY,

UNCONDITIONALLY AND GENERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE, to the fullest extent permitted by law, NVI, COPT, COPLP and COPT Merger Sub and their respective present and future owners, members, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, Subsidiaries and Affiliates (and agents, directors, officers, employees, owners, members, representatives and attorneys of such owners, members, predecessors, successors, assigns, divisions, Subsidiaries and Affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “NVI/COPT Releasees” and each an “NVI/COPT Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, absolute or contingent, arising out of or relating to activities of NVI, NPI or any of their respective Subsidiaries or Affiliates, or the Retail Properties or the Retail Interests, or the Nottingham Transactions, or any transactions preceding the Nottingham Transactions (including, without limitation, any claims or liabilities under the Purchase Agreement or the Exchange Agreement) to which NVI, NPI or any of their respective Subsidiaries or Affiliates was a party, that NPI or any of the NPI Derivative Claimants now has, owns, or holds, or claims to have, own, or hold, or which NPI or any of the NPI Derivative Claimants at any time heretofore had, owned, or held, or claimed to have, own, or hold from the beginning of time to the Effective Date (each of which is referred to herein as a “NPI Claim”).  Notwithstanding the foregoing, NPI, on its own behalf and on behalf of all NPI Derivative Claimants, expressly reserves any known or unknown claims any of them might now or hereafter have against NMC, NCC, NUC or the Liquidating Trust; provided, however, that no such claim shall name any member of the COPT Group or any other COPT Releasee as a defendant nor shall any such claimant hold or attempt to hold any member of the COPT Group or any other COPT Releasee liable (including by means of any attempt to pierce the corporate veil) for any acts or omissions of NMC, NCC, NUC or the Liquidating Trust.

(b)           Release of NPI or any of the NPI Derivative Claimant Unknown Claims.  NPI recognizes that NPI or an NPI Derivative Claimant may have some claim, demand, or cause of action against the NVI/COPT Releasees relating to an NPI Claim of which NPI and/or any NPI Derivative Claimant is totally unaware and unsuspecting and which is given up by the execution of this Agreement.  It is NPI’s intention in executing this Agreement with the advice of legal counsel that this Agreement will deprive NPI and all NPI Derivative Claimants of any such NPI Claim and prevent NPI and all NPI Derivative Claimants from asserting the same.  The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.

3.             Collected Rent.  NPI agrees that any rent collected after the date hereof by NPI attributable to the Office Properties shall promptly be forwarded to COPLP.  NVI, COPT, COPLP and COPT Merger Sub agree that any rent collected after the date hereof by NVI, COPT, COPLP and COPT Merger Sub attributable to the Retail Properties shall promptly be forwarded to NPI; provided, however, that if the Retail Transaction closes and FRIT or one of its Subsidiaries or Affiliates is the acquiring party thereunder, then from and after the closing of such Retail Transaction, such rent shall promptly be forwarded to FRIT at 1626 East Jefferson Street, Rockville, Maryland  20852.

4.             COPT Group Indemnification.  The COPT Group hereby agrees to indemnify, defend and hold NPI and all other NPI Releasees harmless from and against any and all charges, complaints, claims, actions, causes of action, suits, rights, demands, or grievances of any nature whatsoever, known or unknown, absolute or contingent, of or brought or asserted by any third party against NPI or any of the NPI Releasees, and all damages, costs, losses, debts, and expenses (including attorneys’ fees and costs) incurred by NPI or any other NPI Releasee in connection therewith, that are now pending or that hereafter arise and that are related to (a) the Office Properties or the Exchanged Office Interests, including, without limitation, (i) claims relating to the loans encumbering any such Office Properties at the time of, or at any time preceding, the Nottingham Transactions, (ii) claims relating to any transfer or recordation taxes now or hereafter imposed on or with respect to the conveyance of such Office Properties or Exchanged Office Interests to NVI, COPT, COPLP, COPT Merger Sub or its or their Subsidiaries, (iii) claims relating to the environmental condition of the Office Properties, and (iv) claims relating to or involved in any litigation relating to the Office Properties or the Exchanged Office Interests pending as of the Effective Date, including, without limitation, that certain case captioned as Silberhorn, et al. v. Woods Investors Group, LLC Partnership, et al., Case No.: 13-C-05-063766OT, and that certain case captioned as Hartford Fire Insurance Company as subrogee of The Management Alliance, Inc. v. Nottingham Management Company, Case No.: 03-C-06-009327 OC and (b) COPT Group’s failure to provide applicable notices and continuing health coverage that satisfies COBRA to Ronald Heagy, Bruce Campbell III, John Auer and Deborah Sellmayer (and members of their families), to individuals who are within their COBRA election period as of the Effective Date, and to employees of NPI (and members of their families) terminated in connection with qualifying events after the Effective Date and before the closing of NPI’s proposed acquisition by FRIT, or a subsidiary of FRIT (the “Retail Transaction”), but only with respect to the NPI Group Health Plan (including dental, vision and prescription drug coverage) and only if such Retail Transaction is consummated within sixty (60) days of the Closing hereunder; provided, that COPT Group’s indemnification obligation does not include the assumption of any other liability with respect to NPI’s employee benefit plans and does not extend to any other obligation or liability under COBRA.

5.             NPI Indemnification.  NPI hereby agrees to indemnify, defend and hold NVI, all other NVI Releasees, COPT, COPLP, COPT Merger Sub and all other NVI/COPT Releasees harmless from and against any and all charges, complaints, claims, actions, causes of action, suits, rights, demands, or grievances of any nature whatsoever, known or unknown, absolute or contingent, of or brought or asserted by any third party against NVI, any other NVI Releasee, COPT, COPLP, COPT Merger Sub or any other NVI/COPT Releasee, and all damages, costs, losses, debts, and expenses (including attorneys’ fees and costs) incurred by NVI, any other NVI Releasee, COPT, COPLP, COPT Merger Sub or any other NVI/COPT Releasee in connection therewith, that are now pending or that hereafter arise and that are related to (a) the Retail Properties or the Exchanged Retail Interests, including, without limitation, (i) claims relating to the loans encumbering any such Retail Properties at the time of, or at any time preceding, the Nottingham Transactions, (ii) claims relating to any transfer or recordation taxes now or hereafter imposed on or with respect to the conveyance of such Retail Properties, and (iii) any claims relating to the environmental condition of the Retail Properties, and (iv) claims relating to or involved in any litigation relating to the Retail Properties or Exchanged Retail Interests pending as of the Effective Date and (b) any liabilities or obligations to P. Douglas Dollenberg arising out of NPI’s or NVI’s payment obligations under the Retirement Agreement dated

January 1, 2005 by and among NPI, NVI and P. Douglas Dollenberg; provided, that NPI’s indemnification obligation set forth in this subparagraph (b) shall terminate upon the closing of the Retail Transaction; and provided further that if the Retail Transaction closes and FRIT or one of its Subsidiaries or Affiliates is the acquiring party, then neither NVI, COPT, COPLP, COPT Merger Sub nor any other NVI/COPT Releasee shall have any right to claim the benefit of such indemnification under this subparagraph (b) against FRIT, its successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, Subsidiaries and Affiliates (the “FRIT Persons”), and FRIT  and FR White Marsh, Inc. shall assume the indemnification obligations under subparagraph (a) above.

6.             Loan Guarantees.  NVI previously executed Loan Guarantees.  Upon the consummation of the Retail Transaction, NPI shall use its commercially reasonable efforts to cause the lenders to release COPT Group (as successor to NVI) from all obligations under the Loan Guarantees which accrue subsequent to the date of the closing of the Retail Transaction.  If the Retail Transaction fails to close within one hundred twenty (120) days from the date hereof, NPI shall use its commercially reasonable efforts to cause the lenders to release COPT Group (as successor to NVI) from all obligations under the Loan Guarantees accruing after the date of the release.  “Loan Guarantees” shall mean all guarantees and indemnities executed by NVI in connection with the loans secured by the Exchanged Retail Properties.

7.             Insurance Coverage.  NPI shall cause COPLP to be named as an additional “loss payee” as its interest may appear under all insurance policies relating to the Exchanged Retail Properties with respect to which NVI signed Loan Guarantees.  NPI shall provide evidence to COPLP by April 1 of each year regarding the insurance coverage on all of the Exchanged Retail Properties.  Notwithstanding the foregoing, NPI’s obligations hereunder shall terminate upon the closing of the Retail Transaction such that the FRIT Persons shall have no obligations under this Section 7.

8.             Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery (and shall be deemed to have been duly given upon receipt or refusal of delivery) either (i) in Person, (ii) by a recognized overnight courier service, in either case to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8), or (iii) by facsimile transmission (if such transmission is followed by delivery on the immediately following Business Day via the methods set forth in (i) or (ii) above):

If to any member of NPI:

Nottingham Properties, Inc.

100 West Pennsylvania Avenue

Towson, Maryland 21204

Fax No.: 410-321-8018

Attn: J. Joseph Credit, President and Chief Executive Officer

With a copy to:

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

233 East Redwood Street

Baltimore, Maryland  21202

Fax No.: 410-576-4246

Attn: Abba David Poliakoff, Esq.

If to any member of the COPT Group:

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland  21046

Fax No.:  443-285-7652

Attention:  Karen M. Singer, Esq.

With a copy to:

DLA Piper US LLP

6225 Smith Avenue

Baltimore, Maryland 21209-3600

Fax No.:  410-580-3400

Attention:  Richard E. Levine, Esq.

9.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.  No party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto, which consent may be granted or withheld in any party’s sole and absolute discretion.  Notwithstanding the foregoing, any member of the COPT Group or NPI may assign its rights (but not its obligations) under this Agreement to future owners of any of the Exchanged Office Interests and the Exchanged Office Properties and the Exchanged Retail Interests and the Exchanged Retail Properties, respectively.

10.          Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, but without reference to the conflicts of laws principles of such state.

11.          Joint and Several Liability.  NVI, COPT, COPLP and COPT Merger Sub shall be jointly and severally liable for the obligations of each of them hereunder.  NPI shall be wholly liable for its obligations hereunder.

12.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

13.          Entire Agreement; Modifications; Waivers.  This Agreement contains the entire agreement among the parties relating to the subject matter hereof, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

14.          Partial Invalidity.  If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

15.          Interpretation.  Section headings used herein shall not be used in construing this Agreement.  Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement.  As such, the terms of this Agreement shall be fairly construed, and the rule of construction that ambiguities in this Agreement should be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.  Whenever  the words “including,” “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner (i.e., they shall mean “including, without limitation”).

16.          Recitals.  Each and all of the recitals set forth above are hereby incorporated into this Agreement by reference.

PLEASE READ THIS AGREEMENT CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, NPI, NVI, COPT, COPLP and COPT Merger Sub have executed this Agreement as of the Effective Date.

NOTTINGHAM PROPERTIES, INC.

By:
Name:	J. Joseph Credit
Title:	President
Date:

NOTTINGHAM VILLAGE, INC.

By:
Name:	J. Joseph Credit
Title:	President
Date:

[signatures continue on the following page]

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Operating Office
Date:

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust,
its general partner

By:
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and Chief Operating Office
Date:

W&M BUSINESS TRUST

By:
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Operating Office
Date:

SCHEDULE 1

Exchanged Retail Interests

Retail Properties Business Trust

Nottingham Square Business Trust

White Marsh Plaza Limited Partnership

White Marsh Plaza Business Trust

White Marsh Plaza, LLC

The Avenue at White Marsh Business Trust

Shoppes at Nottingham Square Business Trust

Campbell-Philadelphia Business Trust

30% tenancy in common interest in Retail Funding Affiliates, LLC

SCHEDULE 2

Exchanged Retail Properties

Property	Address	Title Holder	Tax No.
The Avenue at White Marsh (30% tenancy-in-common interest)	8101 Honeygo Boulevard	The Avenue at White Marsh Business Trust	14-2200028701
The Avenue at White Marsh Parking	8207 Town Center Drive	Retail Properties Business Trust	14-2000011985
White Marsh Plaza	Perry Hall Boulevard	White Marsh Plaza Business Trust	14-1900001897
Shoppes at Nottingham Square	5270 Campbell Boulevard	Shoppes at Nottingham Square Business Trust	14-2300010302
Shoppes at Nottingham Square 2	5350 Campbell Boulevard	Campbell-Philadelphia Business Trust	14-2300002821
Bertucci’s	8019 Honeygo Boulevard	Retail Properties Business Trust	14-2200017197
Red Lobster	8132 Corporate Drive	Retail Properties Business Trust	14-2200011638
TGI Friday’s	4921 Campbell Boulevard	Retail Properties Business Trust	14-2200018668
Johns Hopkins Health Systems	4924 Campbell Boulevard	Retail Properties Business Trust	14-2200005924
Johns Hopkins Health Systems - Phase 2	4930 Campbell Boulevard	Retail Properties Business Trust	14-2200005923
McDonald’s II	5302 Campbell Boulevard	Retail Properties Business Trust	14-2300007101
Hilton Garden Inn	4967 Campbell Boulevard 4965 Campbell Boulevard	Retail Properties Business Trust	14-2200025469 14-2300001519
Panera Bread	5110 Campbell Boulevard	Nottingham Square Business Trust	14-2400002795
M&T Bank	5100 Campbell Boulevard	Retail Properties Business Trust	14-2300011554
Chic-Fil-A	5154 Campbell Boulevard	Retail Properties Business Trust	14-2400002796
Eastern Petroleum Corp (BP/Subway)	5250 Campbell Boulevard	Retail Properties Business Trust	14-2300010300
Sun Trust Bank (Crestar)	5260 Campbell Boulevard	Retail Properties Business Trust	14-2300010301
Baltimore County Savings Bank	5340 Campbell Boulevard	Retail Properties Business Trust	14-2300007100
Lowes Home Centers	5300 Campbell Boulevard	Retail Properties Business Trust	14-2300002820

SCHEDULE 3

Exchanged Office Interests

Allegheny Parking Business Trust

Campbell Building Business Trust

Honeygo Limited Partnership I, LLLP

Honeygo Limited Partnership II, LLLP

Honeygo Limited Partnership III, LLLP

Lot 3A Business Trust

Philadelphia Road Business Trust

Professional Center I, LLC

White Marsh Professional Center II, LLC

Professional Center III, LLC

Ridgely’s Choice Business Trust

Riverwood Business Center Equity Affiliates, LLC

Royston Building Business Trust (sole member of Royston-Allegheny Affiliates, LLC)

Schilling 216 Investors, LLC

Schilling Center Equities, LLC

Tyler Ridge Limited Partnership (sole beneficiary of Tyler Ridge I Business Trust)

Tyler Ridge I, LLC

Tyler Ridge II Improvements Business Trust

Tyler Ridge III Improvements Business Trust

Tyler Ridge Affiliates, LLC

White Marsh Business Center Limited Partnership

White Marsh Business Center, LLC

WMBC 13A Investment Company

SCHEDULE 4

Exchanged Office Properties

Property Class	Property	Address	Ownership Immediately Prior To Effective Time of NVI Merger
D.1	Tyler Ridge II — Leasehold Interest	8007 Corporate Drive, Baltimore County, MD	Tyler Ridge II Improvements Business Trust
D.2	Tyler Ridge III — Leasehold Interest	7941 Corporate Drive, Baltimore County, MD	Tyler Ridge III Improvements Business Trust
D.3	Allegheny Parking Facility and 117 Allegheny Avenue (Tax Parcel No. 09-0914652094)	111 West Allegheny Avenue, Baltimore County, MD and 117 West Allegheny Avenue, Baltimore County, MD	Allegheny Parking Business Trust
D.4	Campbell Building	100 West Pennsylvania Avenue, Baltimore County, MD	Campbell Building Business Trust
D.5	Royston Building	102 West Pennsylvania Avenue, Baltimore County, MD	Royston Building Business Trust
D.6	Lot 3A — In front of Residence Inn (L)	4960 Mercantile Road, Baltimore County, MD	Lot 3A Business Trust
D.7	Philadelphia Rd./Rt. 43 (28.53 acres) (L) (Tax Parcel No. 11-1114066244)	Philadelphia Road, Baltimore County, MD	Philadelphia Road Business Trust
E.2	Riverwood Business Center	7150 Riverwood Drive, Howard County, MD	Riverwood Business Center Equity Affiliates, LLC
E.3	216 Schilling Center	216 Schilling Circle, Baltimore County, MD	Schilling 216 Investors, LLC
E.4	Ridgely’s Choice	8623 Ridgely’s Choice Drive, Baltimore County, MD	Ridgely’s Choice Business Trust
G.4	Schilling Center	222 Schilling Circle (222-224 Schilling Cir.), Baltimore County, MD	Schilling Center Equities, LLC
G.5	Professional Center I	7939 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership I, LLLP
G.6	Professional Center II	7923 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership II, LLLP
G.7	Professional Center III	8133 Perry Hall Boulevard, Baltimore County, MD	Honeygo Limited Partnership III, LLLP
G.8	White Marsh Business Center)	5020 Campbell Boulevard (WMBC I), 5022 Campbell Boulevard (WMBC II), 5026 Campbell Boulevard (WMBC III), 5024 Campbell Boulevard (WMBC IV), Baltimore County, MD	White Marsh Business Center Limited Partnership
G.11	Tyler Ridge I	8011 Corporate Drive, Baltimore County, MD	Tyler Ridge I Business Trust

SCHEDULE 5

Office Properties to be Purchased

Property Class	Property	Address	Ownership Immediately Prior to Effective Time of NVI Merger
B.1	37 Allegheny Avenue	37 Allegheny Avenue, Baltimore County, MD	37 Allegheny Business Trust
B.2	10552 Philadelphia Road (Leasehold Interest)	10552 Philadelphia Road, Baltimore County, MD	Philadelphia Road Operating Company, LLC
B.3	Intentionally Deleted
B.4	9020 Mendenhall	9020 Mendenhall Court, Howard County, MD	9020 Mendenhall, LLC
B.5	Woods at Broken Land	9700 Patuxent Woods Drive, Howard County, MD	Woods Investors, LLC
B.6	Rivers Center III	10270 N. Old Columbia Road, Howard County, MD	Rivers Center III Investors, LLC
G.1	Campbell Corporate Center I	4940 Campbell Boulevard, Baltimore County, MD	Corporate Center I Limited Partnership
G.9	Nottingham Centre	502 Washington Avenue, Baltimore County, MD	Nottingham Associates Limited Partnership
G.10	White Marsh Health Center	8114 Sandpiper Circle, Baltimore County, MD	White Marsh Health Center Limited Partnership, LLLP
G.12	White Marsh Hi-Tech I and II	4969 Mercantile Road (Bldg 1) 4979 Mercantile Road (Bldg 2) 4981 Mercantile Road (Parking)	White Marsh Hi-Tech 1 Business Trust (49%) And White Marsh Hi-Tech 2 Business Trust (51%)

Notes

G.1.  COPLP will purchase a 50% limited partnership interest in Corporate Center I Limited Partnership.

G.9.  COPLP will purchase a 43.7% limited partnership interest in Nottingham Associates Limited Partnership.

G.10.  COPLP will purchase a 60% limited partnership interest in Sandpiper Limited Partnership which, in turn, owns a 72.5% general partnership interest in White Marsh Health Center Limited Partnership, LLLP.

G.12.  COPLP will purchase 100% of beneficial interests in White Marsh Hi-Tech 2 Business Trust (which shall own a 51% tenancy-in-common interest in White Marsh Hi-Tech property).

SCHEDULE 6

Office Properties

Property Class	Property	Address	Ownership Immediately Prior To Effective Time of NVI Merger
B.1	37 Allegheny Avenue	37 Allegheny Avenue, Baltimore County, MD	37 Allegheny Business Trust
B.2	10552 Philadelphia Road — Leasehold Interest	10552 Philadelphia Road, Baltimore County, MD	Philadelphia Road Operating Company, LLC
B.3	Intentionally Deleted
B.4	9020 Mendenhall	9020 Mendenhall Court, Howard County, MD	9020 Mendenhall, LLC
B.5	Woods at Broken Land	9700 Patuxent Woods Drive, Howard County, MD	Woods Investors, LLC
B.6	Rivers Center III	10270 N. Old Columbia Road, Howard County, MD	Rivers Center III Investors, LLC
A.1	8029 - 8031 Corporate Drive	8029-8031 Corporate Drive, Baltimore County, MD	8029 Corporate Drive Business Trust
A.2	Corporate Place I	8140 Corporate Drive, Baltimore County, MD	Corporate Place I Business Trust
A.3	Franklin Ridge V	9900 Franklin Square Drive, Baltimore County, MD	Franklin Ridge V Business Trust
A.4	Tyler Ridge II — Fee Interest	8007 Corporate Drive, Baltimore County, MD	Tyler Ridge II Business Trust
A.5	Tyler Ridge IIA	8003 Corporate Drive, Baltimore County, MD	Tyler Ridge IIA Business Trust
A.6	Tyler Ridge III — Fee Interest	7941 Corporate Drive, Baltimore County, MD	Tyler Ridge III Business Trust
A.7	McLean Ridge V (L)	8100 Sandpiper Circle, Baltimore County, MD	McLean Ridge V Business Trust
A.8	Corporate Place III (L)	8120 Corporate Drive, Baltimore County, MD	Corporate Place III Business Trust
A.9	Corporate Place IV (L)	8130 Corporate Drive, Baltimore County, MD	Corporate Place IV Business Trust
A.10	Lot 401 — on cul-de-sac (L) (Tax Parcel No. 11-2200015748)	4985 Mercantile Road, Baltimore County, MD	Lot 401 Business Trust
A.11	Nottingham Ridge (L) and (Tax Parcel Nos. 11-2400002078 and 11-2300012935)	5300 Nottingham Drive, Baltimore County, MD SWM Pond in Nottingham Ridge	Nottingham Ridge I Business Trust
A.12	Nottingham Ridge/Phila. Road (L) (Tax Parcel No. 11-2400002075)	5357 Nottingham Drive, Baltimore County, MD	Nottingham Ridge II Business Trust
A.13	10521 Red Run Boulevard (L)	10521 Red Run Boulevard, Baltimore County, MD	10521 Red Run Business Trust
A.14	Intentionally Deleted
A.15	Campbell Blvd & Franklin Sq. (18.62 acres and	5251 Campbell Boulevard, Baltimore County, MD	Campbell Boulevard I Business Trust

1.0052 acres SWM) (L) (Tax Parcel No. 14-2200020875) and (Tax Parcel No. 14-22000020877)
A.16	Campbell Blvd & Franklin Sq. (5.23 acres) (L) (Tax Parcel No. 14-2200020165)	5201 Campbell Boulevard, Baltimore County, MD	Campbell Boulevard II Business Trust
A.17	Nottingham Ridge/Phila. Rd. (9.14 acres) (L) (Tax Parcel No. 11-2300012656)	5361 Nottingham Drive, Baltimore County, MD	Nottingham Ridge III Business Trust
A.18	Intentionally Deleted
A.19	Franklin Ridge Open Space (Tax Parcel No. 14-2300006823) and (Tax Parcel No. 14-2300006822)	.174 Ac Pvt Op Sp., NSR Franklin Square Drive and .539 Ac Pvt Op Sp., NSR Franklin Square Drive	Franklin Ridge Open Space Business Trust
A.20	8027 Corporate Drive	8027 Corporate Drive, Baltimore County, MD Lot 13 — Adjacent to Tyler Ridge I	8027 Corporate Drive Business Trust
A.21	Tyler Ridge Water Management (Tax Parcel No. 14-220001624) and (Tax Parcel No. 14-220001623)	Flood Plain and Storm Water Management Area adjacent to Tyler Ridge.	Tyler Ridge Water Management Business Trust
C.1	10552 Philadelphia Road — Fee Interest	10552 Philadelphia Road, Baltimore County, MD	Honeygo Run Holdings, LLC
C.2	Corporate Place II	8110 Corporate Drive, Baltimore County, MD	Corporate Place B Equity Affiliates, LLC
C.3	Franklin Ridge I	9940 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 1 Business Trust
C.4	Franklin Ridge II	9930 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 2 Business Trust
C.5	Franklin Ridge IV	9910 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 4 Business Trust
C.6	Nottingham Ridge C	5355 Nottingham Drive, Baltimore County, MD	Nottingham Ridge No. 20 Business Trust
C.7	Nottingham Ridge D	5325 Nottingham Drive, Baltimore County, MD	Nottingham Ridge No. 30 Business Trust
D.1	Tyler Ridge II — Leasehold Interest	8007 Corporate Drive, Baltimore County, MD	Tyler Ridge II Improvements Business Trust
D.2	Tyler Ridge III — Leasehold Interest	7941 Corporate Drive, Baltimore County, MD	Tyler Ridge III Improvements Business Trust
D.3	Allegheny Parking Facility and 117 Allegheny Avenue (Tax Parcel No. 09-0914652094)	111 West Allegheny Avenue, Baltimore County, MD and 117 West Allegheny Avenue, Baltimore County, MD	Allegheny Parking Business Trust
D.4	Campbell Building	100 West Pennsylvania Avenue, Baltimore County, MD	Campbell Building Business Trust

D.5	Royston Building	102 West Pennsylvania Avenue, Baltimore County, MD	Royston Building Business Trust
D.6	Lot 3A — In front of Residence Inn (L)	4960 Mercantile Road, Baltimore County, MD	Lot 3A Business Trust
D.7	Philadelphia Rd./Rt. 43 (28.53 acres) (L) (Tax Parcel No. 11-1114066244)	Philadelphia Road, Baltimore County, MD	Philadelphia Road Business Trust
E.1	Intentionally Deleted
E.2	Riverwood Business Center	7150 Riverwood Drive, Howard County, MD	Riverwood Business Center Equity Affiliates, LLC
E.3	216 Schilling Center	216 Schilling Circle, Baltimore County, MD	Schilling 216 Investors, LLC
E.4	Ridgely’s Choice	8623 Ridgely’s Choice Drive, Baltimore County, MD	Ridgely’s Choice Business Trust
F.1	White Marsh Commerce Center I	10001 Franklin Square (10001 — 10049), Baltimore County, MD	White Marsh Commerce Center I Business Trust
F.2	McLean Ridge I	8012 - 8020 Corporate Drive, Baltimore County, MD	McLean Ridge I Business Trust
F.3	McLean Ridge II	8002 - 8010 Corporate Drive, Baltimore County, MD	McLean Ridge II Business Trust
F.4	McLean Ridge III	7920 Corporate Drive, Baltimore County, MD	McLean Ridge III Business Trust
F.5	McLean Ridge IV	8098 Sandpiper Cir., Baltimore County, MD	McLean Ridge IV Business Trust
F.6	White Marsh Commerce Center II (L)	9951 Franklin Square Drive (9951-9999 Franklin Sq.), Baltimore County, MD	White Marsh Commerce Center II Business Trust
G.1	Campbell Corporate Center I and Parcel A (.630 acres-Tax Parcel No. 14-2200005926)	4940 Campbell Boulevard, Baltimore County, MD	Corporate Center I Limited Partnership (Campbell Corporate Center I) and Campbell Corporate Center I-2 Business Trust (Tax Parcel No. 14-2200005926)
G.2	Franklin Ridge III	9920 Franklin Square Drive, Baltimore County, MD	Franklin Ridge No. 3 Business Trust
G.3	7272 Park Circle Drive	7272 Park Circle Drive, Anne Arundel County, MD	Park Circle Equities, LLC
G.4	Schilling Center	222 Schilling Circle (222-224 Schilling Cir.), Baltimore County, MD	Schilling Center Equities, LLC
G.5	Professional Center I	7939 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership I, LLLP
G.6	Professional Center II	7923 Honeygo Boulevard, Baltimore County, MD	Honeygo Limited Partnership II, LLLP
G.7	Professional Center III	8133 Perry Hall Boulevard, Baltimore County, MD	Honeygo Limited Partnership III, LLLP

G.8	White Marsh Business Center and 1.14 acres (Tax Parcel No. 14-2000000284)	5020 Campbell Boulevard (WMBC I) 5022 Campbell Boulevard (WMBC II) 5026 Campbell Boulevard (WMBC III) 5024 Campbell Boulevard (WMBC IV), Baltimore County, MD	White Marsh Business Center Limited Partnership (White Marsh Business Center) and White Marsh Business Center 2 Business Trust (Tax Parcel No. 14-2000000284)
G.9	Nottingham Centre	502 Washington Avenue, Baltimore County, MD	Nottingham Associates Limited Partnership
G.10	White Marsh Health Center	8114 Sandpiper Circle, Baltimore County, MD	White Marsh Health Center Limited Partnership, LLLP
G.11	Tyler Ridge I	8011 Corporate Drive, Baltimore County, MD	Tyler Ridge I Business Trust
G.12	White Marsh Hi-Tech I and II	4969 Mercantile Road (Bldg 1) 4979 Mercantile Road (Bldg 2) 4981 Mercantile Road (Parking)	White Marsh Hi-Tech 1 Business Trust (49%) and White Marsh Hi-Tech 2 Business Trust (51%)

Notes

G.1.  COPLP will purchase a 50% limited partnership interest in Corporate Center I Limited Partnership.

G.9.  COPLP will purchase a 43.7% limited partnership interest in Nottingham Associates Limited Partnership.

G.10.  COPLP will purchase a 60% limited partnership interest in Sandpiper Limited Partnership which, in turn, owns a 72.5% general partnership interest in White Marsh Health Center Limited Partnership, LLLP.

G.12.  COPLP will purchase 100% of beneficial interests in White Marsh Hi-Tech 2 Business Trust (which shall own a 51% tenancy-in-common interest in White Marsh Hi-Tech property).

Exhibit L

FIRST AMENDMENT TO RETIREMENT AGREEMENT

P. DOUGLAS DOLLENBERG

THIS FIRST AMENDMENT (the “First Amendment”) is made as of January       , 2007, but effective as of January 1, 2005, by and between Nottingham Properties, Inc., a Maryland corporation (the “Company”), Nottingham Village, Inc., a Maryland corporation (“Village”) and P. Douglas Dollenberg (“Executive”).

RECITALS

WHEREAS, the Company, Village and Executive entered into a Retirement Agreement dated as of January 1, 2005 (the “Retirement Agreement”); and

WHEREAS, under the Retirement Agreement, the Company will provide to Executive benefits under the Company’s retiree medical program; and

WHEREAS, the Company has been providing to Executive and Kathleen B. Dollenberg, his wife, benefits under the Company’s retiree medical program since his retirement from active employment with the Company; and

WHEREAS, the Company, Village and Executive wish to amend the Retirement Agreement to comply with Section 409A of the Internal Revenue Code, based on regulations and guidance issued to date by the Internal Revenue Service interpreting Code Section 409A; and

WHEREAS, the Company, Village and Executive also wish to amend the Retirement Agreement to provide that, in lieu of continuing to provide Executive and Kathleen B. Dollenberg benefits under the Company’s retiree medical program, Company will pay Executive a lump sum payment in cash of $491,822 on or about January 3, 2007.

NOW, THEREFORE, it is agreed as follows:

1.             Effective January 3, 2007, the following shall be added at the end of paragraph 3 of the Retirement Agreement:

“Notwithstanding any other provision of this Agreement, effective January 3, 2007, the Company shall have no obligation to provide Executive or Kathleen B. Dollenberg any benefit under the Company’s retiree medical program, including, but not limited to, reimbursement of the Medicare Supplement and, in lieu thereof, the Company shall pay Executive a lump sum payment in cash of $491,822 on or about January 5, 2007.  Executive acknowledges that such payment constitutes payment in full of all obligations of the Company and Village to Executive and Kathleen B. Dollenberg with respect to benefits under the Company’s retiree medical program, including, but not limited to, reimbursement of the Medicare Supplement, under this Agreement or otherwise.  At the time of such payment, Executive and Kathleen B. Dollenberg will execute a receipt acknowledging payment in full of all such obligations of the Company and Village.”

2.             Effective January 1, 2005, the following shall be added at the end of paragraph 1 of the Retirement Agreement:

“Such retirement and resignation shall constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Internal Revenue Code and the Internal Revenue Service guidance and Treasury Regulations promulgated thereunder.”

3.             Effective January 1, 2005, paragraph 4(d) of the Retirement Agreement shall be deleted and replaced with the following:

“(d)         Acceleration.  Notwithstanding the payment provisions of paragraph 4(a), above, the entire remaining balance of the Post-Retirement Compensation payable to the Executive under paragraph 4(a) shall be paid in one lump sum payment as soon as administratively practicable after the earlier of (i) the death of the Executive or (ii) a “Change in Control” as to the Executive.  For purposes of this Agreement, a “Change in Control” means a “change in the ownership of the corporation,” a “change in the  effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” as such terms are defined under Section 409A(a)(2)(A)(v) of the Internal Revenue Code and the Internal Revenue Service guidance and Treasury Regulations promulgated thereunder.  Executive acknowledges that such payment, in the amount of $2,625,000.00 (if payable before April 1, 2007), constitutes payment in full of all obligations of the Company and Village to Executive with respect to Post-Retirement Compensation payable under this Agreement or otherwise.  At the time of such payment, Executive will execute a receipt acknowledging payment in full of all such obligations of the Company and Village.”

4.             Merger.

(a)           Village is anticipating that it will be merging into and with an affiliate of Corporate Office Properties Trust (“COPT Affiliate”) and has provided a copy of the Retirement Agreement and this First Amendment, containing the obligations of Village thereunder, to COPT Affiliate.  Upon the consummation of such merger, COPT Affiliate shall be bound by the obligations of Village under the Retirement Agreement, as hereby amended, under Maryland law as the successor in the merger with Village.

(b)           Company is anticipating that it may be merging with another entity (“Company Successor”).  Company shall provide a copy of the Retirement Agreement and this First Amendment containing the obligations of Company thereunder, to the Company Successor.  Upon the consummation of such merger, Company Successor shall be bound by the obligations of Company under the Retirement Agreement, as hereby amended under Maryland law as the successor in the merger with Company.

5.             Reaffirmation.  Except as provided herein, the parties hereto reaffirm all of the terms and provisions of the Retirement Agreement, and all defined terms not defined herein shall have the meaning ascribed to such defined terms in the Retirement Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

WITNESS:	NOTTINGHAM PROPERTIES, INC.

By:
J. Joseph Credit
President and Chief Executive Officer

WITNESS:	NOTTINGHAM VILLAGE, INC.

By:
J. Joseph Credit
President and Chief Executive Officer

WITNESS:

P. Douglas Dollenberg

Exhibit M

January 9, 2007

Nottingham Village, Inc.

100 W. Pennsylvania Avenue

Towson, Maryland 21204

Purchase Agreement and Agreement and Plan of Merger dated as of December 21, 2006

Ladies and Gentlemen:

We are counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the “Acquiror”), Corporate Office Properties, L.P., a Delaware limited partnership (the “Acquiror OP”) and W&M Business Trust, a Maryland business trust (the “Merger Subsidiary”).  Acquiror has entered into that certain Purchase Agreement and Agreement and Plan of Merger dated as of December 21, 2006 (the “Merger Agreement”), by and among Acquiror, Acquiror OP, Merger Subsidiary and Nottingham Village, Inc., a Maryland corporation (the “Target”).  We have been requested to deliver this opinion in connection with the execution and delivery of the Merger Agreement.  This opinion is furnished to you pursuant to Section 9.05(d) of the Merger Agreement.  Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Merger Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the following documents:

(a)           the Merger Agreement;

(b)           the PSA;

(c)           the Articles of Merger between the Target and Merger Subsidiary in the form to be filed with the SDAT (the “Articles of Merger”) which, together with the Merger Agreement and the PSA, are referred to as the “Agreements”;

(d)           the Certificate of Trust of each of Acquiror and Merger Subsidiary, as certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(e)           the Certificate of Limited Partnership of Acquiror OP, as certified by the Secretary of State of the State of Delaware;

(f)            the Declaration of Trust of each of Acquiror and Merger Subsidiary, as certified by an officer of Acquiror and Merger Subsidiary;

(g)           the Agreement of Limited Partnership of Acquiror OP, as certified by the general partner of Acquiror OP;

(h)           certified consent of the Sole Trustee of Merger Subsidiary relating to the organization of Merger Subsidiary;

(i)            certified consent of the Sole Trustee of Merger Subsidiary relating to the Agreements and the transactions contemplated thereby;

(j)            certified resolutions of the Board of Directors of the Acquiror relating to the Agreements and the transactions contemplated thereby;

(k)           certified consent of the general partner of the Acquiror OP relating to the Agreements and the transactions contemplated thereby;

(l)            a good standing certificate for Merger Subsidiary, dated as of a recent date, issued by the SDAT;

(m)          a good standing certificate for Acquiror, dated as of a recent date, issued by the SDAT;

(n)           a good standing certificate for Acquiror OP, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

(o)           an officer’s certificate of Acquiror, dated the date hereof, as to certain factual matters (the “Officer’s Certificate”); and

(p)           such other documents as we have considered necessary to the rendering of the opinion expressed below

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records from which public information has been received are accurate and complete.  In making our examination of documents executed by parties other than Merger Subsidiary, Acquiror or Acquiror OP, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.  As to any facts material to this opinion, we have relied solely upon the Officer’s Certificate and have not independently verified the matters stated therein.  Additionally, when used herein, the phrase “to our knowledge” or other similar phrases mean the actual knowledge of the attorneys in this firm who have had active involvement in matters relating to the Merger Agreement or who have prepared or signed this opinion letter

Based upon the foregoing, we are of the opinion and advise you as follows:

1.             Acquiror is a real estate investment trust duly incorporated, validly existing, and in good standing under the laws of the State of Maryland.

2.             Acquiror OP is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.             Merger Subsidiary is a business trust duly organized, validly existing, and in good standing under the laws of the State of Maryland.

4.             Acquiror (a) has the corporate power and authority to execute, deliver, and perform the Merger Agreement, (b) has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, (c) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Merger Agreement, and (d) has duly executed and delivered the Merger Agreement.

5.             Acquiror OP (a) has the corporate power and authority to execute, deliver, and perform the Agreements, (b) has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, (c) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Agreements, and (d) has duly executed and delivered the Agreements.

6.             Merger Subsidiary (a) has the corporate power and authority to execute, deliver, and perform the Merger Agreement, (b) has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, (c) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Merger Agreement, and (d) has duly executed and delivered the Merger Agreement.

7.             The execution and delivery by Acquiror of the Merger Agreement do not, and the performance by Acquiror of its obligations under the Merger Agreement will not, (a) result in a violation of Acquiror’s certificate of trust or declaration of trust, or (b) result in a violation of any Maryland law, rule, or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award binding on Acquiror.

8.             The execution and delivery by Acquiror OP of the Agreements do not, and the performance by Acquiror OP of its obligations under the Agreements will not, (a) result in a violation of Acquiror OP’s certificate of limited partnership or agreement of limited partnership, or (b) result in a violation of any Delaware law, rule, or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award binding on Acquiror OP.

9.             The execution and delivery by the Merger Subsidiary of the Merger Agreement do not, and the performance by Merger Subsidiary of its obligations under the Merger Agreement will not, (a) result in a violation of Merger Subsidiary’s certificate of trust or declaration of trust, or (b) result in a violation of any Maryland law, rule, or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award binding on Merger Subsidiary.

10.          No authorization, approval or other action by, and no notice to or filing with, any Maryland governmental authority or regulatory body, or other third party is required for the due execution, delivery, or performance by Acquiror of the Merger Agreement, except for the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT.

11.          No authorization, approval or other action by, and no notice to or filing with, any Delaware governmental authority or regulatory body, or other third party is required for the due execution, delivery, or performance by Acquiror OP of the Agreements, except for the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT.

12.          No authorization, approval or other action by, and no notice to or filing with, any Maryland governmental authority or regulatory body, or other third party is required for the due execution, delivery, or performance by Merger Subsidiary of the Merger Agreement, except for the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT.

13.          The execution and delivery of the Merger Agreement and the documents contemplated thereby by Acquiror, Acquiror OP and Merger Subsidiary have been duly authorized by the requisite partners or trustees.

14.          The execution and delivery of the PSA and the documents contemplated thereby by Acquiror OP have been duly authorized by the general partner of Acquiror OP.

Our opinions expressed above are subject to the following qualifications and limitations:

(a)           We have not made any investigations of, and express no opinion concerning, laws, rules and regulations of the State of Maryland relating to health, safety, the environment, environmental contamination, land use or construction nor any laws, rules and regulations promulgated by political subdivisions of the State of Maryland.

(b)           We do not express any opinion with respect to the law of any jurisdiction other than the laws of Maryland or Delaware, as in effect on the date hereof, and we do not express any opinion herein concerning any other law.

(c)           The foregoing opinions are rendered as of the date hereof.  We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion letter is rendered to you in connection with the transactions contemplated by the Agreements.  This opinion letter may not be relied upon by you or any other person for any other purpose, other than State Farm Life Insurance Company in accordance with the reliance letter delivered to State Farm of even date herewith.

Very truly yours,

Exhibit N

ACKNOWLEDGEMENT

The undersigned, P. Douglas Dollenberg (“Dollenberg”), hereby acknowledges the following:

(i.)                                  Dollenberg has received Four Hundred Ninety-One Thousand Eight Hundred Twenty-Two Dollars ($491,822.00), in full satisfaction of all obligations of Nottingham Properties, Inc. (“NPI”) and Nottingham Village, Inc. (“NVI”) to provide benefits to Dollenberg and Kathleen B. Dollenberg under NPI’s retiree medical program, including, but not limited to, reimbursement of the Medicare Supplement, pursuant to Section 3(i) of the Retirement Agreement by and between Dollenberg, NPI and NVI, dated January 1, 2005, as amended (the “Retirement Agreement”);

(ii.)                               Dollenberg has received to date monthly annuity payments from the trustee of the Nottingham Properties, Inc. Pension Plan (the “Pension Plan”) in full satisfaction of all obligations of NPI to provide Pension Plan benefits to him to date, pursuant to Section 3(ii) of the Retirement Agreement;

(iii.)                            All amounts to which Dollenberg is entitled under the Nottingham Properties, Inc. 401(k) Capital Accumulation Plan (the “401(k) Plan”) are currently being held on his behalf under the 401(k) Plan’s trust, pursuant to Section 3(iv) of the Retirement Agreement;

(iv.)                           Dollenberg has received any performance bonus to which he may have been entitled with respect to any period ending on or before December 31, 2004, pursuant to Section 3(v) of the Retirement Agreement; and

(v.)                              Title to the NPI automobile assigned to Dollenberg as of December 31, 2004 has been transferred to Dollenberg, pursuant to Section 3(vi) of the Retirement Agreement.

The foregoing shall not affect the obligations of NPI pursuant to Section 9(i) of the Retirement Agreement.

Date:
P. Douglas Dollenberg

Exhibit O

ACKNOWLEDGEMENT

The undersigned, P. Douglas Dollenberg (“Dollenberg”), hereby acknowledges the following:

(vi.)                         Dollenberg has received Ninety-Nine Thousand Nine Hundred Twenty-Seven Dollars ($99,927.00), which represents payment in full for Dollenberg’s interests in Campbell Enterprises Limited Partnership (“CELP”) and is in full satisfaction of all obligations of CELP to Dollenberg;

(vii.)                      Dollenberg has received                                                                              ($                            ), which represents payment in full of the Promissory Note from Nottingham Properties, Inc. dated January 1, 2005 in the amount of Two Million One Hundred Ninety-Three Thousand Four Hundred Twenty-One Dollars ($2,193,421.00) and such Promissory Note is satisfied, discharged and paid in full; and

(viii.)                   Dollenberg has received                                                                              ($                            ), which represents payment in full of the Promissory Note from Nottingham Village, Inc. dated January 1, 2005 in the amount of Three Million Six Hundred Forty-Eight Thousand Three Hundred Sixty-Two Dollars ($3,648,362.00) and such Promissory Note is satisfied, discharged and paid in full.

Date:
P. Douglas Dollenberg

Exhibit P

ACKNOWLEDGEMENT

The undersigned, P. Douglas Dollenberg (“Dollenberg”), hereby acknowledges the following:

(ix.)                        Dollenberg has received Two Hundred Fifty-Five Thousand Two Hundred Thirty Five Dollars ($255,235.00), in full satisfaction of all obligations of Nottingham Properties, Inc. (“NPI”) to provide benefits to Dollenberg under the Nottingham Properties, Inc. Supplemental Executive Retirement Plan, effective as of April 1, 1996, pursuant to Section 3(iii) of the Retirement Agreement by and between Dollenberg, NPI and Nottingham Village, Inc. (“NVI”) dated January 1, 2005, as amended (the “Retirement Agreement”); and

(x.)                           Dollenberg has received Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000.00), in full satisfaction of all obligations of NPI and NVI to provide “Post-Retirement Compensation” to Dollenberg, pursuant to Section 4 of the Retirement Agreement.

The foregoing shall not affect the obligations of NPI pursuant to Section 9(i) of the Retirement Agreement.

Date
P. Douglas Dollenberg